As filed with the Securities and Exchange Commission on December 19, 2011

Registration No. 333-176704

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

Amendment No. 2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ORGANIC PLANT HEALTH, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	2873	27-2874167
(State or Other Jurisdiction of Incorporation)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

9206 Monroe Road
Charlotte, NC 28270 USA

(704) 841-1066

(Address, including zip code, and telephone number,

including area code, or registrant’s principal executive offices)

Billy Styles

Chief Executive Officer

9206 Monroe Road
Charlotte, NC 28270 USA

(704) 841-1066

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Frank J. Hariton 1065 Dobbs Ferry Road White Plains, NY 10607 Tel: (914) 674-4373 Fax: (914) 693-2963	Greentree Financial Group Inc. 7951 SW 6th Street, Suite 216 Plantation, FL 33324 Tel: (954) 424-2345 Fax: (954) 424-2230

Approximate date of commencement of proposed sale to the public:

 As soon as practicable after this Registration Statement becomes effective.

(1)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company:

Large accelerated filer ☐   Accelerated filer ☐ Non-accelerated filer ☐   Smaller reporting company ☒

(2)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price (1)	Amount of registration fee (2)

Common Stock, par value $.001	10,000,000	$.20	$2,000,000	$232.20
f
Common Stock, par value $.001, (offered by selling stockholders)	10,456,375	$.20	$2,091,275	242.80

Total	20,456,375		$4,091,275	$475.00

(1)	Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(a) under the Securities Act of 1933, as amended. Our common stock is currently quoted on the “Pink Sheets - Other” quotation market under the symbol “OPHI.PK”. The offering price was determined by us arbitrarily based on the price shares were sold to the selling security holders in private placement transactions plus an increase due to the fact that the shares are being registered and will be liquid. The selling shareholders may sell shares of our common stock at prevailing market prices or privately negotiated prices. The 10,000,000 shares offered on behalf of the Company will be sold at $0.20 per share. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

(2)	Previously Paid.

The Registrant amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall hereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

(3)

The information in this prospectus is not complete and may be changed. The Company and the Selling Stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION. DATED DECEMBER 19, 2011 .

Organic Plant Health, Inc.

20,456,375 Shares of Common Stock, Par Value $0.001

This registration statement contains two forms of prospectus, as set forth below:

·	Public Offering Prospectus. A prospectus to be used for the direct public offering by Organic Plant Health, Inc. (the “Company” or the “Registrant” ) of up to 10,000,000 shares of common stock at price of $0.20 per share. This primary offering will be made on a best-efforts, self-underwritten basis with no minimum offering amount required, and will be terminated on April 30, 2012 . The subscriptions are irrevocable, and will not be escrowed and will be available to us upon receipt. (the “Public Offering Prospectus” or the “Primary Offering”)

·	Selling Stockholder Prospectus. A prospectus to be used in connection with the potential resale by certain selling stockholders of the Company of up to 10,456,375 shares of the Company’s common stock issued and outstanding; and upon the effectiveness of this prospectus, the selling stockholders may sell the shares from time to time at the prevailing market price or in negotiated transactions. Each of the selling stockholders may be deemed to be an "underwriter"; as such term is defined in the Securities Act of 1933. (the “Selling Stockholder Prospectus” or the “Secondary Offering”)

The Public Offering Prospectus and the Selling Stockholder Prospectus will be identical in all respects except for the following principal points:

· they contain different front covers;

☐	they contain different Use of Proceeds sections;

☐	they contain different Plan of Distribution sections;

☐	a Shares Registered for Resale section is included in the Selling Stockholder Prospectus;

☐	a Selling Stockholders section is included in the Selling Stockholder Prospectus; and

☐	they contain different back covers.

The Registrant has included in this registration statement, after the financial statements, a set of alternate pages to reflect the foregoing differences between the Public Offering Prospectus and the Selling Stockholder Prospectus.

Investors who receive the Public Offering Prospectus from the Company will all be potential investors in the public offering. The purpose of the alternative prospectus in connection with the resale offering is that the selling stockholders, whose shares are being registered in the resale offering prospectus, will be responsible for delivering the alternative prospectus in connection with the sales made by such selling stockholders.

As of December 16, 2011 The Company had 71,215,081 (if offering is completed) shares of common stock issued and outstanding. The Company’s common stock is currently quoted on the “Pink Sheets - Other” quotation market under the symbol “OPHI.PK”. After the date of this prospectus, the Company expects to have an application filed with the Financial Industry Regulatory Authority for its common stock to eligible for trading on the OTC Bulletin Board. The Company will be offering 10,000,000 shares of common stock at a fixed price of $0.20 per common share. However, the selling stockholders may sell their shares from time to time at the prevailing market price or in negotiated transactions upon the effectiveness of this prospectus.

OUR BUSINESS IS SUBJECT TO MANY RISKS AND AN INVESTMENT IN OUR SHARES OF COMMON STOCK WILL ALSO INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE 13 BEFORE INVESTING IN OUR SHARES OF COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The information in this prospectus is not complete and may be changed. This prospectus is included in the registration statement that was filed by us with the Securities and Exchange Commission. The selling stockholders may not sell these securities until the registration statement becomes effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is  December 16 , 2011

(4)

You should only rely on the information contained in this prospectus.  We have not authorized any other person to provide you with different information.  This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted.  The information in this prospectus is complete and accurate as of the date on the front cover, but the information may have changed since that date.

We obtained statistical data, market data and other industry data and forecasts used throughout this prospectus from market research, publicly available information and industry publications.  We believe and act as if the statistical data, industry data, forecasts and market research information contained herein, are correct and accurate. Any errors or misstatements related to such information contained herein are unintended.

(5)

PROSPECTUS SUMMARY

This summary highlights material information contained elsewhere in this prospectus and does not contain all of the information that you should consider in making an investment decision. We urge you to read this entire prospectus carefully, including the “Risk Factors” section and our financial statements and related notes appearing elsewhere in this prospectus, before making an investment decision.

Our Business

We produce, distribute and sell organic-based, natural and environmentally responsible products for the continual care of the urban and suburban landscape through our wholly owned subsidiary, Organic Plant Health, LLC (OPH), a North Carolina Limited Liability Corporation located in Charlotte, North Carolina.

Our products consist of granular and liquid fertilizers, soil conditioners, pest control products and select garden tools. Certain of those products promote and support soil health and plant health in a variety of residential and commercial landscape applications.

Our products are formulated and blended from raw materials brought in from around the United States. Our products and our education oriented, business practices are designed to appeal to green-minded consumers and businesses, as well as homeowners with do-it-yourself tendencies.  We currently service over 4,500 residential customers, and over 100 commercial landscapers located throughout the region, which includes the trading areas surrounding Charlotte, Raleigh and Greensboro in North Carolina and Greenville/Spartanburg in South Carolina..

We have a limited history of operations upon which we evaluate our business and prospects. For the nine months ended September 30, 2011, we generated revenues of $741,799 and net loss of $244,041. For the fiscal year of 2010, we generated revenues of $1,026,995 and net loss of $336,057. For the fiscal year of 2009, we generated revenues of $1,062,163 and net loss of $482,437. We may not be successful in our efforts to grow our business and to generate revenues due to declining revenues since inception. Our business and prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development. As a result, management may be unable to adjust its spending in a timely manner to compensate for any unexpected revenue shortfall. This inability could cause net losses in a given period to be greater than expected. An investment in our securities represents significant risk and you may lose all or part your entire investment.

With no guarantee that any funds will be raised in this offering, our auditor has expressed substantial doubt about our ability to continue as a going concern.

As of September 30, 2011, we had total assets of $393,187, available cash and cash equivalents of $56,349, approximately 7 full time employees, and 3 part time employees to support production and sales for seasonal peaks. Our operating facilities consist of 1) an 11,000 sq. ft. office and production facility on Monroe Road in Charlotte, NC where production of the proprietary granular and liquid products occurs; 2) a retail store located in downtown Matthews, North Carolina servicing residential Do-It-Yourselfers and commercial landscapers.

We distribute products through our retail store in Matthews, NC, as well as through master retail partners, which mirror the Matthews store, and through independent retail partners such as Ace Hardware locations and garden centers throughout the region. We anticipate we will need a minimum of $500,000 additional funds for the year of 2012 to meet our expansion objectives.

The management of Organic Plant Health, Inc. considers the business a part of the “new” Green Economy because many of the products we manufacture and distribute support sustainable plant growth, have less impact on the environment than traditional chemical fertilizers, and support conservation of water if used consistently. As a relatively new business in this economy, much of our potential consumer base is unaware of our company or the products we develop and offer for sale. Although we plan to market the company to prospective customers in all areas in which we plan to sell our products, it may take several years, if ever, before our brand is widely recognized across highly populated regions, or nationwide.

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After achieving some success with a basic retail model in 2007 and 2008, we began to feel the delayed effects from the recession in early 2009, and by June of 2009, we recognized that the recession would be protracted and would likely continue to have a negative impact on our business. In July of 2009 we brought on minor investors, and jointly decided that our best opportunity for prolonged growth and expansion with the least amount of capital was to change the business model from basic retail to a more traditional manufacturer/distributor model. This growth strategy change would lessen our cost of expansion, otherwise, (appx. $250,000.00 - $300,000.00 annually, per retail store if we had stayed with the previous business model), and allow us to expand faster, and over a larger area by selling our exclusive products through independent retail partners. These retail partners, existing businesses with built-in consumer traffic, consist of hardware stores, garden centers and nurseries.

The company was profitable in 2007 and 2008, however, it was not profitable in 2009 and 2010, and it is likely to sustain another net loss in 2011. The company currently sells its exclusive products through more than 20 retail partners. We have not added as many retail partners as initially planned due to the limited cash flow available to support an experienced sales staff. We have experienced some measure of success with the new business model and believe it is viable and will become profitable in the 1-3 years, if partially or fully funded from this offering. Without receiving any funding from this offering, management will have to make significant changes in its operations to sustain the business. Management further believes that the company will need to receive a minimum of $500,000.00 in this offering over the next 6 to 10 months to achieve our initial expansion goals. However, even if we receive a minimum of $500,000.00 in the next 6-10 months, there is no assurance that we will achieve our initial expansion goals.

This new business model presents challenges to growth, but we do not believe they are insurmountable. These challenges consist of attracting and successfully hiring the right sales and support staff, new branding and packaging designs to help our products compete head-to-head on the shelf with national brands, and significant marketing and point of purchase materials to support the education process required with new retailers and their customers. However, even if we are able to hire the right personnel, and update our branding and packaging, there is no assurance that we will be able to compete head-to-head with widely known national brands.

The funds from this offering will be used, in part, to hire additional sales and support staff to speed our expansion into additional markets. This new staff will increase the number of retail partners selling our products at a substantially higher rate and faster pace than is currently being achieved. Past sales efforts were hindered by the lack of funding to support adequate sales and support staff. The new staff hired with funds from this offering will, after having been trained by company management, possess adequate sales and communication skills to identify prospective retail partners and communicate to them the benefits of offering the company’s products to their end-use customers. The new support staff planned will provide the sales staff the opportunity to focus their efforts and spend more time developing new prospective retail partners, and less time managing the day-to-day tasks of managing any given account. This simple division of labor will provide greater resources to be available to increase the number of retail partners offering the company’s products. We plan to hire additional sales people and support staff as we extend our expansion outside the Carolinas. Although management plans to hire additional sales and support staff with funds received from this offering, there is no assurance that they will be successful in achieving the retail partner goals established for them.

Additional funds received from the offering will be used to update our branding and packaging design for our 23 exclusive products. We plan to have new packaging developed and produced for all exclusive products, depending upon the amount of the initial offering received. If less than full funding is received, we plan to adjust the number of product packaging revisions performed until such time as the company can afford to complete the packaging revisions. A detailed review of our Use of Funds can be found later in this document.

Concentration on Organic-Based and Natural Fertilizers Industry

Demand for organic-based and natural fertility products and soil conditioners has been growing steadily, although slightly behind that of demand for organic foods and other items marketed as more natural, earth friendly, or energy efficient. We attribute this to greater media attention on organically grown produce and foods used in restaurants. According to marketresearch.com, consumer packaged goods in the lawn and garden sector are estimated to grow at roughly 3.5-4% each year through 2014. Growth will be led by fertilizers and growing media posting above average gains.

At present, Organic fertilizer products represent a small share of the approximately $9 billion consumer packaged lawn and garden market in the U.S., roughly 10%, or $900 million. Since 2007 organic fertilizers and growing media revenues have grown at over 10%, annually, over the past several years, which is greater than twice the average rate for the category of about 4% over the same time periods. Demand for these types of products has increased as consumers are generally becoming more aware of the environment and the negative effects from using synthetic fertilizers and pesticides, such as contamination of waterways attributed to chemical fertilizers. The same study notes that Baby-boomers are just coming in to their gardening years, and this will support continued growth in the sector.

According to the same source, a growing segment of the population is looking for simpler and complete solutions for lawn and landscape care.  The green movement has consumers thinking more about the environment and realizing the benefits of supporting sustainability through the use of more natural plant care products. As a result, demand for earth-friendly fertilizers and soil conditioners like ours may see an increase in the years to come. As we expand our company we anticipate taking advantage of these trends.

To balance this discussion about the growing popularity of organic based products, it is important to note that fertilizers and fertilizer materials, organic or synthetic, are commodity based to some extent and subject to price volatility. In the past several years we have seen increases and decreases in the raw materials we use to produce our products. We anticipate that this volatility will continue, and if and when it does occure, this volatility may have an adverse affect our expenses and profitability.

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Our Competitive Advantages

We position ourselves as developers of organic-based, natural and hybrid-organic products that support sustainability in the landscape. We evaluate our product offerings frequently and make formula adjustments or improvements as needed, or when appropriate, as science and agronomy advance, and allow for easier and more affordable use of organic components and materials. We believe we have the following competitive advantages over our competitors:

Strengths - Internal

·   Passion/vision:

Billy Styles (“Mr. Styles”), our President and Chief Executive Officer, and Alan Talbert (“Mr. Talbert”), our Vice President and Chief Operating Officer, have been working in their fields of expertise for more than thirty, and twenty years, respectively. They founded the company and are dedicated to its success.

·   Industry relevant experience:

Mr. Styles has a 35 year career in the lawn and garden industry. Mr. Talbert has a 20+ year career as a marketing/communications professional.

·   Product diversity:

We have the ability to produce a wide variety of products, with little transition time between formulations. This enables the company to produce enables us to prepare products for different parts of the country that may have different nutrient requirements. To balance this advantage, it is important to note that the company would need to establish broader distribution capability to fully realize the benefits of being able to offer product diversity. Additionally, the company would need to obtain licenses and product registrations in those other parts of the country (states) prior to selling products there.

·   Industry contacts:

Mr. Styles has been involved in the lawn and garden industry for over 3 decades. During this time he has met and worked with a diverse group of local, regional and national companies. These contacts provide invaluable input into understanding trends and patterns with regard to consumer habits and new product interests.

·   Timely and competitive product line:

Mr. Styles has been working with sustainable and organic based components for over 8 years. He has also been working in hundreds of lawns over the years and understands plant care and the nutrients needed to promote heathly growth.

·   Diverse experiences in management team:

Our diverse management team members compliment each others’ strengths and weaknesses very well. Billy Styles has significant experience in the field, seeing and understanding product needs first hand. Alan Talbert has been involved in business operations, as well as developing and executing marketing plans on the local and regional levels for many years. Paul DiFraia (“Mr. DiFraia”), our Vice President, has extensive experience with manufacturing products on a large scale, with great attention to detail.

·   Exposure on regional and national media:

We belief that very few companies of our size have had the level of local and, in some cases, national exposure on radio and television. Billy Styles is the host of the weekly radio show “Backyard Styles” airing on WBT-AM 1110, a 50,000 watt radio station located in Charlotte, NC. Billy Styles is also the resident Organic Gardener appearing in frequent segments of the nationally syndicated “For Your Home” television show, which airs in 90 million homes across the country. Billy Styles has also appeared on local television station WCCB-TV 18, (FOX affiliate) on the FOX NEWS RISING show in a variety of segments related to gardening and growing in the landscape.

Strengths External

·    Organic-based approach is riding green movement:

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The green economy is in its infancy. According to marketresearch.com, as it relates to organic based fertilizers and soil conditioners, these types of products in the consumer packaged lawn and garden sector are expected to continue to grow at more than twice the rate of traditional fertilizer sales through 2014.

·   Consumer awareness and acceptance of organic-based products:

The green economy is in its infancy. As it relates to organic based fertilizers and soil conditioners, these types of products in the consumer packaged lawn and garden sector are expected to continue to grow at twice the rate of traditional fertilizer sales through 2014. This exhibits greater acceptance and predilection to purchase these types of products over their traditional counterparts.

·     Market category has experienced 5%-10% growth annually in the past 4 years, and it is expected to continue to grow at more than twice the average growth rate of 3.5% - 4% through 2014.

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Our Strengths

Marketing Strategy

The marketing strategy is designed to increase market share and sales of OPH branded products in the Eastern United States by promoting our exclusive organic based and natural landscape care products.  Our marketing will always include an emphasis on educating the consumer and the general public about the true nature of plant health.  We will achieve this through the use of traditional as well as new media venues, where information and education are a primary factor in the consumer buying process.  In addition we will implement grass roots efforts to create new strategic alliances with municipalities, community organizations, regional and national foundations, universities and industry trade/buying groups. We will further forge relationships with like-minded companies including other fertilizer manufacturers, botanical gardens, agricultural entities, plant material companies and possibly even organic food producers, We plan to average the combined marketing efforts and public relations initiatives to bring about and reinforce positive change in the minds of our every-day consumer resulting in an increase in consumer confidence, brand integrity and purchases. Our creative strategy will continue to feature Billy Styles as the visionary behind Organic Plant Health, a new provider of organic based and natural fertility and soil conditioner products for the green minded do-it-yourselfer. Our focus has been and will continue to be one of education, first, whereby we teach our customers about the true nature of soil and plant health to help them understand fertilizer and soil conditioning needs and their affect on soil and plant health, and sustainability. We will continue to insert a straight-talk dialogue into the general discussion conveyed with Billy Styles' ability to sharethe benefits of adherence to our annual program schedules, proper maintenance practices and the homeowner's personal responsibility for the success and pride of their landscape.

Sales Strategy

Our strategy for increasing sales includes:

Increased purchase volume from existing retail partners through continual acceptance of our products.

Adding regional sales staff and support staff to expand sales efforts into regional markets up and down the east coast and certain points in the Midwest. This will increase the number of independent retail partners purchasing products from OPH and significantly increase revenues and profits that will be used for further expansion efforts.

Management has identified several “hub” markets that are planned to be the focus of our expansion over the next 2-3 years. Our first priority is to maximize our market penetration around the cities of Charlotte, NC, Raleigh, NC, Greensboro, NC and Winston-Salem/High Point, NC, and Greenville / Spartanburg, SC, Columbia, SC and Charleston, SC.

Additionally we have identified the following “hub” markets, to include in our expansion as we move outward from the Carolinas:

Georgia: Atlanta

Florida: Jacksonville; Tampa; Miami

Virginia: Roanoke; Richmond

Maryland: Baltimore; Columbia

Tennessee: Knoxville; Nashville; Memphis

Kentucky: Lexington

Ohio: Columbus; Cleveland

Pennsylvania: Pittsburgh; Philadelphia; Harrisburg

Connecticut: New Haven

New York: Syracuse; Albany

Massachusetts: Boston; Worchester

Michigan: Grand Rapids

Indiana: Indianapolis; Southbend

Illinois: Chicago; Springfield

We also anticipate adding more independent retail partners through expansion into other regions, and the promotion of the business model on the OPH web site.

The OPH website will continue to be developed in 2012, as we broaden our resource materials and video library. E-commerce function was added to the website in Q2 2011 to provide for an additional revenue stream.  OPH is not forecasting appreciable online sales in 2011, however increases should begin to occur as the company begins to allocate online-marketing dollars targeted to building the online revenue stream in Spring 2012.

OPH anticipates no sales growth and in some cases, declines from existing retail outlets for 2011 and the first half of 2012, in light of the current economic climate and our non-competitive product packaging.  However, company management believes that the introduction of new packaging in early 2012, afforded by partial or full funding from this offering, will increase consumer interest in our exclusive products and spur an increase in sales compared to current and past revenues. Although management believes the new branding and packaging design will significantly improve the company’s ability to compete, head-to-head, with national branded fertilizer manufacturers, there is no assurance that any such advantage will be realized.

Sales increases are expected in late 2012 through 2014 as the company rolls out additions to the OPH product line to strategically fill gaps in the product offering. These are planned to be higher volume, lower priced products for the retail market and online community, as well as bulk products sold to the commercial landscape industry and agricultural markets. It is managements’ belief that these enhancements to the product offering will provide the company with a competitive advantage.

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Office Location

Our executive offices are located at 9206 Monroe Road, Charlotte, NC 28270, and our telephone number is (704) 841-1066. Our website is www.organicplanthealth.com. Information on our website or any other website is not a part of this prospectus.

Corporate History and Organizational Structure

Organic Plant Health Inc. (the “Company”) was incorporated in the State of Nevada on September 5, 2007 and subsequently changed its name to QX Bio-Tech Group, Inc. on October 17, 2007. The Company further changed its name to Acumedspa Holdings, Inc. on July 30, 2009, and to Organic Plant Health Inc. on December 15, 2010.

On July 1, 2009, the Company entered into a Plan of Exchange between the Company, Acumedspa Group LLC (“AcuMed”), a Florida corporation, and Consumer Care of America LLC (“CCA”), a Florida corporation, pursuant to which the Company acquired 100% of the capital stock of AcuMed and 100% of the capital stock of CCA in exchange for an issuance by the Company of 6,200,000 new shares of Common Stock of the Company to the Shareholders of AcuMed and CCA. The Plan of Exchange was approved by the Board of Directors and the Majority Shareholders of the Company on July 1, 2009.

AcuMed and CCA were subsequently vended out after the stock exchange transaction (the “Transaction”) between the Company and OPH was completed, The Transaction between the Company and OPH was completed has been accounted for as a reverse acquisition and recapitalization of the Company and resulted in the change of control in the Company. Pursuant to an Agreement (the “Agreement”), dated December 11, 2010, between and among the Company and Mr. Brian Sperber, an prior director and prior majority shareholder of the Company (“Mr. Sperber”), Mr. Sperber acquired 100% interest in the common shares of AcuMed, as well as assumed any and all liabilities of AcuMed in exchange for the payment of good and valuable consideration of not less than One Hundred dollars ($100), and acquired 100% interest in the common shares of CCA, as well as assumed any and all liabilities of Consumer Care Of America LLC in exchange for the payment of good and valuable consideration of not less than One Hundred dollars ($100). As a result of the transactions consummated at the closing, the purchase gave Mr. Sperber a 'controlling interest' in Acumedspa LLC and Consumer Care Of America LLC, and Acumedspa LLC and Consumer Care Of America LLC were no longer wholly-owned subsidiaries of the Company. The Agreement was approved by the Board of Directors of the Company on December 11, 2010.

On December 10, 2010, the Company entered into a Plan of Exchange agreement (the “Plan of Exchange”) with the members of Organic Plant Health, LLC, (referred to herein as “OPH”), a North Carolina Limited Liability Company and Mr. Sperber.

Pursuant to the terms of the Plan of Exchange, the Company acquired 100% of the membership interests of OPH in exchange for a transfer of 3,985,000 shares of the Company’s Convertible Preferred Stock to OPH Members, which gave OPH Members a controlling interest in the Company, representing approximately 76.47% of the then issued and outstanding shares on a dilutive basis. OPH and the Company were hereby reorganized, such that the Company acquired 100% of the ownership of OPH, and OPH became a wholly-owned subsidiary of the Company.

The stock exchange transaction has been accounted for as a reverse acquisition and recapitalization of the Company whereby OPH is deemed to be the accounting acquirer (legal acquiree) and the Company to be the accounting acquiree (legal acquirer).  The accompanying consolidated financial statements are in substance those of OPH, with the assets and liabilities, and revenues and expenses, of the Company being included effective from the date of stock exchange transaction.  The Company is deemed to be a continuation of the business of OPH.

OPH was originally founded in Charlotte, NC in 2007 by Billy Styles and Alan Talbert. The business produces and distributes organic based fertilizers and soil conditioners for use in the continual care of residential and commercial landscapes.

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The following chart reflects our organizational structure as of the date of this prospectus:

Common Stock Being Offered
Primary Offering	10,000,000 shares of Common Stock.
Secondary Offering	10,456,375 shares of Common Stock.

Initial Offering Price	$0.20

Terms of the Offering	The Company and the Selling Stockholders will determine when and how they will sell the Common Stock offered in this prospectus.

Termination of the Offering	The offering will conclude upon the earliest of (i) such time as all of the Common Stock has been sold pursuant to the registration statement, (ii) two years or (iii) such time as all of the Selling Shareholder’s Common Stock becomes eligible for resale without volume limitations pursuant to Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), or any other rule of similar effect.

Use of Proceeds
Proceeds from Primary Offering

We intend to use the net proceeds from this offering to hire additional sales staff to increase sales related to our expansion, move to a larger production facility to increase our current production capacity, and make certain upgrades to our production processes that will increase our efficiency and reduce the cost of production.  The production facility will include certain upgrades and modernizations to equipment and the addition of components that we believe will allow us to produce our products more quickly and in greater quantity, without sacrificing quality. We believe the upgraded production facility will enable us to meet the increasing demand for our products for 2012 and later.  The total cost of leasing and up-fitting such a production facility, we believe, is approximately $574,000 including but not limited to (i) $187,000 to lease a 18,000-24,000 sq. ft. location for the first year, (ii) $135,000 to purchase and install a spray impregnation system, and (iii) $252,000 to purchase and install the necessary equipment and equipment upgrades needed to update the production line.  Additionally, we plan to allocate (i) $313,000 for the purchase of bulk raw materials and other components used in production of our exclusive granular and liquid products. The remaining $1,051,000 will go to hiring and training additional personnel, upgrades to product packaging and working capital for operations.  As such, we believe we will require an aggregate of $2 million to accomplish these objectives.  See “Use of Proceeds” on page 19 for more information.

Proceeds from Secondary Offering

We will not receive any of the proceeds from sales of the Selling Stockholders’ Securities. The Selling Stockholders’ Securities may be offered from time to time at the prevailing market price or in negotiated transactions by the Selling Stockholders, their pledges, donees, transferees, assignees and/or successors-in-interest, after the effective date of this Prospectus

Market for our common stock

Our common stock is on the “Pink Sheets - Other” quotation market under the symbol “OPHI.PK”. To date, however, trading activity in our common stock has been extremely limited.  We intend to apply for the listing of our common stock on the OTC Bulletin Board.

Risk Factors	The Common Stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” beginning on page 13.

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SUMMARY CONSOLIDATED FINANCIAL DATA

The following summary consolidated financial data is derived from our financial statements which have been audited by Silberstein Ungar, PLLC, an independent registered public accounting firm, including the balance sheet at December 31, 2010 and 2009, and the related statements of operations, stockholders’ equity and cash flows for the two years ended December 31, 2010 and 2009, which are included elsewhere in this prospectus. Our September 30, 2011 balance sheet and the related statements of operations for the quarters ended September 30, 2011 and September 30, 2010 have not been audited. The following data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this prospectus and the financial statements and notes thereto included in this prospectus.

Financial Summary Information

Because this is only a financial summary, it does not contain all the financial information that may be important to you. It should be read in conjunction with the consolidated financial statements and related notes presented in this section.

Consolidated Statement of Operations data

Consolidated Statements of Operations Data	Three Months ended September 30, 2011	Three Months ended September 30, 2010	Nine Months ended September 30, 2011	Nine Months ended September 30, 2010	Year ended December 31, 2010	Year Ended December 31, 2009

Revenues	$278,706	$292,340	$741,799	$828,984	$1,026,995	$1,062,163
Cost of Sales	$76,856	$103,973	$239,629	$265,511	$465,970	$601,963
Operating expenses	$256,355	$195,273	$699,031	$637,372	$862,211	$916,601
(Loss) from operations	$(54,505)	$(6,906)	$(196,860)	$(73,899)	$(301,186)	$(456,401)
Other (expense) income	$(22,315)	$(5,796)	$(47,180)	$(17,445)	$(34,871)	$(26,036)
(Loss) before provision for income taxes	$(76,820)	$(12,702)	$(244,041)	$(91,344)	$(336,057)	$(482,437)
Income taxes	$-0-	$-0-	$-0-	$-0-	$-0-	$-0-
Net (loss)	$(76,820)	$(12,702)	$(244,041)	$(91,344)	$(336,057)	$(482,437)
Net loss per common share
Basic	**	**	**	**	(0.06)	N/A
Weighted average common shares outstanding
Basic	60,824,782	7,892,214	40,913,374	4,607,399	5,442,214	N/A

** Less than $.01

Balance Sheet Data:	As of September 30, 2011	As of December 31, 2010	As of December 31, 2009

Cash	$56,349	$6,625	$29,257
Total current assets	$271,959	$141,030	$282,146
Fixed assets, net	$114,528	$136,580	$168,772
Other assets	$6,700	$6,700	$6,700
Total Assets	$393,187	$284,310	$457,618
Current liabilities	$430,503	$507,787	$377,486
Long term liabilities	$154,277	$154,052	$382,603
Stockholders’ equity (deficit)	$(191,593)	$(377,529)	$(302,471)
Total liabilities and stockholders’ equity (deficit)	$393,187	$284,310	$457,618

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RISK FACTORS

An investment in our common stock involves significant risks. You should carefully consider the following risks and all other information set forth in this prospectus before deciding to invest in our common stock. If any of the events or developments described below occurs, our business, financial condition and results of operations may suffer. In that case, the value of our common stock may decline and you could lose all or part of your investment.

Risks Related to Our Business and Industry

The current economic and credit environment could have an adverse effect on demand for certain of our products and services, which would in turn have a negative impact on our results of operations, our cash flows, our financial condition, our ability to borrow and our stock price.

Generally speaking, since at least 2008, global market and economic conditions have been disrupted and volatile. Concerns over increased energy costs increased commodities costs, geopolitical issues, the availability and cost of credit, the U.S. mortgage market and a declining residential real estate market in the U.S. have contributed to this increased volatility and diminished expectations for the economy and the markets going forward. These factors, combined with volatile oil prices, declining business and consumer confidence and increased unemployment, have precipitated a global recession. It is difficult to predict how long the current economic conditions will persist, whether they will deteriorate further, and which of our products, if not all of them, will be adversely affected. These conditions, if they continue, could cause a material decrease in our sales, net income and an increase in the prices we pay for raw materials we use in producing our organic-based and natural fertilizer products and, thus, materially affect our operating results and financial condition.

More specifically, the company has noted a contraction in its revenues from the peak in 2008 through 2009, 2010 and 2011. Part of this contraction is due to the economic climate, while another part is likely due to the company’s inability to replace lost customers from normal attrition. This contraction is what precipitated our change of business model in mid 2009, to a manufacturer/distributor model, over the previous traditional retail model. However, there is no assurance that this reduced dependence will result in adequate sales revenue to sustain our business. This reasoning goes back to our inability to afford an adequate number of experienced sales and support staff. It should be noted, however, that even with an adequate number of experienced sales and support staff, there is no assurance that sales revenues will increase, or that the number of lost customers through attrition will be reduced.

The weakened economic climate also has impacted the credit market, and more specifically, the company’s access to available credit. As a young company still in the start-up phase, we have not yet achieved stability in our operations; therefore few, if any, lending institutions would consider the company a good credit risk. This inability to get credit may adversely affect the company’s operations, such as limiting the company’s ability to meet seasonal raw goods and inventory needs. If credit is extended to the company by a financial institution, the terms and conditions may not be favorable.

The industry in which we operate and market for our services is characterized by volatile commodities prices and rapid advancements in science and agriculture. Advancements in technology or the development and introduction of new products and services could render our existing products less marketable.

Our business depends in significant part on our ability to continually improve the performance, features, and reliability of our current fertility and soil conditioning products and services, and to modify our practices to work with new technological standards in response to both evolving demand in the marketplace and competitive products and services. Our pursuit of improved performance, new features, and necessary technological advances will require substantial time and expense, and there can be no assurance that we will succeed in adapting our services to changing technology standards and customer requirements.

Although we intend to support emerging manufacturing and production standards, there can be no assurance that industry standards will emerge, or if they become established, that we will be able to conform to these new standards in a timely and economic fashion and maintain a competitive position in the market. There can be no assurance that the announcement or introductions of new products or services by us or our competitors, or any change in industry standards will not cause customers to defer or cancel purchases of existing products or services, which could have a material adverse effect on our business, financial condition, and results of operations.

The fertilizer industry is highly competitive and, if we are unable to compete successfully, our financial condition and results of operations may be adversely affected.

The organic based fertility market is increasingly competitive and there are no substantial barriers to entry. We expect that competition will intensify in the future. We believe that our ability to compete successfully depends on a number of factors, including brand awareness and market presence; the quality of our advertising services; the pace of expansion into new Retail Partners; the pricing policies of our competitors and suppliers; the features, ease of use and timing of introductions of our new products by us and our competitors; our ability to establish co-marketing relationships; and industry and general economic trends.

We may not be able to continue to compete effectively with our existing competitors, or compete effectively with new competitors. In addition, some of our competitors may acquire or have more financial and other resources than we do. If we fail to compete effectively, our business operations and financial condition will suffer.

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We have limited operating history upon which to base an evaluation of our business and prospects. We may not be successful in our efforts to grow our business and to earn increased revenues. We had accumulated deficit of $1,007,570 as of September 30, 2011, and had net losses of $244,041 for the nine months ended September 30, 2011. An investment in our securities represents significant risk and you may lose all or part your entire investment.

Although the business is nearly five years old, much of the five years have been spent enduring a deep recession and uncertain economic climate. The business is young and has not lived through multiple cycles of economic growth and contraction. As such, there is no significant track record with which an investor might be able to assume or predict how the company might perform. Due to the limited operating history of the company there can be no assurance that the company will generate adequate revenues to sustain the business.

Further, our limited operating history has not allowed us to build a reliable sales and support system, on which the company could adequately predict future sales and growth. Even though the company believes it will be able to hire the right people to develop a successful system, there is no assurance that one will be developed, and if one is there is no assurance it will be successful.

Therefore, our business and prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development, particularly companies providing services to a rapidly evolving market. As a result, management may be unable to adjust its spending in a timely manner to compensate for any unexpected revenue shortfall. This inability could cause net losses in a given period to be greater than expected. An investment in our securities represents significant risk and you may lose all or part your entire investment.

Raw materials or production related expenses variations could adversely affect operating results and expenses.

Prices for certain of our raw materials have recently increased due to the global demand and increased interest in organic based fertility. A drastic increase in raw materials costs could increase our sales prices and force us to completely restructure our business model, thereby likely causing substantial expenses and losses. We, in anticipation of this possibility, have continued to contact major raw goods suppliers so as to forge strategic alliances. However, we have not yet formed any such alliance, and there is no guarantee that such an alliance will ever be formed in the future or that it will assure us cost effective prices for raw materials.

Customers of the company that make purchases on established accounts, may not pay their outstanding balances when due.

Prior to offering credit to customers who wish to purchase company products on account, the customer will furnish a credit application with references to the company. The company will contact the references and, based on the information collected, determine whether a credit line should be established for a given customer. If a credit line is established, the customer will be given payment terms, (standard payment terms are Net due in 30 days from the date of invoice), and expected to keep their accounts in good standing. Although a credit review is performed on every new customer applying to purchase products on account, there is no assurance that the customers will pay their outstanding balances in a timely manner, if ever.

We expect to incur significant losses for some time, and we may never operate profitably.

From inception through September 30, 2011, we have incurred an accumulated net loss of approximately $1,007,570. The revenues have not yet resulted in our earning a profit, and we will continue to incur significant losses for at least the near future. There is no assurance that our operations will ever become profitable.

We could fail to remain a going concern. We will need to raise additional capital to fund our operations through the near term, and we do not have any commitments for that capital.

There exists substantial doubt regarding our ability to continue as a going concern. Our independent registered public accounting firm has added an emphasis of matter paragraph to their report for our fiscal year ended December 31, 2010 with respect to our ability to continue as a going concern. Our consolidated financial statements have been prepared on the basis of a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. If we became unable to continue as a going concern, we would have to liquidate our assets and we might receive significantly less than the values at which they are carried on our consolidated financial statements. The inclusion of a going concern modification in our independent registered public accounting firm’s audit opinion for the year ended December 31, 2010 may materially and adversely affect our stock or our ability to raise new capital.

As reflected in our financial statements, for the nine months ended September 30, 2011 and for the year ended December 31, 2010, we incurred net losses of $244,041 and $336,057, respectively, and as of September 30, 2011, had an accumulated deficit of $1,007,570, and had a working capital deficiency of $158,544. We will need additional capital and/or increased sales to execute our business strategy, and if we are unsuccessful in either raising additional capital or achieving desired sales levels we will be unable to fully execute our business strategy on a timely basis, if at all. If we raise additional capital through the issuance of debt securities, the debt securities may be secured and any interest payments would reduce the amount of cash available to operate and grow our business. If we raise additional capital through the issuance of equity securities, such issuances will likely cause dilution to our stockholders, particularly if we are required to do so during periods when our common stock is trading at historically low price levels.

Additionally, we do not know whether any financing, if obtained, will be adequate to meet our capital needs and to support our growth. If we are unsuccessful in raising additional capital, we may be unable to fully execute our business strategy on a timely basis, if at all. If adequate capital cannot be obtained on satisfactory terms, we may curtail or delay implementation of updates to our facilities or delay the expansion of our sales and marketing capabilities, any of which could cause our business to fail.

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We will need to obtain additional debt and equity financing to complete subsequent stages of our business plan, including the funds required to expand our businesses.

We presently have limited operating capital. Current revenue from our wholesale and retail operations, as well as from our new ecommerce web site is only sufficient to maintain our presence in the market. To meet future capital requirements necessary for the expansion of our business, we may issue additional securities in the future with rights, terms and preferences designated by our Board of Directors, without a vote of stockholders, which could adversely affect stockholder rights. Additional financing will likely cause dilution to our stockholders and could involve the issuance of securities with rights senior to our currently outstanding shares. There is no assurance that such financing will be sufficient, that the financing will be available on terms acceptable to us and at such times as required, or that we will be able to obtain the additional financing required, if any, for the continued operation and growth of our business. Any inability to raise necessary capital will have a material adverse effect on our ability to implement our business strategy and will have a material adverse effect on our revenues and net income.

Because we will require additional financing to expand our operation in accordance with our growing strategy, our failure to obtain necessary financing will impair our growth strategy.

The Shares offered by us are on a "best efforts basis"; there is no underwriter and no firm commitment from anyone to purchase all or any of the Shares offered. No assurance can be given that all or any of the Shares will be sold. Furthermore, there is no escrow of funds or other provisions for returning any investors funds if less than all Shares offered hereby are sold. This creates an increased risk to initial investors, in the event we are unable to raise the entire Offering amount, because there is no minimum Offering amount and funds will be utilized as received by us.

Many factors may, however, affect our cash needs, including our possible failure to generate sufficient revenues from operations. In addition, if less than all Shares are sold, we may not have sufficient capital to fund operations until sufficient revenues are being generated and may be unable to find suitable financing on terms acceptable to us. This event would significantly increase the risk to those persons who invest in this offering.

We have not yet entered into an agreement with a financing institution, therefore the company may find it difficult, if at all possible, to sell any shares from this offering.

We currently have no commitments with any third party to obtain such additional financing and we cannot assure you that we will be able to obtain additional financing on any terms, and, if we are able to raise additional funds, it may be necessary for us to sell our securities at a price which is at a significant discount from the market price and on other terms which may be disadvantageous to us. In connection with any such financing, we may be required to provide registration rights to the investors and pay damages to the investors in the event that the registration statement is not filed or declared effective by specified dates. The price and terms of any financing which would be available to us could result in both the issuance of a significant number of shares and significant downward pressure on our stock price.

We are exposed to risks from legislation requiring companies to evaluate internal control over financial reporting.

Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”) required our management to start reporting on the operating effectiveness of our internal control over financial reporting for the years ended December 31, 2010 and 2009. We must continue an ongoing program of system and process evaluation and testing necessary to comply with these requirements. We expect that this program will require us to incur significant expenses and to devote additional resources to Section 404 compliance on an ongoing annual basis. We cannot predict how regulators will react or how the market prices of our securities will be affected in the event that our Chief Executive Officer and Chief Financial Officer determine that our internal control over financial reporting is not effective as defined under Section 404.

Our future success is dependent on existing key employees and hiring and assimilating new key employees; our inability to attract or retain key personnel in the future would materially harm our business and results of operations.

Our success depends on the continuing efforts and abilities of our current management team. In addition, our future success will depend, in part, on our ability to attract and retain highly skilled employees, including management, technical and sales personnel. We may be unable to identify and attract highly qualified employees in the future. In addition, we may not be able to successfully assimilate these employees or hire qualified personnel to replace them if they leave the Company. The loss of the services of any of our key personnel, the inability to attract or retain key personnel in the future, or delays in hiring required personnel could materially harm our business and results of operations.

As co-founder, president and CEO of the Company, Mr. Styles plays a significant role in the Company. Mr. Styles is the visionary behind the development of the Company’s products, and he is the inspiration behind the philosophical and educational approach we take with all of our customers, In addition, as a 5th generation farmer with decades of field experience in the backyards of the Carolinas, Mr. Styles’ personal knowledge base is the primary resource from which most of the product formulas, application instructions, plant care protocols and care practices are derived. Our inability to maintain and grow this relationship with Mr. Styles could severely impact our ability to continue operations.

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We may be unable to successfully expand our manufacturing capacity, which could result in material delays, quality issues, increased costs and loss of business opportunities, which may negatively impact our product margins and profitability.

Part of our future growth strategy is to increase our manufacturing capacity to meet increasing demand for our existing products. Assuming we obtain sufficient funding to increase our manufacture capacity, any projects undertaken by us to increase such capacity may not be constructed on the anticipated timetable or within budget. We may also experience quality control issues as we implement these manufacturing upgrades and ramp up production. Any material delay in completing these projects, or any substantial increase in costs or quality issues in connection with these projects, could materially delay our ability to bring our products to markets and adversely affect our business, reduce our revenue, income and available cash, all of which could result in reducing financial condition by a loss of business opportunities.

Failure to enhance our brand recognition could have a material adverse effect on our business and results of operations.

We believe we will need to expend significant time, effort and resources to enhance the recognition of our brands. We believe developing our brand is important to our sales and marketing efforts. If we fail to enhance the recognition of our brands, it could have a material adverse effect on our ability to sell our product and thus affect our business and results of operations. If we fail to develop a positive public image and reputation, our existing business with our customers could decline and we may fail to develop additional business, which could in turn adversely affect our prospects and results of operations.

Because we depend on retailers or wholesalers to market our products, any problems encountered by these third parties, or our failure to maintain relationships with these third parties or to expand third parties, we may be unable to establish marketing and sales capabilities necessary to commercialize and gain market acceptance for our products.

We currently have limited resources with which to expand our sales and marketing capabilities. Co-promotion or other marketing arrangements to commercialize our planned products could significantly limit the revenues we derive from our products, and the parties with whom we would enter into such agreements may fail to commercialize our products successfully. Our products address different markets and can be offered through multiple sales channels. Addressing each market effectively will require sales and marketing resources tailored to the particular market and to the sales channels that we choose to employ, and we may not be able to develop such specialized marketing resources.

Defects in our products or failures in quality control could impair our ability to sell our products or could result in product liability claims, litigation and other significant events with substantial additional costs.

Detection of any significant defects in our products or failure in our quality control procedures may result in, among other things, delay in time-to-market, loss of sales and market acceptance of our products, diversion of development resources, and injury to our reputation. The costs we may incur in correcting any product defects may be substantial. Additionally, errors, defects or other performance problems could result in financial or other damages to our customers, which could result in litigation. Product liability litigation, even if we prevail, would be time consuming and costly to defend, and if we do not prevail, could result in the imposition of a damages award. We presently maintain product liability insurance; however, it may not be adequate to cover any claims.

Changes in environmental regulations or violations of such regulations could result in increased expense and could have a material negative effect on our financial performance.

We are subject to extensive air, water and other environmental regulations and need to maintain our environmental permits, and need to obtain a number of environmental permits to construct and operate our planned facilities. If for any reason any of these permits are not maintained or granted, construction costs for our facilities may increase, or the facilities may not be constructed at all. Additionally, any changes in environmental laws and regulations, both at the federal and state level, could require us to invest or spend considerable resources in order to comply with future environmental regulations. Our failure to comply with environmental regulations could cause us to lose our required permits, which could cause the interruption or cessation of our operations. Furthermore, the expense of compliance could be significant enough to adversely affect our operation and have a material negative effect on our financial performance.

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Our facilities will require certain permits to operate, which we may not be able to obtain at all or obtain on a timely basis.

We have obtained the permits and approvals required to operate our facilities. We may not be able to secure all the necessary permits for future facilities on a timely basis or at all, which may prevent us or potential licensees from operating such facilities according to our business plan.

For future facilities, particularly in the organic fertilizer areas, we may need certain permits to operate solid waste or recycling facilities, as well as permits for our sewage connection, water supply, land use, air emission, and wastewater discharge. The specific permit and approval requirements are set by the state and the various local jurisdictions, including but not limited to city, town, county, township, and state agencies having control over the specific properties. Permits once given may be withdrawn. Inability to obtain or maintain permits to construct, operate or maintain our facilities will severely and adversely affect our business.

The communities where our facilities may be located may be averse to hosting waste handling and manufacturing facilities.

Local residents and authorities in communities where our facilities may be located may be concerned about odor, vermin, noise, increased truck traffic, air pollution, decreased property values, and public health risks associated with operating a manufacturing facility in their area. These constituencies may oppose our permitting applications or raise other issues regarding our proposed facilities or bring legal challenges to prevent us from constructing or operating facilities.

If we make any acquisitions, they may disrupt or have a negative impact on our business.

Although we have no present plans for any specific acquisition, in the event that we make acquisitions, we could have difficulty integrating the acquired companies’ personnel and operations with our own. In addition, the key personnel of the acquired business may not be willing to work for us. We cannot predict the effect expansion may have on our core business. Regardless of whether we are successful in making an acquisition, the negotiations could disrupt our ongoing business, distract our management and employees and increase our expenses. In addition to the risks described above, acquisitions are accompanied by a number of inherent risks, including, without limitation, the following:

·	the difficulty of integrating acquired products, services or operations;

·	the potential disruption of the ongoing businesses and distraction of our management and the management of acquired companies;

·	the difficulty of incorporating acquired rights or products into our existing business;

·	difficulties in disposing of the excess or idle facilities of an acquired company or business and expenses in maintaining such facilities;

·	difficulties in maintaining uniform standards, controls, procedures and policies;

·	the potential impairment of relationships with employees and customers as a result of any integration of new management personnel;

·	the potential inability or failure to achieve additional sales and enhance our customer base through cross-marketing of the products to new and existing customers;

·	the effect of any government regulations which relate to the business acquired;

·	potential unknown liabilities associated with acquired businesses or product lines, or the need to spend significant amounts to retool, reposition or modify the marketing and sales of acquired products or the defense of any litigation, whether of not successful, resulting from actions of the acquired company prior to our acquisition.

Our business could be severely impaired if and to the extent that we are unable to succeed in addressing any of these risks or other problems encountered in connection with these acquisitions, many of which cannot be presently identified, these risks and problems could disrupt our ongoing business, distract our management and employees, increase our expenses and adversely affect our results of operations.

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Risks Related to Ownership of our Common Stock

No minimum offering amount.

We are offering 10,000,000 shares of our common stock on a best efforts basis with all proceeds being paid to us. If we only sell a limited number of the 10,000,000 shares we will not be able to execute our business plan as described herein, would be forced to forego what management believes is an opportunity for growth and it is likely that our investors would not ever realize a gain on their stock.

The Secondary Offering of 10,456,375 shares of common stock could have the effect of reducing the number of shares sold in the Primary Offering, which in turn would reduce the net proceeds available to implement our business plan.

Upon the effectiveness of this prospectus, the selling stockholders may sell the shares from time to time at the prevailing market price or in negotiated transactions. A sale of shares under the Secondary Offering at any given time could cause the trading price of our common stock to decline, which could make it more difficult for us to sell the shares under the Primary Offering at a fixed price of $.20 per share.

Our management intends to use the net proceeds from the Primary Offering to hire additional sales staff to increase sales related to our expansion, move to a larger production facility to increase our current production capacity, and make certain upgrades to our production processes that will increase our efficiency and reduce the cost of production. If we fail to receive sufficient proceeds from the Primary Offering, we will not be able to execute our business plan as described herein.

Volatility in our common stock price may subject us to securities litigation.

Stock markets, in general, have experienced in recent months, and continue to experience, significant price and volume volatility, and the market price of our common stock may continue to be subject to similar market fluctuations unrelated to our operating performance or prospects. This increased volatility, coupled with depressed economic conditions, could continue to have a depressing effect on the market price of our common stock. The following factors, many of which are beyond our control, may influence our stock price:

•	the status of our growth strategy including the expansion of our production capabilities and the increase in sales and administrative personnel with the net proceeds from the offering;
•	announcements of technological or competitive developments;
•	actual or anticipated fluctuations in our quarterly operating results;
•	changes in financial estimates by securities research analysts;
•	changes in the economic performance or market valuations of our competitors;
•	additions or departures of our executive officers or other key personnel;
•	release or expiration of lock-up or other transfer restrictions on our outstanding common stock; and
•	sales or perceived sales of additional shares of our common stock.

In addition, the securities market has, from time to time, experienced significant price and volume fluctuations that are not related to the operating performance of particular companies. Any of these factors could result in large and sudden changes in the volume and trading price of our common stock and could cause our stockholders to incur substantial losses. In the past, following periods of volatility in the market price of a company’s securities, stockholders have often instituted securities class action litigation against that company. If we were involved in a class action suit or other securities litigation, it would divert the attention of our senior management, require us to incur significant expense and, whether or not adversely determined, could have a material adverse effect on our business, financial condition, results of operations and prospects.

The Offering price of the Shares offered hereby was determined by our management, which has no specific relationship to our assets, book value, net worth or other economic or recognized criteria of value.

The Offering price of the Shares offered hereby was determined by our management, and was set based upon an agreed upon formula in relation to average closing price of the stock since the symbol change became effective on February 2, 2011. The price bears no specific relationship to our assets, book value, net worth or other economic or recognized criteria of value. In no event should the public offering price be regarded as an indicator of any future market price of our securities.

Our common stock is currently quoted on the “Pink Sheets - Other” quotation market under the symbol “OPHI.PK”. To date, however, trading activity in our common stock has been extremely limited. There is no assurance as to the depth or liquidity of any such market or the prices at which holders may be able to sell the securities.

Our common stock is on the “Pink Sheets - Other” quotation market under the symbol “OPHI.PK”. To date, however, trading activity in our common stock has been extremely limited. There is also no assurance as to the depth or liquidity of any such market or the prices at which holders may be able to sell the securities. An investment in the Shares may be totally illiquid and investors may not be able to liquidate their investment readily or at all when they need or desire to sell. We are intent, however, on submitting our shares for trading on the OTC Markets bulletin board by filing the registration statement.

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If you purchase the common stock sold in this offering, you will provide a disproportionately greater percentage of the cash contributed to our capital than the ownership percentage you receive.

Collectively, the existing shareholders own 61,215,081 shares of our Common Stock. If all Shares offered hereby are sold, upon completion of the Offering present stockholders will own 85.96% of the then outstanding Common Stock, and investors in this Offering will own the other 14.04%, for which they will have paid $2,000,000 cash, if all shares offered for sale, are sold. Thus, investors in this Offering will provide a disproportionately greater percentage of the cash contributed to our capital than the ownership percentage they receive. Present stockholders will benefit from a greater share of the Company if successful, while investors in this Offering risk a greater loss of cash invested if we are not successful. Investors should also note that we recently converted indebtedness to our officers to our common stock at $0.05 per share, a price significantly below that being offered by this Prospectus.

If we issue shares of preferred stock, your investment could be diluted or subordinated to the rights of the holders of preferred stock.

Our Board of Directors is authorized by our Certificate of Incorporation to establish classes or series of preferred stock and fix the designation, powers, preferences and rights of the shares of each such class or series without any further vote or action by our stockholders. Any shares of preferred stock so issued could have priority over our common stock with respect to dividend or liquidation rights. The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable a holder to block such a transaction. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of holders of our common stock. Although our Board of Directors is required to make any determination to issue preferred stock based on its judgment as to the best interests of our stockholders, our Board could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of our stockholders might believe to be in their best interests or in which such stockholders might receive a premium for their stock over the then-market price of such stock. Presently, our Board of Directors does not intend to seek stockholder approval prior to the issuance of currently authorized preferred stock, unless otherwise required by law or applicable stock exchange rules. Although we have no plans to issue any additional shares of preferred stock or to adopt any new series, preferences or other classification of preferred stock, any such action by our Board of Directors or issuance of preferred stock by us could dilute your investment in our common stock and warrants or subordinate your holdings to such shares of preferred stock.

Future issuances or sales, or the potential for future issuances or sales, of shares of our common stock, the conversion of preferred stock into our common stock, or the conversion of convertible notes into our common stock, may cause the trading price of our securities to decline and could impair our ability to raise capital through subsequent equity offerings.

During 2011, we issued a significant number of shares of our common stock, preferred stock convertible into shares of our common stock, and convertible notes that may be converted into our common stock in connection with various financings and the repayment of debt, and we anticipate that we will continue to do so in the future. All of these issuances were at prices significantly below the price at which the common stock is offered under this Prospectus. The additional shares of our common stock issued and to be issued in the future upon the conversion of debt could cause the market price of our common stock to decline, and could have an adverse effect on our earnings per share if and when we become profitable. In addition, future sales of a substantial number of shares of our common stock or other securities in the public markets, or the perception that these sales may occur, could cause the market price of our common stock to decline, and could materially impair our ability to raise capital through the sale of additional securities.

We do not anticipate paying cash dividends on our common stock in the foreseeable future.

We do not anticipate paying cash dividends in the foreseeable future on shares of our common stock. Presently, we intend to retain all of our earnings, if any, to finance development and expansion of our business. Consequently, your only opportunity to achieve a positive return on your investment in us will be if the market price of our common stock appreciates.

Our principal stockholder controls our business affairs, so you will have little or no participation in our business affairs.

After the Offering, our current management will beneficially own over 50% of our outstanding Common Stock and will have full control over the affairs of the Company. The security holder will be able to continue to elect over a majority of our directors and to determine the outcome of the corporate actions requiring shareholder approval, regardless of how additional security holders of the Company may vote. The investors will have no ability to influence corporate actions.

(19)

Future issuances of capital stock may depress the trading price of our common stock.

Any issuance of shares of our common stock (or common stock equivalents) after this offering could dilute the interests of our existing stockholders and could substantially decrease the trading price of our common stock. We may issue additional shares of our common stock in the future for a number of reasons, including financing our operations and business strategy (including in connection with acquisitions, strategic collaborations or other transactions).

Sales of a substantial number of shares of our common stock in the public market could depress the market price of our common stock, and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our common stock or other equity-related securities would have on the market price of our common stock. .

Our stock is a penny stock. Trading of our stock may be restricted by the SEC’s penny stock regulations and the FINRA’s sales practice requirements, which may limit a stockholder’s ability to buy and sell our stock.

Our common shares may be deemed to be "penny stock" as that term is defined in Regulation Section "240.3a51-1" of the Securities and Exchange Commission (the "SEC"). Penny stocks are stocks: (a) with a price of less than U.S. $5.00 per share; (b) that are not traded on a "recognized" national exchange; (c) whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ - where listed stocks must still meet requirement (a) above); or (d) in issuers with net tangible assets of less than U.S. $2,000,000 (if the issuer has been in continuous operation for at least three years) or U.S. $5,000,000 (if in continuous operation for less than three years), or with average revenues of less than U.S. $6,000,000 for the last three years.

Section "15(g)" of the United States Securities Exchange Act of 1934, as amended, and Regulation Section "240.15g(c)2" of the SEC require broker dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor’s account. Potential investors in the Company’s common shares are urged to obtain and read such disclosure carefully before purchasing any common shares that are deemed to be "penny stock".

Moreover, Regulation Section "240.15g-9" of the SEC requires broker dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker dealer to: (a) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (b) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (c) provide the investor with a written statement setting forth the basis on which the broker dealer made the determination in (ii) above; and (d) receive a signed and dated copy of such statement from the investor confirming that it accurately reflects the investor’s financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult for investors in the Company’s common shares to resell their common shares to third parties or to otherwise dispose of them. Security holders should be aware that, according to Securities and Exchange Commission Release No. 34-29093, dated April 17, 1991, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

(i)  control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer

(ii)   manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases

(iii)   boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons

(iv)   excessive and undisclosed bid-ask differential and mark-ups by selling broker-dealers

(v)    the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses

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As an issuer of “penny stock” the protection provided by the federal securities laws relating to a forward-looking statement does not apply to us and as a result we could be subject to legal action.

Although federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, if we are a penny stock, we will not have the benefit of this safe harbor protection in the event of any legal action based upon a claim that the material provided by us contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading. Such an action could hurt our financial condition.

The issuance of any of our equity securities pursuant to any equity compensation plans we intend to adopt may dilute the value of existing stockholders and may affect the market price of our stock.

In the future, we may issue to our officers, directors, employees and/or other persons equity based compensation under any equity based compensation plan we intend to adopt to provide motivation and compensation to our officers, employees and key independent consultants. The award of any such incentives could result in an immediate and potentially substantial dilution to our existing stockholders and could result in a decline in the value of our stock price. The exercise of these options and the sale of the underlying shares of common stock and the sale of stock issued pursuant to stock grants may have an adverse effect upon the price of our stock.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The prospectus contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may", "expect", "plans", "intends", "anticipate", "believe", "estimate" and "continue" or similar words. You should read statements that contain these words carefully because they discuss our future expectations contain projections of our future results of operations or of our financial condition or state other "forward-looking" information. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements represent our estimates and assumptions only as of the date of this prospectus and, except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this prospectus. The forward-looking statements contained in this prospectus are excluded from the safe harbor protection provided by the Private Securities Litigation Reform Act of 1995 and Section 27A of the Securities Act of 1933, as amended. We believe that it is important to communicate our future expectations to our investors. However, there may be events in the future that we are not able to accurately predict or control. The factors listed above in the section captioned "Risk Factors", as well as any cautionary language in this prospectus, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations described in our forward-looking statements. Before you invest in our securities, you should be aware that the occurrence of the events described as risk factors and elsewhere in this prospectus could have a material adverse effect on our business, operating results and financial condition.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of common stock we are offering pursuant to this prospectus will be approximately $1,888,525 after deducting the underwriting discount and our expenses of the offering, and assuming a public offering price of $0.20 per share.

We intend to use the net proceeds from this offering to hire additional sales staff to increase sales related to our expansion, move to a larger production facility to increase our current production capacity, and make certain upgrades to our production processes that will increase our efficiency and reduce the cost of production.  The production facility will include certain upgrades and modernizations to equipment and the addition of components that we believe will allow us to produce our products more quickly and in greater quantity, without sacrificing quality. We believe the upgraded production facility will enable us to meet the increasing demand for our products for 2012 and later. The detailed breakdown of use of proceeds in case of 100%, 75%, 50% and 25% funded, respectively, is set forth in the tables as below:

Organic Plant Health, Inc. Use of Funds Chart – 100% Funded

Facility	1 yr. lease of 18,000-24,000 sq. ft. office/warehouse	$187,000
Facility Upgrades & Equipment	• Upgrade existing system for higher speed and higher production output. • Automate certain production aspects to reduce production costs and improve consistency in production cycles. • Improve storage capacity and efficiency • Purchase and install additional components to streamline production process and improve consistency of production cycles	$387,000
Raw Materials	Purchase bulk volume of certain raw materials to achieve greater cost efficiencies.	$313,000
Branding & Packing Materials	Complete design phase and production of new branding design for all exclusive OPHI products. This cost includes the completion of the design process and execution of the designs on actual packaging in quantities of 5,000 – 10,000 minimum. Much of this cost will be recouped in the production of finished goods using the new packaging.	$311,000
Operations & Personnel	Expand sales staff, support staff and management to drive the expansion into new markets along the east coast and points in the mid-west.	$740,000
	Net use of funds	$1,938,000
	Filing Fees and Expenses	$62,000
	Total Offering (10,000,000 shares @ $.20)	$2,000,000

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Organic Plant Health, Inc. Use of Funds Chart – 75% Funded

Facility	1 yr. lease of 12,000-18,000 sq. ft. office/warehouse	$119,000
Facility Upgrades & Equipment	• Upgrade existing system for higher speed and higher production output. • Automate certain production aspects to reduce production costs and improve consistency in production cycles. • Improve storage capacity and efficiency	$295,000
Raw Materials	Purchase bulk volume of certain raw materials to achieve greater cost efficiencies.	$173,000
Branding & Packing Materials	Complete design phase and production of new branding design for all exclusive OPHI products. This cost includes the completion of the design process and execution of the designs on actual packaging in quantities of 5,000 – 10,000 minimum. Much of this cost will be recouped in the production of finished goods using the new packaging.	$301,000
Operations & Personnel	Expand sales staff, support staff and management to drive the expansion into new markets along the east coast and points in the mid-west.	$550,000
	Net use of funds	$1,438,000
	Filing Fees and Expenses	$62,000
	Total Offering (7,500,000 shares @ $.20)	$1,500,000

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Organic Plant Health, Inc. Use of Funds Chart – 50% Funded

Raw Materials	Purchase bulk volume of certain raw materials to achieve greater cost efficiencies.	$140,000
Branding & Packing Materials	Complete design phase and production of new branding design for all exclusive OPHI products. This cost includes the completion of the design process and execution of the select designs on actual packaging in quantities of at least 5,000. Much of this cost will be recouped in the production of finished goods using the new packaging.	$273,000
Operations & Personnel	Expand sales staff, support staff to drive the expansion into new markets along the east coast and points in the mid-west.	$525,000
	Net use of funds	$938,000
	Filing Fees and Expenses	$62,000
	Total Offering (5,000,000 shares @ $.20)	$1,000,000

Organic Plant Health, Inc. Use of Funds Chart – 25% Funded

Raw Materials	Purchase bulk volume of certain raw materials to achieve greater cost efficiencies.	$22,000
Branding & Packing Materials	Complete design phase and production of new branding design for all exclusive OPHI products. This cost includes the completion of the design process and execution of the select designs on actual packaging in quantities of at least 5,000. Much of this cost will be recouped in the production of finished goods using the new packaging.	$176,000
Operations & Personnel	Expand sales staff, support staff to drive the expansion into new markets along the east coast and points in the mid-west.	$240,000
	Net use of funds	$438,000
	Filing Fees and Expenses	$62,000
	Total Offering (2,500,000 shares @ $.20)	$500,000

The expected use of net proceeds of this offering represents our intentions based on our current plans and business conditions. The amount and timing of our actual expenditures will depend on numerous factors, including increases in construction and renovation costs and expenses or unforeseen delays in upgrading and up-fitting the new production facility, opportunities for expanded sales that may arise, and any unforeseen cash needs. As a result, we will retain broad discretion in the allocation and use of the net proceeds of this offering based on its assessment of the then current needs of our business and the benefit to shareholders.

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DETERMINATION OF OFFERING PRICE

The $0.20 offering price of our common stock was determined by us after considering the following principal factors:

•	the information in this prospectus and otherwise available to the investors;

•	the history and the prospects for the industry in which we compete;

•	the ability of our management;

•	the prospects for our future earnings;

•	the present state of our development and our current financial condition;

•	the general condition of the economy and the securities markets in the United States at the time of this offering;

•	other factors we deemed relevant.

Our common stock is currently quoted on the “Pink Sheets - Other” quotation market under the symbol “OPHI.PK”. We intend to apply to the Over-the-Counter Bulletin Board electronic quotation service for the trading of our common stock. If our common stock becomes traded on the Over-the-Counter Bulletin Board electronic quotation market, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders named in this prospectus. The offering price would thus be determined by market factors and the independent decisions of the selling shareholders named in this prospectus.

We can offer no assurances that the public offering price in the Primary Offering will correspond to the price at which our shares will trade in the public market following this offering or that an active trading market for our shares will develop and continue after this offering.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Any future determination to pay cash dividends will be at the discretion of our board of directors and will depend upon our financial condition, operating results, capital requirements, Nevada laws, and other factors that our board of directors deems relevant.

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CAPITALIZATION

The following table sets forth our cash and our capitalization as of September 30, 2011 on an actual basis and on a pro forma basis to reflect our sale of 10,000,000 shares of common stock in this offering, at an assumed public offering price of $0.20 per share, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

The pro forma information below is illustrative only and our capitalization following the completion of this offering may be different based on the actual initial public offering price and other terms of this offering determined at pricing. You should read this table together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our audited financial statements and the related notes appearing elsewhere in this prospectus.

	As of September 30, 2011
	Actual (Unaudited)	Pro Forma if 100% of shares are sold	Pro Forma if 75% of shares are sold	Pro Forma if 50% of shares are sold	Pro Forma if 25% of shares are sold
STOCKHOLDERS' EQUITY
Preferred stock, par value $0.001; 5,000,000 shares authorized; none issued and outstanding	$—	—	—	—	—
Common stock, par value $0.001; 150,000,000 shares authorized; 61,215,081 shares issued and 71,215,081 shares to be issued and outstanding after offering	$61,215	71,215	68,715	66,215	63,715
Additional paid-in capital	$773,512	2,763,512	2,266,012	1,768,512	1,271,012
Deferred compensation	$(18,750)	(18,750)	(18,750)	(18,750)	(18,750)
Accumulated deficit	$(1,007,570)	(1,069,570)	(1,069,570)	(1,069,570)	(1,069,570)
Total Stockholders Equity	$(191,593)	1,746,407	1,246,407	746,407	246,407

Total Capitalization	$—	2,000,000	1,500,000	1,000,000	500,000

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MARKET PRICE AND DIVIDENDS

OF COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is quoted on the “Pink Sheets - Other” quotation market under the symbol “OPHI.PK”. We intend to apply for listing of our common stock on over-the-counter on the OTCBB. Our common stock became eligible for quotation on the “Pink Sheets - Other” quotation market in January of 1998. Since such date, there has been extremely limited trading in our common stock.

The following table sets forth the high and low bid prices, on the “Pink Sheets - Other” quotation market, as reported and summarized by the “Pink Sheets - Other” quotation market, for each fiscal quarter during the fiscal year ended December 31, 2010 and 2009 and for the first and second quarter of 2011. As of December 19, 2011 , the last reported sale price of our common stock was $0.16 per share.

Quarter Ended	High	Low
2011:
First Quarter	$0.18	$0.18
Second Quarter	0.15	0.15
Third Quarter	0.20	0.07
2010:
First Quarter	$0.70	$0.50
Second Quarter	0.35	0.25
Third Quarter	0.15	0.135
Fourth Quarter	0.065	0.045
2009:
First Quarter	$7.50	$7.50
Second Quarter	0.525	0.525
Third Quarter	3.00	3.00
Fourth Quarter	1.00	0.75

Holders

As of December 16 , 2011 , there were 588 shareholders of record of our common stock. This does not reflect the number of persons or entities who hold stock in nominee or “street” name through various brokerage firms.

Equity Compensation Plan Information

We currently have no equity compensation plan.

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DILUTION

Our net tangible book deficit as of September 30, 2011 was $191,593 or less than $.01 per share of common stock. Net tangible book deficit per share is determined by dividing our tangible book deficit (total tangible assets less total liabilities) by the number of outstanding shares of our common stock. Tangible assets represent total assets excluding goodwill and other intangible assets. As of December 19, 2011, we had a total of 61,215,081 shares of common stock outstanding. Accordingly, the sale of common stock we are offering pursuant to this prospectus will have no dilution to our existing shareholders.

However, if you invest in our shares of common stock in this offering, your investment would be diluted immediately to the extent of the difference between the public offering price per share of common stock that you will pay in this offering, and the net tangible book value per share of common stock immediately after this offering. For example, assuming the sale by us of 10,000,000 shares of common stock at a public offering price of $0.20 per share, after deducting the estimated offering expenses, our as adjusted net tangible book value as of September 30, 2011 would have been $1,746,407, or $0.02 per share of common stock. This represents an immediate decrease in net tangible book value per share to the new investors purchasing shares of common stock in this offering.

The following table illustrates the per share dilution in case of 100%, 75%, 50% and 25% funded, respectively:

	If 100% of shares are sold	If 75% of shares are sold	If 50% of shares are sold	If 25% of shares are sold

Public offering price	$0.20	$0.20	$0.20	$0.20
Pro forma net tangible book value after this offering (1)	$0.02	$0.02	$0.01	$0.004
Decreased value per share to new investors	$0.18	$0.18	$0.19	$0.196

(1) After deduction of corporate finance fee and other estimated offering expenses.

The pro forma net tangible book value after the offering is calculated as follows:

	If 100% of shares are sold	If 75% of shares are sold	If 50% of shares are sold	If 25% of shares are sold
Numerator:
Net tangible book deficit before this offering	(191,593)	(191,593)	(191,593)	(191,593)
Net proceeds from this offering (1)	1,938,000	1,438,000	938,000	438,000
Total	1,746,407	1,246,407	746,407	246,407
Denominator:
Shares of common stock outstanding prior to this offering	61,215,081	61,215,081	61,215,081	61,215,081
Shares of common stock included in the offering	10,000,000	7,500,000	5,000,000	2,500,000
Total	71,215,081	68,715,081	66,215,081	63,715,081

(1) Net of corporate finance fee and other estimated offering expenses.

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PLAN OF DISTRIBUTION

We have agreed to sell up to 10,000,000 shares of our common stock to the investors at price of $0.20 per share. This Primary Offering will be made on a best-efforts, self-underwritten basis by the Company with no minimum offering amount required. The subscriptions are irrevocable, and will not be escrowed and will be available to the investors upon receipt.

Pricing of Securities

The $0.20 offering price of our common stock was determined by the Company after considering the following principal factors:

•	the information in this prospectus and otherwise available to the investors;

•	the history and the prospects for the industry in which we compete;

•	the ability of our management;

•	the prospects for our future earnings;

•	the present state of our development and our current financial condition;

•	the general condition of the economy and the securities markets in the United States at the time of this offering;

•	other factors we deemed relevant.

Our common stock is currently quoted on the “Pink Sheets - Other” quotation market under the symbol “OPHI.PK”. We intend to apply to the Over-the-Counter Bulletin Board electronic quotation service for the trading of our common stock. If our common stock becomes traded on the Over-the-Counter Bulletin Board electronic quotation market, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders named in this prospectus. The offering price would thus be determined by market factors and the independent decisions of the selling shareholders named in this prospectus.

We can offer no assurances that the public offering price in this offering will correspond to the price at which our shares will trade in the public market following this offering or that an active trading market for our shares will develop and continue after this offering.

Foreign Regulatory Restrictions on Purchase of Shares

We have not taken any action to permit a public offering of the shares outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to this offering of ordinary shares and the distribution of the prospectus outside the United States.

Escrow

The subscriptions are irrevocable, and will not be escrowed and will be available to the Company upon receipt.

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SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there has been a limited public market for our common stock, and we cannot assure you that a significant public market for our common stock will develop or be sustained after this offering. As described below, no shares currently outstanding will be available for sale immediately after this offering due to certain contractual and securities law restrictions on resale. Sales of substantial amounts of our common stock in the public market after the restrictions lapse could cause the prevailing market price to decline and limit our ability to raise equity capital in the future.

Immediately after this offering, we will have 71,215,081 shares of our common stock issued and outstanding. Of these shares, 20,456,375 shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act, except for any shares of our common stock purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. As of December 16 , 2011 , 53,897,248 shares of our outstanding common stock are restricted securities as that term is defined in Rule 144. Restricted securities may be sold in the public market only if registered or if they qualify for an exemption from registration under Section 4(1), or Rule 144 promulgated under the Securities Act. None of those shares of common stock will be eligible for sale under Rule 144 prior to February of 2012.

Rule 144

The availability of Rule 144 will vary depending on whether restricted shares are held by an affiliate or a non-affiliate. In general, under Rule 144 as in effect on the date of this prospectus, a person who has beneficially owned restricted shares of our common stock or warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale.

Persons who have beneficially owned restricted shares of our common stock or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

  1% of the number of shares of common stock then outstanding, which will equal 712,151 shares immediately after this offering (assuming no exercise of the underwriter’s over-allotment option.); and

  the average weekly trading volume of our common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

In addition, any sales by affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and the availability of current public information about us.

Registration Rights

After the completion of this offering, the holders of shares of common stock sold in the offering will be entitled to the registration rights described in the section titled “Description of Capital Stock — Registration Rights.” Following the expiration of the lock-up period, registration of these shares under the Securities Act would result in the shares becoming freely tradable without restriction under the Securities Act immediately upon the effectiveness of the registration, except for shares purchased by our affiliates.

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DESCRIPTION OF SECURITIES

The following is a summary description of our capital stock and certain provisions of our certificate of incorporation and by-laws, copies of which have been filed as exhibits to our registration statements of which this prospectus forms a part. The following discussion is qualified in its entirety by reference to such exhibits.

General

We are authorized to issue 150,000,000 shares of our common stock, par value $.001 per share and 5,000,000 shares of our preferred stock.

Common Stock

As of December 16, 2011 , there were 61,215,081 shares of our common stock issued and outstanding, which were held of record by approximately 588 share holders.

Holders of our common stock are entitled to one vote per share on matters on which our stockholders vote. There are no cumulative voting rights. Subject to any preferential dividend rights of any outstanding shares of preferred stock, holders of our common stock are entitled to receive dividends, if declared by our Board of Directors, out of funds that we may legally use to pay dividends. If we liquidate or dissolve, holders of our common stock are entitled to share ratably in our assets once our debts and any liquidation preference owed to any then-outstanding preferred stockholders are paid. Our certificate of incorporation does not provide our common stock with any redemption, conversion or preemptive rights. All shares of our common stock that are outstanding as of the date of this prospectus and, upon issuance and sale, all shares we are selling in this offering, will be fully-paid and nonassessable.

Preferred Stock

Our Board of Directors has the authority, without further stockholder authorization, to issue from time to time shares of our preferred stock in one or more series and to fix the terms, limitations, relative rights and preferences and variations of each series set forth as follows. Although we have no present plans to issue any shares of our preferred stock, the issuance of shares of our preferred stock, or the issuance of rights to purchase such shares, could decrease the amount of earnings and assets available for distribution to the holders of our common stock, could adversely affect the rights and powers, including voting rights, of our common stock, and could have the effect of delaying, deterring or preventing a change in control of us or an unsolicited acquisition proposal. As of the date thereof, we have no preferred stock issued and outstanding and no current plans to issue any our preferred stock.

(1)             Designation and Rank. The series of Preferred Stock shall be designated the “Convertible Preferred Stock” (“Convertible Preferred”) and shall consist of 5,000,000 shares. The Convertible Preferred is authorized by the Board of Directors of this Corporation and shall be senior to the common stock.

(2)             Conversion into Common Stock.

(a)              Right to Convert. Each share of Convertible Preferred Stock shall be convertible, at the option of the holder thereof, at any time after one year from the date of issuance (the “Conversion Date”) into ten (10) shares of fully paid and non-assessable shares of Common Stock (the “Conversion Ration”).

(b)             Mechanics of Conversion. Before any holder shall be entitled to convert, he shall surrender the certificate or certificates representing Convertible Preferred Stock to be converted, duly endorsed or the Corporation or of any transfer agent, and shall give written notice to the Corporation at such office that he elects to convert the same. The Corporation shall, as soon as practicable thereafter, issue a certificate or certificates for the number of shares of Common Stock to which the holder shall be entitled. The Corporation shall, as soon as practicable after delivery of such certificates, or such agreement and indemnification in the case of a lost, stolen or destroyed certificate, issue and deliver to such holder of Convertible Preferred Stock a certificate or certificates for the number of shares of Common Stock to which such holder is entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into fractional shares of Common Stock. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Convertible Preferred Stock to be converted.

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(c)              Adjustment to Conversion Ratio.

(i)     Merger or Reorganization. In case of any consolidation or merger of the Corporation as a result of which holder of Common Stock become entitled to receive other stock or securities or property, or in case of any conveyance of all or substantially all of the assets of the Corporation to another corporation, the Corporation shall mail to each holder of Convertible Preferred Stock at least thirty (30) days prior to the consummation of such event a notice thereof, and each such holder shall have the option to either (i) convert such holder’s shares of Convertible Preferred Stock into shares of Common Stock pursuant to this Section 3 and thereafter receive the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of such Convertible Preferred Stock would have been entitled upon such consolidation, merger or conveyance, or (ii) exercise such holder’s rights pursuant to Section 1 (a). Unless otherwise set forth by the Board of Directors, the Conversion Ratio shall not be affected by a stock dividend or subdivision (stock split) on the Common Stock of the Corporation, or a stock combination (reverse stock split) or stock consolidation by reclassification of the Common Stock. However, once the Convertible Preferred Stock has been converted to Common Stock, it shall be subject to all corporate actions that affect or modify the common stock.

(d)             No Impairment. The Corporation will not, by amendment of its Articles of Incorporation, this Certificate of Designation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Convertible Preferred Stock against impairment.

(e)              Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Ratio of the Convertible Preferred Stock pursuant to this Section 3, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Convertible Preferred Stock a certificate setting forth such adjustment or readjustment and the calculation on which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Convertible Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustment and readjustment, (ii) the Conversion Ratio for the Convertible Preferred Stock at the time in effect and (iii) the number of share of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Convertible Preferred Stock.

(f)              Notice of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarter) or other distribution, the Corporation shall mail to each holder of Convertible Preferred Stock at least ten (10) days prior to the date specified herein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

(g)              Common Stock Reserve. The Corporation shall reserve and keep available out of its authorized but unissued Common Stock such number of shares of Common Stock as shall from time to time be sufficient to effect conversion of the Convertible Preferred Stock.

(3)             Voting Rights. Except as otherwise required by law, the holders of Convertible Preferred Stock and the holders of Common Stock shall be entitled to notice of any stockholders’ meeting and to vote as a single class upon any matter submitted to the stockholders for a vote as follows: (i) the holders of each series of Preferred Stock shall have one vote for each full share of Common Stock into which a share of such series would be convertible on the record date for the vote, or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited; and (ii) the holders of Common Stock shall have one vote per share of Common Stock held as of such date.

(4)             Reissuance. No share or shares of Convertible Preferred Stock acquired by the Corporation by reason of conversion, all such shares thereafter shall be returned to be the status of unissued shares of Convertible Preferred Stock of the Corporation.

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Expenses of Registration

We will pay all registration expenses related to one demand, and any piggyback registration, other than underwriting discounts and commissions and any professional fees or costs of accounting, financial or legal advisors to any of the holders of registrable securities.

Our Corporate Charter Documents

Our amended certificate of incorporation and bylaws include provisions that are intended to enhance the likelihood of continuity and stability in our Board of Directors and in its policies. These provisions might have the effect of delaying or preventing a change in control and may make the removal of incumbent management more difficult even if such transactions could be beneficial to the interests of stockholders. These provisions will be described in an amendment to this registration statement.

Transfer Agent

The transfer agent for our common stock is Guardian Registrar & Transfer, Inc., 7951 SW 6th Street, Suite 216, Plantation, FL 33324, Phone: (954) 915-0109.

Legal Matters

Frank J. Hariton, 1065 Dobbs Ferry Road, White Plains, NY 10607, Tel: (914) 674-4373, Fax: (914) 693-2963 has passed upon the validity of the common stock offered by this prospectus. Mr. Hariton owns 75,000 shares of our common stock.

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INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The consolidated financial statements of Organic Plant Health, Inc. as of and for the years ended December 31, 2010 and 2009 appearing in this prospectus have been audited by Silberstein Ungar, PLLC CPAs. Independent Registered Public Accountants, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

The offices of Silberstein Ungar, PLLC CPAs are located at 30600 Telegraph Road, Suite 2175, Bingham Farms, MI 48025.

SELECTED CONSOLIDATED FINANCIAL AND OPERATING DATA

The following selected consolidated financial information should be read in conjunction with our consolidated financial statements and related notes included as part of this prospectus as well as and the information contained in the section of this prospectus captioned “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”  The selected consolidated statement of income data for the fiscal years ended December 31, 2010 and 2009 and the consolidated balance sheet data as of December 31, 2010 and 2009 have been derived from our audited consolidated financial statements included elsewhere in this prospectus. Our September 30, 2011 balance sheet and the related statements of operations for the quarters ended September 30, 2011 and September 30, 2010 have not been audited. The results of operations for past accounting periods are not necessarily indicative of the results to be expected for any future periods.

Consolidated Statement of Operations data

Consolidated Statements of Operations Data	Three Months ended September 30, 2011	Three Months ended September 30, 2010	Nine Months ended September 30, 2011	Nine Months ended September 30, 2010	Year ended December 31, 2010	Year Ended December 31, 2009

Revenues	$278,706	$292,340	$741,799	$828,984	$1,026,995	$1,062,163
Cost of Sales	$76,856	$103,973	$239,629	$265,511	$465,970	$601,963
Operating expenses	$256,355	$195,273	$699,031	$637,372	$862,211	$916,601
(Loss) from operations	$(54,505)	$(6,906)	$(196,860)	$(73,899)	$(301,186)	$(456,401)
Other (expense) income	$(22,315)	$(5,796)	$(47,180)	$(17,445)	$(34,871)	$(26,036)
(Loss) before provision for income taxes	$(76,820)	$(12,702)	$(244,041)	$(91,344)	$(336,057)	$(482,437)
Income taxes	$-0-	$-0-	$-0-	$-0-	$-0-	$-0-
Net (loss)	$(76,820)	$(12,702)	$(244,041)	$(91,344)	$(336,057)	$(482,437)
Net loss per common share
Basic	**	**	**	**	(0.06)	N/A
Weighted average common shares outstanding
Basic	60,824,782	7,892,214	40,913,374	4,607,399	5,331,483	N/A

** Less than $.01

Balance Sheet Data:	As of September 30, 2011	As of December 31, 2010	As of December 31, 2009

Cash	$56,349	$6,625	$29,257
Total current assets	$271,959	$141,030	$282,146
Fixed assets, net	$114,528	$136,580	$168,772
Other assets	$6,700	$6,700	$6,700
Total Assets	$393,187	$284,310	$457,618
Current liabilities	$430,503	$507,787	$377,486
Long term liabilities	$154,277	$154,052	$382,603
Stockholders’ equity (deficit)	$(191,593)	$(377,529)	$(302,471)
Total liabilities and stockholders’ equity (deficit)	$393,187	$284,310	$457,618

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

 You should read the following discussion together with our consolidated financial statements and the related notes included elsewhere in this prospectus.  This discussion contains forward-looking statements that are based on our current expectations, estimates and projections about our business and operations.  Our actual results may differ materially from those currently anticipated and expressed in such forward-looking statements as a result of a number of factors, including those which we discuss under “Risk Factors” and elsewhere in this prospectus.

General

We produce, distribute and sell contemporary, professional grade, organic based, natural and environmentally responsible products for the continual care of the urban and suburban landscape through our wholly-owned subsidiary, Organic Plant Health, LLC (OPH), a North Carolina Limited Liability Corporation located in Charlotte, North Carolina. Our products consist of granular and liquid fertilizers and soil conditioners for all landscape needs. They are formulated to improve soil health, plant health, control for fungus, diseases and insect infestation in various locations throughout landscapes and properties. These products are formulated and blended from raw materials brought in from around the country. Our products and education oriented, customer-first business practices appeal to green-minded consumers and businesses along with homeowners with do-it-yourself tendencies.  We have built a customer base of over 4,500 residential customers and over 100 commercial landscapers located throughout the region consisting of North and South Carolina.

For the nine months ended September 30, 2011, we generated revenues of $741,799 and net loss of $244,041. For the fiscal year of 2010, we generated revenues of $1,026,995 and net loss of $336,057. For the fiscal year of 2009, we generated revenues of $1,062,163 and net loss of $482,437.

As of September 30, 20111, we had total assets of $393,187, available cash and cash equivalents of $56,349, approximately 7 full time employees, and 3 part time employees to support production and sales for seasonal peaks. Our operating facilities consist of 1) an 11,000 square foot production facility on Monroe Road in Charlotte, NC where production of the proprietary granular and liquid products occurs; 2) a retail store located in downtown Matthews servicing residential Do-It-Yourselfers and commercial landscapers. We also distribute products through master retailers, which mirror the Matthews store, and through independent retailers such as Ace Hardware locations and garden centers throughout the region, as well as master distributors who also sell to independent retailers. We currently have distribution representation in the state of SC and are in negotiations with a potential distributor for the lower half of Florida.

Based upon our perceived and historical growing demand for our organic-based and natural fertility products, we believe we have a unique opportunity to substantially increase our revenues, net income and gross margins by expanding our current manufacturing capacity and producing different types of fertility products for which we believe there is a large and increasing demand.

Important Factors Affecting our Results of Operations

We believe significant factors exist that could affect our operating results, including the (i) cost of raw materials, (ii) the ability to identify and hire qualified sales people and management personnel to drive our sales expansion, (iii) prices of our products to our retailers and wholesalers and their markup to the end users, (iv) consumer acceptance of new products, and (v) general economic conditions in the US markets.

Recent economic factors, namely the recession and the effects thereof, have adversely affected our operating results. In addition, we have missed certain opportunities to convert prospective retail partners into customers. Although missed opportunities can be easily tied to the same economic factors, management believes that with partial or full funding from this offering, we can improve the quality and the quantity our sales efforts, and this will enable us to bring on new customers and retain current customers.

Management believes that increasing the number of places that sell our exclusive products, even if per store sales are significantly lower than that of the company’s retail store, is the most prudent strategy for expanding the business at this time. By spreading the sales revenue goal among more stores, the dependence on the performance of any one store is reduced, thereby increasing the likelihood that the company will enjoy positive growth in the future, so long as the company generates enough revenue to meet its obligations and expenses as well as to be able to afford an adequate number of experienced sales and support staff.

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Results of Operations

Comparison of the three and nine months ended September 30, 2011 and 2010

The following tables set forth key components of our results of operations for the periods indicated, in dollars and as a percentage of revenue.

(All amounts in thousands of U.S. dollars, except for the percentages)

Consolidated Statements of	For the three months ended				For the nine months ended
Operations Data	9/30/2011		9/30/2010		9/30/2011		9/30/2010
	$	%(1)	$	%(1)	$	%(1)	$	%(1)

Revenues	278,706	—	292,340	—	741,799	—	828,984	—
Cost of sales	76,856	28%	103,973	36%	239,629	32%	265,511	32%
Gross profit	201,850	72%	188,367	64%	502,170	68%	563,473	68%
Operating expenses	256,355	92%	195,273	67%	699,031	94%	637,372	77%
(Loss) from operations	(54,505)	20%	(6,906)	2%	(196,860)	27%	(73,899)	9%
Other (expense)	(22,315)	8%	(5,796)	2%	(47,180)	6%	(17,445)	2%
Net loss before income taxes	(76,820)	28%	(12,702)	4%	(244,041)	33%	(91,344)	11%
Net (loss)	(76,820)	28%	(12,702)	4%	(244,041)	33%	(91,344)	11%

(1) Representing percentage of revenues.

Revenues

Our revenues consist of the sale of our fertility products less, returns and allowances, and the sale of license agreements. We currently sell our products directly to ultimate end users via our retail store located in downtown Matthews; we also sell them to non-related retailers and wholesalers who then sell such products to the ultimate end users. To date, returns and allowances have been virtually non-existent and as such have had no material effect on our revenues. The revenues from the sale of license agreements, and optional license agreements are in connection with our approval to the distribution partners that desire to represent us in developing sales and marketing agreements with potential wholesale customers. We recognize this revenue upon execution of the licensing agreement.

Revenue for the three and nine months ended September 30, 2011 was $278,706 and $741,799, respectively, of which $45,000 and $80,000 from sale of license agreement during the three-month and nine-month periods, respectively. Comparatively, we had revenues of $292,340 and $828,984 for the three and nine months ended September 30, 2010, respectively. The decrease by $13,634, or approximately 4.7%, and by $87,185, or approximately 10.5%, during the three and nine months ended September 30, 2011, respectively, was due to the impact from changes in our business model / marketing strategy, and simultaneous effects from a weakening economy. Management believes that the effects from the ongoing recession or weakened economy will continue to hamper growth unless the company increases the number of retail partners purchasing products on a consistent basis. Further, management believes that the receipt of partial or full funding from this offering will enable the company to afford to expand the company’s sales efforts to increase the number of retail partners such that new revenues over the next 18-24 months will grow at a pace greater than our operating expenses and bring about profitability. However, there is no assurance that revenues will grow and there is reason to believe that sales will continue to decline under the current economic climate.

There are several trends that currently affect our revenues.

i) Economic Trends: Management conservatively expects that effects from the recession will continue to linger through 2012 and into 2013. Lingering effects from the recession could continue to adversely affect revenues and gross profits, and if this occurs it could adversely affect the company’s ability to continue operations.

ii) Consumer Trends: Management expects that, generally, consumers will show increased interest in products that support sustainability, conserve energy, conserve water and use less natural resources. Although this statement is unsubstantiated, it is widely accepted that, globally, consumers are tending towards a greater concern for the environment and using products that have a lower impact on the environment and the use of natural resources. Without partial or full funding to provide for initial sales force expansion and the development of new packing and branding strategy the company will be likely not be in a sufficient position to take full advantage of this increased interest.

In order to reduce the impact from financial crisis, our management decided to shift our business model in 2009 to include new distribution through established retail outlets such as hardware stores, independent garden centers and nurseries, referred as our “Retail Partners”. We believe these Retail Partners enable us to expand awareness and distribution of our exclusive products, while maximizing sales through the added exposure to the Retail Partner’s existing customer base. However, the increase in numbers of Retail Partners in the Charlotte area has an adverse effect on retail sales at the Matthews retail store, because of the close proximity, and causes the decrease in our total revenue during the short term. We believe the gross revenues from Retail Partners, as the number of retail partners increase over time, will far exceed Matthews’ retail store sales potential, resulting in greater long-term revenue stability and profitability.

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	Matthews Retail	Wholesale Partners
Revenue Jan 1,-Sept. 30, 2009 (less Sales Tax):	$698,806	$112,588
Revenue Jan 1,-Sept. 30, 2010 (less Sales Tax):	$557,239	$243,548
Revenue Jan 1,-Sept. 30, 2011 (less Sales Tax):	$405,424	$315,051

The above chart shows a decline in retail sales at the Matthews Retail Store, with an offsetting increase in Wholesale sales. Although the offset shown here is not balanced, it does illustrate the trend we expect to continue, with one caveat – we anticipate that annual retail sales will level off by the end of 2011 or 2012, as we do not anticipate adding more retail partners in the Charlotte NC metro area. Thus, assuming a strengthening economy, retail sales will likely rebound slightly at the Matthews Retail store, while wholesale revenues should continue to climb. Although management believes this is the trend, there is no assurance that this trend will continue, and there is no assurance that revenues, in general, will not continue to decline in the current economic climate.

In 2009 we started with 3 Retail Partners. In 2010 we added 21 Retail Partners. In 2011, we added 6 Retail Partners and lost 4 Retail partners. The failure to achieve greater wholesale growth in 2011 was due to the company’s primary sales person missing a great deal of work time because of serious illness and personal family issues that kept him from achieving our sales objectives.

Management believes that the extenuating circumstances mentioned above, in large part, prevented the company from generating incremental revenue growth in 2011. If 2011 retail partner growth had been more similar to the growth seen from 2010 over 2009, the result in 2011 would have been the addition of another 20 or more retail partners generating approximate annual sales of $280,000.00 more in gross revenue, (this number is based on total Wholesale revenue generated in 2010 of $280,000.00 from 24 Retail Partners). Further, if we receive partial or full funding from this offering management plans to hire additional sales and support staff that are expected to bring on new retail partners, generating an additional $500,000.00 to $1,100,000.00 in additional wholesale revenue, (based on the average retail partner purchasing $11,673.00 or more annually).

This new staff will increase the number of retail partners selling our products at a substantially higher rate and faster pace than previously achieved. Past sales efforts were hindered by the lack of funding to support adequate sales and support staff. The new staff hired with funds from this offering will, after having been trained by company management, possess adequate sales and communication skills to identify prospective retail partners and communicate to them the benefits of offering the company’s products to their end-use customers. The new support staff planned will provide the sales staff the opportunity to focus their efforts and spend more time developing new prospective retail partners, and less time managing the day-to-day tasks of managing any given account. This simple division of labor will provide greater resources to be available to increase the number of retail partners offering the company’s products. Although management plans to hire additional sales and support staff with funds received from this offering, there is no assurance that they will be successful in achieving the retail partner goals established for them.

This sales growth is expected to be incremental over the next several years, as we continue to add more sales people as we expand into new markets. Although management plans to achieve these general sales goals, there is no assurance that we will be able to hire additional sales people, and if we are able to hire them, there is no assurance that those sales people will be able to generate gross revenues as described in this offering.

Cost of Goods Sold

Our cost of goods sold consists primarily of costs of raw materials and direct labor, and other costs directly attributable to the production of our products. Write-down of inventories to lower of cost or market is also recorded in cost of goods sold. Cost of goods sold for the three months ended September 30, 2011 was $76,856, decreased by $27,117, or approximately 26.1% from $103,973 for the comparable period in 2010. Such decrease was due to a decrease in retail sales at our Matthews store during the third quarter of 2011, and the sales from our Retail Partners did not pick up due to the economy. For the nine months ended September 30, 2011, we had cost of goods sold in an amount of $239,629, decreased by $25,882, or approximately 9.7% from $265,511 for the comparable period in 2010. We experienced a slightly higher cost on certain commodity components, and reduced costs on certain other commodity components during the nine months ended September 30, 2011. Commodity components that increased in cost include a pasteurized poultry litter base that provides a source of organic nutrients, (Nitrogen, Phosphorous and Potassium), as well as beneficial bacteria and micorrhizal fungi, which add bio-diversity to the soil. Commodity components that decreased in cost include one source or organic acids (Humic Acid and Fulvic Acid derived from plant extracts). Although we achieved a greater impact in overall retail sales for the region, fewer of those retail sales occurred at our Matthews retail store. As referenced above, we believe the long-term gross revenues from our increasing number of wholesale customers will far exceed the sales potential at our Matthews’ retail store, simply because adding additional wholesale partners is much faster and significantly less costly than expanding our existing retail store, or opening additional brick and mortar retail stores.

There are several trends that currently affect our cost of goods sold:

i) Commodity price volatility: The current weakened economy has increased the volatility of commodity prices for raw materials. The company has not seen a significant increase in raw materials, nor do we expect one, however the current economic instability could cause price fluctuations. If these price fluctuations resulted in higher raw goods prices this could have an adverse effect on our operations, as it would increase our cost of goods sold. It is the nature of commodities to fluctuate in price based on supply and demand forces. Over the past several years one of the largest consumers of raw goods has been China, since its middle class has been expanding, creating increased demand for goods. If this trend continues it could have an adverse effect on our ability to receive favorable pricing on certain of our commodity based products. However, management does not believe that this will affect our long-term pricing outlook. Most, if not all, of our raw materials now come from the United States, or at least North America and we do not anticipate great price volatility with respect to those components. However, if such price volatility occurs, and it could, this would have an adverse effect on our cost of goods sold and negatively affect our operations.

ii) Cost of Direct Labor Trends: The current weakened economy has increased the company’s ability to hire and retail direct labor at a reasonable cost. We anticipate this to be consistent through 2012 and into 2013. However, if the economy were to sharply improve our direct labor costs could increase. If this were to occur, it would result in higher direct labor costs and this would have an adverse effect on our operations, as it would reduce our gross profit margins.

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Gross profit

Our gross profit is obtained based upon our total revenues minus our cost of goods sold for a particular period. Gross profit for the three months ended September 30, 2011 was $201,850, increased by $13,483, or approximately 7.2% from $188,367 for the comparable period in 2010. Such increase was due to the increase in sale of license agreement during the period, which had no direct cost incurred. For the nine months ended September 30, 2011, we had gross profit in an amount of $502,170, decreased by $61,303, or approximately 10.9%, from $563,473 for the comparable period in 2010. The decrease in gross profit during the nine months ended September 30, 2011 was primarily attributable to the increase in less profitable wholesale sales to our retail partners over the same period a year ago and a decrease in the more profitable retail sales from our Matthews retail store. Gross profits also continue to be adversely affected by ongoing effects from the recession. We expect the recession to continue to impact sales and gross profits negatively over the nest 2-3 years. Even if the economy recovers more quickly than expected, there is no assurance that sales and gross profits will increase.

Operating expenses

Our operating expenses were $256,355 for the three months ended September 30, 2011, increased by $61,082, or approximately 31.3%, compared to operating expenses of $195,273 for the same period in 2010. Our operating expenses were $699,031 for the nine months ended September 30, 2011, which was approximately equal to the operating expenses in the same period in 2010. Our fixed expenses remained fairly constant from year to year. We realized some savings as the result of lower sales activity in 2011, such as the decrease in salaries by $86,811 during the nine months ended September 30, 2011, respectively. We are working to reduce some of the fixed expenses to maintain positive cash flow during 2011. However, we expect an increase in overall expenses during 2011 due to the plan to hire 2-3 new sales employees and the additional expenses incurred as a result of becoming a publicly traded company in the United States. Such increase will include legal service fees, audit fees and other cash or non-cash payments for professional services The increase will be somewhat offset by the reduction in fixed expenses and the increased revenue generated from new sales activity. However, there is no assurance that we will be able to hire new sales and support staff, and this could negatively affect our ability to generate new sales for the period and this could impact the company’s operations and ability to continue operations.

The company has made efforts to reduce operating expenses wherever possible. Some of the results from these efforts have come from negotiating lower pricing with certain manufacturers of raw goods, or choosing to work with new suppliers that can provide similar quality goods at a lower cost. We will continue to monitor our vendor pricing relative to other similar vendors to ensure we have competitive pricing associated with our raw materials. Further, we have explored options with our vendors for purchasing in larger quantities, which would reduce our per unit price. We will continue to work with our vendors to make sure we are taking advantage of every opportunity afforded to us to reduce our materials cost. However, there is no assurance that any prices we have negotiated will continue to be available to us in the future, and if our costs were to rise significantly, it would have an adverse effect on operations.

Management has also determined that executing a new packaging strategy will reduce our costs associated with this part of our product costs. We have retained Kaliedoscope-Chicago, a branding and packaging design company to help us with the development of this packaging strategy. This will include pre-printed bags and pre-printed product labels. Not only will this reduce our costs, it will help us to compete better, head-to–head on retailer shelves. Currently all products labels are printed in-house at greater cost per unit, but with lower upfront costs. We anticipate converting to the new packaging in early 2012. However if we are not able to convert to the new packaging strategy, our costs will remain higher and this could negatively affect operations, and could cause our end pricing to the retailer to be so high as to not be competitive. This would also affect our revenues and our sell through at the retail level and this could jeopardize the company’s ability to generate sufficient revenue to continue operations.

Interest expense

Interest expense for the three and nine months ended September 30, 2011 was $17,515 and $55,331, respectively, which was an increase of $10,431, or approximately 147.2%, and $33,671, or approximately 155.5%, respectively, compared to interest expense of $7,084 and $21,660 for the three and nine months ended September 30, 2010, respectively. An increase in interest expenses in 2011 was due primarily to interest charges on a convertible promissory note in amount of $100,000 (the “Note”), dated January 1, 2011. The Note bears interest at a rate of 6% per annum and is discounted in full amount due to the issuance of 1,000,000 shares of Common Stock as sweetener to the Note, and a beneficial conversion feature. The fair value of the 1,000,000 shares was $68,245 determined by an arm’s length payable settlement with a non-affiliate since there was nominal trading volume of our common stock in the market, and recorded as discount to note payable, which will be amortized over 2 years starting from January 1, 2011. The remaining discount of $31,755 represented the intrinsic value of the beneficial conversion option. Pursuant to the Note, all or any portion of the accrued interest and unpaid principal balance of the Note is convertible at the option of the holder into the Common Stock of the Company or its successors, at Ten Cents ($.10) per share, no sooner than December 31, 2011. We recorded interest expense from the Note of $14,000 and $42,000 for the three and nine months ended September 30, 2011, respectively.

Net loss

Net loss for the three and nine months ended September 30, 2011 was $76,820 and $244,041, respectively, increased by $64,118, and by $152,697, compared to net loss of $12,702 and $91,344 for the same periods in 2010. The increase in net loss was primarily attributable to the decrease in gross profit and the increase in interest expenses during the three and nine months ended September 30, 2011.

Comparison of the fiscal year ended December 31, 2010 and fiscal year ended December 31, 2009

The following tables set forth key components of our results of operations for the periods indicated, in dollars and as a percentage of revenue.

(All amounts in thousands of U.S. dollars, except for the percentages)

Consolidated Statements of Operations Data	For the year ended December 31, 2010			For the year ended December 31, 2009
	USD	% of Revenue		USD	% of Revenue
Revenues	$1,026,995	—	%	$1,062,163	-%
Cost of Sales	$(465,970)	45.37	%	$(601,963)	56.67%
Gross profit	$561,025	54.63	%	$460,200	43.33%
Operating expenses	$862,211	83.95	%	$916,601	86.30%
(Loss) from operations	$(301,186)	29.33	%	$(456,401)	42.97%
Other (expense)	$(34,871)	3.40	%	$(26,036)	2.45%
Net loss before income taxes	$(336,057)	32.72	%	$(482,437)	45.42%
Net (loss)	$(336,057)	32.72	%	$(482,437)	45.42%

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Revenues

Revenue for the fiscal year ended December 31, 2010 was $1,026,995, of which $50,000 from sale of license agreement. Compared to the revenue of $1,062,163 for the year of 2009, the slightly decrease in 2010 by $35,168, or 3.3%, was primarily attributable to our new marketing strategy.

In order to reduce the impact from financial crisis, our management decided to shift our business model in 2010 to include new distribution through established retail outlets such as hardware stores, independent garden centers and nurseries, referred as our “Retail Partners”. We believe these Retail Partners enable us to expand awareness and distribution of our exclusive products, while maximizing sales through the added exposure to the Retail Partner’s existing customer base. However, the increase in numbers of Retail Partners in the Charlotte area has an adverse affect on retail sales at the Matthews retail store and causes the decrease in our total revenue during the short term. We believe the gross revenues from Retail Partners will far exceed Matthews’s retail store sales potential, resulting in greater long-term revenue stability and profitability.

Cost of Goods Sold

Our cost of goods sold consists primarily of costs of raw materials and direct labor, and other costs directly attributable to the production of our products. Write-down of inventories to lower of cost or market is also recorded in cost of goods sold. Cost of goods sold for the fiscal year ended December 31, 2010 was $465,970, decreased by $135,993, or approximately 22.6%, from $601,963 for the comparable period in 2009. Such decrease was due to achieving efficiencies in the production process, as well as negotiating more favorable pricing for some of our raw materials. These combined to decrease our direct labor cost and the raw cost of materials, which resulted in a reduced cost of goods.

Gross profit

Our gross profit is obtained based upon our total revenues minus our cost of goods sold for a particular period. Gross profit for the fiscal year ended December 31, 2010 was $561,025. An increase of $100,825 or 21.9% compared to $460,200 for the comparable period in 2009 was primarily attributable to decreased costs in the production process for certain of our exclusive products, as well as a reduction in the cost of certain of our raw materials. Since we elected to maintain our wholesale price levels, the result was increased gross profit over the same period last year.

Operating expenses

Our operating expenses were $862,211 and $916,601 for the twelve months ended December 31, 2010 and 2009, respectively, a decrease of $54,390, or 5.9%. Our fixed expenses remained fairly constant from year to year. We realized some savings as the result of lower sales activity in 2010, such as the decrease in advertising expenses by $28,459 and the decrease in salaries by $143,948. We are working to reduce some of the fixed expenses to maintain positive cash flow during 2011. However, we expect an increase in overall expenses during 2011 due to the plan to hire 2-3 new sales employees. The increase will be somewhat offset by the reduction in fixed expenses and the increased revenue generated from new sales activity.

Interest expense

Interest expenses for the fiscal year ended December 31, 2010 and 2009 were $34,896 and $26,472, respectively. An increase of $8,424, or 31.8% in 2010, was due primarily to our several shareholders loan in total amount of $275,000, which commenced in July 2009 with interest at the floating interest rate of Prime plus 2.5%. Accordingly, the interest expenses in connection with the shareholders loan were accrued for 6 months in 2009 and for the whole year in 2010.

Net loss

Net loss for fiscal 2010 was $336,057, a decrease of $146,380, or 30.3% as compared to $482,437 in 2009. Net loss as a percentage of our sales revenues decreased to 32.7% in 2010 from 45.4% in fiscal 2009. The decrease was primarily attributable to the increase in our gross profit and the decrease in our operating expenses during 2010.

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Liquidity and Capital Resources

The following table sets forth a summary of our net cash flow information for the periods indicated:

(All amounts in U.S. dollars)

	For the Nine Months		For the Year
	Ended September 30,		Ended December 31,
	2011*	2010*	2010*	2009*
	(Consolidated, unaudited)	(Consolidated, unaudited)	(Consolidated, audited)	(Consolidated, audited)
Net cash (used in)/provided by operating activities	$(232,966)	$12,690	$(1,710)	$(250,205)
Net cash (used in)/provided by investing activities	$(528)	$(7,960)	$(411)	$(8,261)
Net cash provided by/(used in) financing activities	$283,218	$(5,817)	$(20,511)	$246,284

Net increase (decrease) in cash and equivalents	$49,724	$(1,087)	$(22,632)	$(12,182)
Cash and cash equivalents, beginning of period	$6,625	$29,257	$29,257	$41,439
Cash and cash equivalents, end of period	$56,349	$28,170	$6,625	$29,257

 * The above financial data have been derived from our unaudited consolidated financial statements for the nine months ended September 30, 2011 and 2010, and audited consolidated financial statements for the fiscal year ended December 31, 2010 and 2009.

Comparison of the nine months ended September 30, 2011 and 2010

Operating Activities

Net cash used in operating activities was $232,966 for the nine months ended September 30, 2011, compared to net cash of $12,690 provided by operations for the nine months ended September 30, 2010. Negative cash flows from operation during the nine months ended September 30, 2011 was due primarily to the net loss of $244,041, the increase in accounts receivable in an amount of $93,647 and the decrease in account payable by $65,419, partially offset by the decrease in inventory by $9,320, and the non-cash expenses in total of $126,202, which included bad debt expenses of $3,122, depreciation of $22,580, amortization of discount to note payable in amount of $37,500, and common stock issued for services rendered in an amount of $63,000. We issued 1,000,000 shares of common stock to a consultant for business advisory services in a term of six months effective from May 15, 2011 ending November 15, 2011, and would issue 75,000 shares of common stock to our securities attorney during the fourth quarter of 2011. The shares were valued at $.075 per share and $.09 per share, respectively, based on the facts that we had nominal trading volume for our stock, and had negative shareholder equity at the time entering the agreement. Comparatively, positive cash flows from operation during the same period in 2010 was due to the increase in accounts payable by $123,566, partially offset by the net loss of $91,678 and the increase in accounts receivable and inventory by $19,048 and $57,970, respectively.

Accounts Receivables increased during the period ended September 30, 2011 as the result of sales on account to new wholesale customers and one wholesale distributor that did not purchase products during the comparable period in 2010. This number was also elevated because a wholesale distributor was overdue on his payment to the company. Had the distributor paid the invoice when due, the accounts receivable number for the period ending September 30, 2011 would have been reduced by about $12,000.

The overdue invoice referenced above was related to a licensing fee payment and various products purchased by the distributor. The invoice has since been paid and is no longer outstanding. The reason the invoice was unpaid was related to a dispute between the two partners owning the distributorship. The dispute resulted in one partner selling his ownership to the other partner, thus causing an unexpected shortfall in the distributors cash flow.

Prior to offering credit to customers who wish to purchase company products on account, the customer will furnish a credit application with references to the company. The company will contact the references and, based on the information collected, determine whether a credit line should be established for a given customer. If a credit line is established, the customer will be given payment terms, (standard payment terms are Net due in 30 days from the date of invoice), and expected to keep their accounts in good standing. Although a credit review is performed on every new customer applying to purchase products on account, there is no assurance that the customers will pay their outstanding balances in a timely manner, if ever.

Incidentally, the company has standard payment terms for payments on accounts receivable. Our standard payment terms for purchases on account is Net due in 30 days. Occasionally, as part of an early order promotion or other special event, we will offer 45, 60 or 90 day terms, depending on the circumstances of the promotion.

Investing Activities

Cash used in investing activities mainly consists of capital expenditures, expenditures for property, plant, and equipment.

Net cash used in investing activities was $528 and $7,960 for the nine months ended September 30, 2011 and 2010, respectively, due primarily to purchase of property and equipment in both periods.

Financing Activities

Net cash provided by financing activities was $283,218 for the nine months ended September 30, 2011, due primarily to the proceeds from notes payable in an amount of $142,500, and the proceeds from stock issuance in amount of 205,482, offset by the payments of total $64,764 to notes payable, of which $22,500 was in connection with related parties loan. Comparatively, we had cash outflow of $5,817 during the same period in 2010 due to the payments of $25,817 to notes payable, offset by the proceeds from related parties loan in amount of $20,000.

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Comparison of the years ended December 31, 2010 and 2009

Operating Activities

Net cash used in operating activities was $1,710 and $250,205 for the year ended December 31, 2010 and 2009, respectively. Negative cash flows in 2010 were due primarily to the net loss of $336,057, partially offset by the non-cash expenses in total of $82,725, the decrease in accounts receivable and inventory in the amount of $21,860 and $96,502, respectively, and the increase in accounts payable and accrued expenses in the amount of $104,226 and $15,254, respectively. Comparatively, negative cash flows from operation in 2009 were due primarily to the net loss of $482,437, and the increase in accounts receivable by $18,091, partially offset by the decrease in inventory by $42,070, and the increase in accounts payable in the amount of $159,357.

Investing Activities

Net cash used in investing activities was $411 and $8,261 for the year ended December 31, 2010 and 2009, respectively, due primarily to purchase of property and equipment in both periods. In addition, we had cash inflow of $5,000 due to return of security deposit in 2009.

Financing Activities

Net cash used in financing activities was $20,511 for the year ended December 31, 2010, compared to net cash of $246,284 provided by financial activities during the year of 2009. Negative cash flows from financing activities in 2010 was due to the payments of total $40,511 to notes payable, offset by the proceeds of $20,000 from related parties loan. Positive cash flows from financing activities in 2009 was due to the proceeds from shareholders loan in the amount of $275,000, and the proceeds of $45,000 from third parity note, offset by the payments of total $73,716 to the notes.

Loan Facilities

We believe that we currently maintain good business relationships with our local banks and note holders. As of September 30, 2011 and December 31, 2010, our outstanding loans on the accompanying consolidated balance sheets were as follows:

	As of
	9/30/2011	12/31/2010
Bank of Granite, 8.5% interest rates, due on November 26, 2011 (1)	9,174	27,463
Bank of NC, 6.5% interest rate, due on June 30, 2013 (2)	74,277	98,252
Greentree Financial Group, 6% interest rate, due on January 1, 2013, net of discount (3)	37,500	—
US Green Pros, LLC 5% interest rate, due on January 1, 2013 (4)	42,500	—
	$163,451	$125,715

(1) The Company has a line of credit with Bank of Granite at an interest rate of 8.5% per annum. The balance on this credit line was $9,174 as of September 30, 2011. Accordingly, the Company recorded interest expenses of $383 and $1,111 during the three and nine months ended September 30, 2011, respectively.

(2) The Company has a long-term loan payable to Bank of North Carolina at an interest rate of 6.5% per annum and due on June 30, 2013. The balance of this bank loan was $74,277 as of September 30, 2011. Accordingly, the Company recorded interest expenses of $1,127 and $3,687 during the three and nine months ended September 30, 2011, respectively.

(3) On January 1, 2011, the Company entered into a convertible promissory note (the Note) in a principal amount of $100,000 payable to Greentree Financial Group (“Greentree”), which bears an interest rate of 6% per annum and is due on January 1, 2013. Pursuant to the Note, Greentree has an option to convert all or any portion of the accrued interest and unpaid principal balance of the Note into the Common Stock of the Company or its successors, at Ten Cents ($.10) per share, no sooner than December 31, 2011.

The Note is discounted in full amount due to the issuance of 1,000,000 shares of Common Stock as sweetener to the Note, and a beneficial conversion feature. The fair value of the 1,000,000 shares was $68,245 determined by an arm’s length payable settlement with a non-affiliate since there was nominal trading volume of our common stock in the market, and recorded as discount to note payable, which will be amortized over 2 years starting from January 1, 2011. The remaining discount of $31,755 represented the intrinsic value of the beneficial conversion option, which will be amortized over 2 years starting from January 1, 2011. We recorded interest expense from the Note of $14,000 and $42,000 for the three and nine months ended September 30, 2011, respectively.

The carry value of the Note was $37,500 as of September 30, 2011. The 1,000,000 shares of Common Stock were issued on May 13, 2011.

(4) The Company has a long-term loan payable to US Green Pros, LLC at an interest rate of 5% per annum and due on January 1, 2013. The balance of this loan was $42,500 as of September 30, 2011, of which $40,000 was received during the second quarter of 2011. Accordingly, the Company recorded interest expenses of $535 and $1,090 during the three and nine months ended September 30, 2011, respectively.

We do not foresee a squeeze on the availability of credit to fund our operations and meet our growth objectives.

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Capital Expenditures

We project that we will need additional capital to fund operations over the next 12 months. We anticipate we will need a minimum of $500,000 additional funds for the year of 2012 to meet our expansion objectives.

Overall, we have funded our cash needs from inception through September 30, 2011 with a series of debt and equity transactions, primarily with related parties. If we are unable to receive additional cash from our related parties, we may need to rely on financing from outside sources through debt or equity transactions. Our related parties are under no legal obligation to provide us with capital infusions. Failure to obtain such financing could have a material adverse effect on operations and financial condition.

We had cash of $56,349 on hand as of September 30, 2011. Currently, we do not have enough cash to fund our operations for the next 12 months. This is based on current negative cash flows from operation and working capital deficit. Therefore, we will need to obtain additional capital through equity or debt financing to sustain operations for an additional year. Our current level of operations would require capital of approximately $500,000 per year starting in 2011. Modifications to our business plans may require additional capital for us to operate. For example, if we are unable to raise additional capital in the future we may need to curtail our number of product offers or limit our marketing efforts to the most profitable geographical areas. This may result in lower revenues and market share for us. In addition, there can be no assurance that additional capital will be available to us when needed or available on terms favorable to us.

On a long-term basis, liquidity is dependent on continuation and expansion of operations, receipt of revenues, and additional infusions of capital and debt financing. Our current capital and revenues are insufficient to fund such expansion. If we choose to launch such an expansion campaign, we will require substantially more capital. The funds raised from this offering will also be used to market our products and services as well as expand operations and contribute to working capital. However, there can be no assurance that we will be able to obtain additional equity or debt financing in the future, if at all. If we are unable to raise additional capital, our growth potential will be adversely affected and we will have to significantly modify our plans. For example, if we are unable to raise sufficient capital to develop our business plan, we may need to:

·	Curtail new product launches
·	Limit our future marketing efforts to areas that we believe would be the most profitable.

Demand for the products and services will be dependent on, among other things, market acceptance of our products, organic-based fertilizer market in general, and general economic conditions, which are cyclical in nature. Inasmuch as a major portion of our activities is the receipt of revenues from the sales of our products, our business operations may be adversely affected by our competitors and prolonged recession periods.

Our success will be dependent upon implementing our plan of operations and the risks associated with our business plans. We manufacture, trade and distribute contemporary, professional grade, organic, natural and environmentally responsible products for the continual care of the urban landscape through our wholly-owned subsidiary and our Retail Partners. We plan to strengthen our position in these markets. We also plan to expand our operations through aggressively marketing our products and our concept.

Critical Accounting Policies

We prepare financial statements in conformity with U.S. GAAP, which requires us to make estimates and assumptions that affect the amounts reported in our combined and consolidated financial statements and related notes.  We periodically evaluate these estimates and assumptions based on the most recently available information, our own historical experience and various other assumptions that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.  Since the use of estimates is an integral component of the financial reporting process, actual results could differ from those estimates.  Some of our accounting policies require higher degrees of judgment than others in their application.  We believe the following accounting policies involve the most significant judgments and estimates used in the preparation of our financial statements.

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Revenue recognition

In accordance with guidance by paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition, the Company recognizes revenue when persuasive evidence of an arrangement exists, transfer of title has occurred or services have been rendered, the selling price is fixed or determinable and collectability is reasonably assured.   OPH provides a warranty, but only in as much as the products conform to their descriptions and that they are reasonably fit for the purpose stated on the label, when used properly under normal conditions.

(a) Sale of products

The Company recognizes revenue from the sale of products upon delivery to the customers and the transfer of title and risk of loss. The Company did not record any product returns for the three and nine months ended September 30, 2011 and 2010, and for the years ended December 31, 2010 and 2009, respectively.

(b) License income

The Company recognizes revenue from the sale of license agreements, and optional license agreements, to approved distribution partners that desire to represent the Company in developing sales and marketing agreements with potential wholesale customers. The license fee paid by the approved distribution partners is nonrefundable, one-time charge and independent from the sale of products or services. The Company recognizes licensing revenue when the license term begins.

Accounts Receivable

Accounts receivable are recorded at the invoiced amount and do not bear interest. The Company extends unsecured credit to its customers in the ordinary course of business but mitigates the associated risks by performing credit checks and actively pursuing past due accounts. An allowance for doubtful accounts is established and determined based on managements’ assessment of known requirements, aging of receivables, payment history, the customer’s current credit worthiness and the economic environment. As of September 30, 2011, the Company had allowances for uncollectible accounts of $5,311.

Inventory

Inventories consist of finished goods and are valued at lower of cost or market value, cost being determined on the first-in, first-out method.  The Company periodically reviews historical sales activity to determine excess, slow moving items and potentially obsolete items and also evaluates the impact of any anticipated changes in future demand.  The Company provides inventory allowances based on excess and obsolete inventories determined principally by customer demand.   As of September 30, 2011, the Company did not record an allowance for obsolete inventories, nor had there been any write-offs during the nine months ended September 30, 2011.

Recently Issued Accounting Standards

In May 2011, FASB issued Accounting Standards Update No. 2011-04, “Fair Value Measurements (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs” (“ASU 2011-04”).  ASU 2011-04 changes the wording used to describe many of the requirements in U.S. GAAP for measuring fair value and for disclosing information about fair value measurements to ensure consistency between U.S. GAAP and IFRS. ASU 2011-04 also expands the disclosures for fair value measurements that are estimated using significant unobservable (Level 3) inputs. This new guidance is to be applied prospectively.  The Company anticipates that the adoption of this standard will not materially expand its financial statement note disclosures.

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Seasonality

Our operating results and cash flows historically have been subject to seasonal variations. Because a high percentage of our sales are from lawn care fertilizers, revenues increase proportionately during the fall, late winter and spring months. Conversely, our sales cycle dips during the summer months and early winter months. As we expand our sales into other parts of the country and online via our ecommerce website, our sales cycles will broaden and we will experience fewer peaks and valleys. However, this expansion process will take time to develop and until this occurs, we will continue to experience revenues in a cyclical fashion.

Off-Balance Sheet Arrangements

We have not entered into, nor do we expect to enter into, any off-balance sheet arrangements.  We also have not entered into any financial guarantees or other commitments to guarantee the payment obligations of third parties.  In addition, we have not entered into any derivative contracts that are indexed to our equity interests and classified as shareholders’ equity.  Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity.  We do not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk or credit support to us or that engages in leasing, hedging or research and development services with us.

ORGANIC-BASED AND NATURAL FERTILIZERS INDUSTRY BACKGROUND

Overview of the Industry

Prior to 2007 information resources and products of this type were generally not available to the public. Organic-based fertility products that were available had to be bought in such sizes and quantities that purchasing them was impractical for the average homeowner or landscape service provider.

According to marketresearch.com, consumer packaged goods in the lawn and garden sector are estimated to grow at roughly 3.5-4% each year through 2014. Growth will be led by fertilizers and growing media posting above average gains.

At present, Organic fertilizer products represent a small share of the approximately $9 billion consumer packaged lawn and garden market in the U.S., roughly 10%, or $900 million. Since 2007 organic fertilizers and growing media revenues have grown at over 10%, annually, over the past several years, which is greater than twice the average rate for the category of about 4% over the same time periods. Demand for these types of products has increased as consumers are generally becoming more aware of the environment and the negative effects from using synthetic fertilizers and pesticides, such as contamination of waterways attributed to chemical fertilizers. The same study notes that Baby-boomers are just coming in to their gardening years, and this will support continued growth in the sector.

It is managements’ opinion that a growing segment of the population is looking for simpler and more complete solutions for lawn and landscape care.  The green movement has consumers thinking more about the environment and realizing the benefits of supporting sustainability through the use of more natural plant care products. As a result, demand for earth-friendly fertilizers and soil conditioners like ours may see an increase in the years to come. As we expand our company we anticipate taking advantage of these trends

Although this has prompted many companies to offer organic-based or natural products as part of their existing lines, the majority of the companies are small local or regional firms with only a web-based presence.  The primary companies actively seeking market share through multiple channels are the Scott's Miracle-Gro company, and the Espoma plant food company.  Company management believes this is a benefit to Organic Plant Health because competition from national companies provides validity to the concept of organic-based fertilizers and increases the credibility of Organic Plant Health's vision for our company and the products we sell.

In the U.S., farmers and other agriculture related business use the most fertilizer with the professional turf, golf course and retail segments consuming the remainder. Many Farmers, Home Owner Associations and Municipalities, as well as other local, state and federal bodies, are recommending, requesting or mandating that fertilizer run-off and other forms of toxicity be taken into consideration when applying fertilizer to properties under a landscape care agreement.

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BUSINESS

Overview

We produce, distribute and sell organic based, natural and environmentally responsible products for the continual care of the urban and suburban landscape through our wholly-owned subsidiary, Organic Plant Health, LLC (OPH), a North Carolina Limited Liability Corporation located in Charlotte, North Carolina. Our products consist of granular and liquid fertilizers, soil conditioners, pest control products and select garden tools. Certain of those products promote and support soil health and plant health in a variety of residential and commercial landscape applications, however, there is no assurance that these products will improve soil health, plant health, control for fungus, diseases and insect infestation in every landscape and every property.

Our products are formulated and blended from raw materials brought in from around the country. Our products and education oriented, business practices are designed to appeal to green-minded consumers and businesses, as well as homeowners with do-it-yourself tendencies.  We currently service over 4500 residential customers located throughout the region, and over 100 commercial landscapers.

The management of Organic Plant Health, Inc. considers the business a part of the “new” Green Economy because many of the products we manufacture and distribute support sustainable plant growth, have less impact on the environment than traditional chemical fertilizers, and support conservation of water if used consistently.

After achieving some success and increasing revenues with the basic retail model in 2007 and 2008, we began to feel the effects from the recession in early 2009, and by June of 2009, we recognized that the recession would be protracted and would likely continue to have a negative impact on our business. In July of 2009 we brought on minor investors, and jointly decided that our best opportunity for prolonged growth and expansion with the least amount of capital was to change the business model from basic retail to a more traditional manufacturer/distributor model. This growth strategy change would lessen our cost of expansion, otherwise, (appx. $250,000.00 - $300,000.00 annually, per retail store if we had stayed with the previous business model), and allow us to expand faster, and over a larger area by selling our exclusive products through independent retail partners. These retail partners, existing businesses with built-in consumer traffic, consist of hardware stores, garden centers and nurseries.

We began transitioning to the manufacturing/distribution model in the fall of 2009. The company was profitable in 2007 and 2008, however, it was not profitable in 2009 and 2010, and it is likely to sustain another net loss in 2011. The company currently sells its exclusive products through 20+ retail partners. Although, we have not added as many retail partners as initially planned due to the limited cash flow available to support an experienced sales staff, we have experienced some measure of success with the new business model and believe it is viable and will become profitable in the next 18 to 24 months, if partially or fully funded from this offering. Without receiving any funding from this offering, management will have to make significant changes in its operations to sustain the business. Management further believes that the company will need to receive a minimum of $500,000.00 from this offering over the next 6 to 10 months to achieve our initial expansion goals.

During the past year, company management has had several meetings with key retail partners to discuss sales performance of our products, and several ways that our company could increase consumer interest in the products to improve sell-through at the retail level. After reviewing data from those meetings management decided it would be beneficial to update the company’s branding (corporate identity for all representations), package design of our products, (all bags, bottles and containers in which our products are sold), and marketing materials, (all banners, exterior and interior signage and display materials), as well as all company sales materials. Management contacted several companies in Charlotte, New York and Chicago that perform such services and decided that Kaliedoscope-Chicago was the best fit for revamping the OPH brand, product packaging and marketing materials.

The cost for the initial design and development is expected to be $30,000.00. Subsequent adjustments and revisions will result with finished artwork for all custom bags, bottles and labels for each of the more than 60 individual SKUs, as well as finished artwork for all marketing materials. Management expects the final cost of the services associated with Kaleidoscope to be in the $60,000.00 to $90,000.00 range.

We began this process in August of 2011 with initial meetings and conference calls to establish a direction for the new brand identity that would convey the company’s experience, knowledge and passion for helping growers of all varieties grow – from the 35-year old magazine executive concerned about indoor plant care to the 50-year old caretaker of his family’s 500 acre farm. This process has advanced over the past few months to the design stage. Management plans to launch the new brand identity and package design during Q1 2012.

For the nine months ended September 30, 2011, we generated revenues of $741,799 and net loss of $244,041. For the fiscal year of 2010, we generated revenues of $1,026,995 and net loss of $336,057. For the fiscal year of 2009, we generated revenues of $1,062,163 and net loss of $482,437.

As of September 30, 2011, we had total assets of $393,187, available cash and cash equivalents of $56,349, approximately 7 full time employees, and 3 part time employees to support production and sales for seasonal peaks. Our operating facilities consist of 1) an 11,000 sq. ft. production facility on Monroe Road in Charlotte, NC where production of the proprietary granular and liquid products occurs; 2) a retail store located in downtown Matthews servicing residential Do-It-Yourselfers and commercial landscapers. We also distribute products through master distributors, which mirror the Matthews store, and through independent retailers such as Ace Hardware locations and garden centers throughout the region.

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Concentration on Organic-Based and Natural Fertilizers Industry

Based upon our experience as manufacturer and seller for organic-based and natural fertility and plant care products, we believe that the demand for natural fertility and plant care products has been growing steadily, along with the increasing demand for organic foods and other items marketed as more natural and earth friendly.

According to marketresearch.com, consumer packaged goods in the lawn and garden sector are estimated to grow at roughly 3.5-4% each year through 2014. Growth will be led by fertilizers and growing media posting above average gains.

At present, Organic fertilizer products represent a small share of the approximately $9 billion consumer packaged lawn and garden market in the U.S., roughly 10%, or $900 million. Since 2007 organic fertilizers and growing media revenues have grown at over 10%, annually, over the past several years, which is greater than twice the average rate for the category of about 4% over the same time periods. Demand for these types of products has increased as consumers are generally becoming more aware of the environment and the negative effects from using synthetic fertilizers and pesticides, such as contamination of waterways attributed to chemical fertilizers. The same study notes that Baby-boomers are just coming in to their gardening years, and this will support continued growth in the sector.

It is managements’ opinion that a growing segment of the population is looking for simpler and more complete solutions for lawn and landscape care.  The green movement has consumers thinking more about the environment and realizing the benefits of working with nature. As a result, we believe we have our prosperity with our quality organic products, education first approach and easy-to-use annual care programs on this fast growing market segment.

Our Competitive Advantages

We position ourselves as developers of organic-based, natural and hybrid-organic products that support sustainability in the landscape. We evaluate our product offerings frequently and make formula adjustments or improvements as needed, or when appropriate, as science and agronomy advance, and allow for easier and more affordable use of organic components and materials. We believe we have the following competitive advantages over our competitors:

Strengths - Internal

·   Passion/vision:

Billy Styles (“Mr. Styles”), our President and Chief Executive Officer, and Alan Talbert (“Mr. Talbert”), our Vice President and Chief Operating Officer, have been working in their fields of expertise for more than thirty, and twenty years, respectively. They founded the company and are dedicated to its success.

·   Industry relevant experience:

Mr. Styles has a 35 year career in the lawn and garden industry. Mr. Talbert has a 20+ year career as a marketing/communications professional.

·   Product diversity:

We have the ability to produce a wide variety of products, with little transition time between formulations. This enables the company to produce enables us to prepare products for different parts of the country that may have different nutrient requirements. To balance this advantage, it is important to note that the company would need to establish broader distribution capability to fully realize the benefits of being able to offer product diversity. Additionally, the company would need to obtain licenses and product registrations in those other parts of the country (states) prior to selling products there.

·   Industry contacts:

Mr. Styles has been involved in the lawn and garden industry for over 3 decades. During this time he has met and worked with a diverse group of local, regional and national companies. These contacts provide invaluable input into understanding trends and patterns with regard to consumer habits and new product interests.

·   Timely and competitive product line:

Mr. Styles has been working with sustainable and organic based components for over 8 years. He has also been working in hundreds of lawns over the years and understands plant care and the nutrients needed to promote heathly growth.

·   Product performance:

Many of our formulas including Urban Soil Life Maxx™ and Bio-Balance pH™ granular products, provide real and permanent change to the soil structure. The performance of the product is obvious with regard to increased microbial populations and their activity. Traditional chemical fertilizers provide only limited time fertility, offering no benefit for soil health and no components that support any measure of sustainability.

·   Diverse experiences in management team:

Our diverse management team members compliment each others’ strengths and weaknesses very well. Billy Styles has significant experience in the field, seeing and understanding product needs first hand. Alan Talbert has been involved in business operations, as well as developing and executing marketing plans on the local and regional levels for many years. Paul DiFraia (“Mr. DiFraia”), our Vice President, has extensive experience with manufacturing products on a large scale, with great attention to detail.

·   Exposure on regional and national media:

We belief that very few companies of our size have had the level of local and, in some cases, national exposure on radio and television. Billy Styles is the host of the weekly radio show “Backyard Styles” airing on WBT-AM 1110, a 50,000 watt radio station located in Charlotte, NC. Billy Styles is also the resident Organic Gardener appearing in frequent segments of the nationally syndicated “For Your Home” television show, which airs in 90 million homes across the country. Billy Styles has also appeared on local television station WCCB-TV 18, (FOX affiliate) on the FOX NEWS RISING show in a variety of segments related to gardening and growing in the landscape.

Strengths External

·    Organic-based approach is riding green movement:

The green economy is in its infancy. According to marketresearch.com, as it relates to organic based fertilizers and soil conditioners, these types of products in the consumer packaged lawn and garden sector are expected to continue to grow at more than twice the rate of traditional fertilizer sales through 2014.

·   Consumer awareness and acceptance of organic-based products:

The green economy is in its infancy. As it relates to organic based fertilizers and soil conditioners, these types of products in the consumer packaged lawn and garden sector are expected to continue to grow at twice the rate of traditional fertilizer sales through 2014. This exhibits greater acceptance and predilection to purchase these types of products over their traditional counterparts.

·     Market category has experienced 5%-10% growth annually in the past 4 years, and it is expected to continue to grow at more than twice the average growth rate of 3.5% - 4% through 2014.

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Our Strengths

Marketing Strategy

The marketing strategy is designed to increase market share and sales of OPH branded products in the Eastern United States by promoting our exclusive organic based and natural landscape care products.  Our marketing will always include an emphasis on educating the consumer and the general public about the true nature of plant health.  We will achieve this through the use of traditional as well as new media venues, where information and education are a primary factor in the consumer buying process.  In addition we will implement grass roots efforts to create new strategic alliances with municipalities, community organizations, regional and national foundations, universities and industry trade/buying groups. We will further forge relationships with like-minded companies including other fertilizer manufacturers, botanical gardens, agricultural entities, plant material companies and possibly even organic food producers, We plan to average the combined marketing efforts and public relations initiatives to bring about and reinforce positive change in the minds of our every-day consumer resulting in an increase in consumer confidence, brand integrity and purchases. Our creative strategy will continue to feature Billy Styles as the visionary behind Organic Plant Health, a new provider of organic based and natural fertility and soil conditioner products for the green minded do-it-yourselfer. Our focus has been and will continue to be one of education, first, whereby we teach our customers about the true nature of soil and plant health to help them understand fertilizer and soil conditioning needs and their affect on soil and plant health, and sustainability. We will continue to insert a straight-talk dialogue into the general discussion conveyed with Billy Styles' ability to sharethe benefits of adherence to our annual program schedules, proper maintenance practices and the homeowner's personal responsibility for the success and pride of their landscape.

Sales Strategy

Our strategy for increasing sales includes:

Increased purchase volume from existing retail partners through continual acceptance of our products.

Adding regional sales staff and support staff to expand sales efforts into regional markets up and down the east coast and certain points in the Midwest. This will increase the number of independent retail partners purchasing products from OPH and significantly increase revenues and profits that will be used for further expansion efforts. We anticipate adding an additional 50-100 retail partners in 2012 if we are partially or fully funded through this offering.

Management has identified several “hub” markets that are planned to be the focus of our expansion over the next 3-4 years. Our first priority is to maximize our market penetration around the cities of Charlotte, NC, Raleigh, NC, Greensboro, NC and Winston-Salem/High Point, NC, and Greenville / Spartanburg, SC, Columbia, SC and Charleston, SC.

The following “hub” markets and targeted city areas are planned to be the focus of our expansion as we move outward from the Carolinas:

Georgia: Atlanta

Florida: Jacksonville; Tampa; Miami

Virginia: Roanoke; Richmond

Maryland: Baltimore; Columbia

Tennessee: Knoxville; Nashville; Memphis

Kentucky: Lexington

Ohio: Columbus; Cleveland

Pennsylvania: Pittsburgh; Philadelphia; Harrisburg

Connecticut: New Haven

New York: Syracuse; Albany

Massachusetts: Boston; Worchester

Michigan: Grand Rapids

Indiana: Indianapolis

Illinois: Chicago; Springfield

These market hubs have been identified based on their size or proximity to major trading areas fanning out from the Carolinas. Our plans are that each market hub will have a sales person and an account manager to help facilitate the sale of our products to prospective retail, commercial, wholesale and agriculture businesses within those hubs. Most of these hub markets are similar to the Carolinas in many ways. The majority have cool season grasses (tall fescue or bluegrass) as the dominant grass for residential and commercial lawns. This is very similar to North Carolina. The southern cities in Georgia and Florida have warm season grasses (Bermuda, Zoysia, Centipede, St. Augustine, or Bahai) as the dominant grasses, which are similar to, or the same as, many of the grasses used in South Carolina. Fertilizers and pest control products used in these hub markets to feed ornamental trees and shrubs, flowers and vegetable gardens are also very similar to those use in North and South Carolina, albeit the application times change according the hardiness zones established by the U.S. Department of Agriculture, (USDA).

The primary difference between these identified hub markets and the Carolinas is soil composition. Knowing the soil type of your plot of land is necessary for planning your gardening and landscaping needs. The soil type will determine which plants or trees will grow the best, as well as suitability for building projects. The three basic soil types of sand, silt and clay are defined by the size of their component mineral particles. Different combinations of these types are further categorized into twelve different types of soil textures recognized by the U.S. Department of Agriculture. They are: clay, sandy clay, silty clay, clay loam, silty clay loam, sandy clay loam, loam, sandy loam, silty loam, loamy sand, sand, and silt.

Although different soil types are present across the country, all plants grown in the different types of soil benefit from organic based nutrition and organic matter, which are integral components in our fertilizers and soil conditioners.

We also plant to promote the business model on the OPH web site.

The OPH website will continue to be developed in 2012, as we broaden our resource materials and video library. E-commerce function was added to the website in Q2 2011 to provide for an additional revenue stream.  OPH is not forecasting appreciable online sales in 2011, however increases should begin to occur as the company begins to allocate online-marketing dollars targeted to building the online revenue stream in Spring 2012.

OPH anticipates no sales growth and in some cases, declines from existing retail outlets for 2011 and the first half of 2012, in light of the current economic climate and our inferior product packaging.  However, company management believes that the introduction of new packaging in early 2012, afforded by partial or full funding from this offering, will increase consumer interest in our exclusive products and spur an increase in sales compared to current and past revenues. Management believes the new branding and packaging design will significantly improve the company’s ability to compete, head-to-head. However, there is no assurance that new branding and packaging will be developed, and if developed, there is no assurance that this change will increase sales or sales opportunities.

Additional sales increases are expected in 2013 through 2014 as the company rolls out additions to the OPH product line to strategically fill gaps in the product offering. These are high volume low cost products for the retail market and online community, as well as bulk products sold to the commercial landscape industry and agricultural markets. Enhancements to the product offering will ensure a strong competitive advantage. However, there is no assurance that new products will be introduced, and if introduced there is no assurance that sales will increase as a result of these introductions.

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The Impact of the Recession after 2 years of growth.

Organic Plant Health was founded in late 2006 by Billy Styles and Alan Talbert, two entrepreneurs from different backgrounds that sought to achieve a common goal of changing the way American’s Grow plants in their homes, landscapes and commercial scapes. The company started operations in April of 2007. Company revenues in 2007 and 2008, prior to the recession, were growing at an aggressive pace. Gross Revenues in 2007 were $481,291.61 for the three quarters ended, December 31, 2007, with a Gross Profit of $261,513.83, or 54%. Gross Revenues in 2008 were $1,416,125.81 for the four quarters ended, December 31, 2008, with a Gross Profit of $975,792.38, or 69%. New customer acquisition grew at an aggressive pace in the first two years of the company’s history. 2007 saw customer counts reach approximately 400 people. In 2008 the company added another 1,400 customers. The recession didn’t begin to affect our new customer additions and revenues until late Q1 2009. It was obvious then that revenues would be flat for an extended term until unemployment rates decreased significantly and consumer confidence bounced back. Our revenues were essentially flat in 2010 over 2009, which is somewhat of an accomplishment for our business since, nationally, retail revenues continued to slide in 2010. Unemployment rates remained high and consumer confidence did not bounce back as expected due to a variety of national and international economic factors that slowed the emergence from the global recession.

The company is very optimistic about prospects for the future. We have weathered most of the effects from the recession and feel our added focus on increasing sales through expansion into other regions and sales channels. This diversity of revenue channels should provide the company with sustainable sales growth, and profitability within the next 24 months. However, there is no assurance the company will expand into other regions or develop additional revenue channels, whether funds are received from this offering or not. Further, if partial or full funding is received from this offering, and if expansion does occur, and if diverse revenue channels are established, there is no assurance that sales growth and profitability will be realized any time in the future.

Positive Reputation within the Regional Greens Industry

Organic Plant Health and its management have developed a positive reputation over the last several years in the greens industry in the region. Billy Styles, company president and CEO, is well known for his industry knowledge, decades of field experience, and passion for helping others learn about the true nature of soil and plant health in the region. Billy is frequently called upon to consult with greens industry professionals about problems they face in managing landscape care. He also meets frequently with garden clubs, as well as local and regional associations geared towards promoting sustainable maintenance practices inside and outside of the home and business. One example of the latter is Billy’s involvement with the Union County Neighborhood Leaders Forum, (UCNLF) – he was the keynote speaker at the UCNLF Spring Conference in 2011.

Reliable Supplier Network for Low-Cost Raw Materials

Many of the raw materials we use in our proprietary blends are commodity products that are available from a variety of sources. We practice redundancy with our suppliers on these products to ensure availability at a competitive price. We strive to find excellent vendors from whom to buy our raw goods and also strive to be a good customer for our vendors. Our belief is that long-term relationships play a role in maintaining low cost production and profitability.

Experienced Management and Operational Teams with Greens Industry Market Knowledge

Our senior management team and key operating personnel have extensive management and operating experience and greens industry knowledge. In particular, Mr. Billy Styles, our Pres/CEO is a 5th generation farmer and has managed and operated businesses in the greens industry for approximately 35 years. Mr. Alan Talbert, our VP/COO has 22 years experience in management and operations in the Marketing/Communications industry, the last 8 of which have been highly focused on the greens industry. Mr. Paul DiFraia, VP has 30+ years experience in management and manufacturing, having worked many of those as principal of a Johnson & Johnson company. The Company’s Manufacturing and Distribution Manager, James Islam, has more than 20 years experience in regional distribution and developing processes and efficiencies to streamline costs and maintain the highest level of quality. We believe that our management team’s experience and in-depth knowledge of this business will enable us to continue to successfully execute our expansion strategies. In addition, we believe our management team’s experience will enable us to continue to take advantage of market opportunities that may arise.

We are Taking Advantage of Industry Trends

As a small company we are able to respond to market forces and trends more quickly than larger manufacturers. This allows the company to take advantage of certain opportunities afforded when industry and market trends reveal themselves. For example, when we learned that incorporating sources of organic matter held multiple benefits for a variety of growing environments, we chose to incorporate sources of organic matter into our products for use in lawns, gardens and ornamental beds, and have done so since 2007. Organic matter has many benefits for the soil, which include increasing microbial activity, diversity in the soil food web, and helping to ease compaction, as well as improving water and nutrient, holding capacity. The combined effects from using organic matter help the homeowner or commercial business reduce the amount of supplemental irrigation needed, thus saving them money on their water bill.

Although management believes that our products are superior to others in the category, our company size is too small at this point to have any significant impact on the entire lawn and garden category regionally or nationally. However, management does believe that providing added benefits in our products now, in the early stages of our existence, may give the company an advantage over our competitors as we grow and expand into other markets.

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Our Proposed Growth Strategy

Based upon the current demand for organic based fertilizers, soil conditioners and plant care products, we believe we have an opportunity to increase our revenues, net income and gross margins by expanding our sales model into other regional markets, capturing a larger market share, and expanding our production, manufacturing and/or distribution capabilities. In addition, our growth will also afford us the opportunity to develop new products for which we believe there is a large and increasing national demand. We seek to increase our revenues by taking advantage of the increasing demand for organic based fertilizers, soil conditioners and plant care products. As such we have developed a growth strategy that we believe will allow us to capitalize on this opportunity.

Our growth strategy is focused on increasing revenues in three distinct ways: (i) expansion of our direct to retailer sales model in regional markets on the east coast and points in the mid-west; (ii) expansion of our wholesale distributor sales model in select regions; (iii) and by developing new products and services targeted at both a broad base of homeowner and commercial businesses, and to targeted submarkets within the greens industry. An example of the latter would be a specific line of fertilizers targeted to certain agriculture and farming markets.

As the company develops new products or improves existing products, and then further, identifies new markets and opportunities for these products, we will register the products we plan to offer in that market with the appropriate State and Federal Agencies. Since the cost of registration is expensive, we will only register our products in markets or states in which we believe there is an opportunity to achieve successful distribution and sell-though of our products.

Generally speaking, the cost of registration is about $250 per year, per product, for initial registration. In addition, most all states require a Fertilizer license (approximately $100 - $200 per state), and most states charge a monthly tonnage fee related to the quantity of product sold in that state. In all we can expect to pay approximately $4,500.00 - $6,000.00 per state, per year to keep our products registered and legal for sale.

As registration relates to e-commerce, we will only market our products in areas or states where our products are already registered. As our expansion occurs, and as working capital becomes available, we will increase the rate at which we register our products. We have identified several service companies that will assist us with the registration process. Eventually the company plans to have all of its products registered in every viable market across the country. However, there is no assurance that the company will register each if its products in every state, and if the company does register each product in every state, there is no assurance that this will result in successful and profitable sales in that state.

Develop new products

We have plans to develop new products over the next few years targeted to specific segments of the residential, commercial and Ag/Farmer fertilizer markets. 1) Liquid & Granular organic based fertilizers for use inside and outside of the home. These products will primarily be smaller in size and weight and are targeted for Internet Ecommerce and on-shelf, retail partner sales. 2) A line of granular and liquid fertilizers targeted to the commercial landscaper and agriculture segments. These products will be developed using key macro and micronutrients specific to the industry and will be sold at lower price points to be competitive in those segments. Management believes commercial and Ag/Farmer use of organic based fertilizers will increase, based on the previously discussed consumer demand. We have already observed instances in the southeast, where residential consumers have demanded that their landscape service providers use organic based and natural products on their landscapes, or risk losing the contract. We have also been told by customers that engage in the development of real estate projects that their some of their customers have demanded a switch to more environmentally responsible landscape care products.

Products under consideration	Devel. Stage	R&D Cost	PJ Launch Date
1. Indoor Plant Fertilizer	Investigation	$30,000	Fall 2012
2. Insect Repellants	Investigation	$25,000	Spring 2013
3. Liquid Turf Fertilizers	Investigation	$40,000	Spring 2013
4. Liquid Bio-Fungicides	Investigation	$20,000	Spring 2012
5. Comm/Ag/Farm Fertilizers	Investigation	$45,000	Spring 2013

Although management plans to continue research and development on these product categories, there is no assurance that any actual products will be developed for the noted categories. And if there are products developed, there is no assurance that they will be in any great demand.

Increasing production capacity

Our current production equipment and components are adequate to meet current demand and limited future demand. However, to meet the demand anticipated later in 2012, based on the planned expansion of our sales efforts, we will need to move to a larger production and warehouse facility. This larger facility will provide greater warehousing space for inventory items, which will allow us to continue to meet delivery requirements for our customers. This larger facility will also allow us to upgrade existing equipment and to utilize additional components to further increase our production efficiency, and help us achieve overall cost savings, which will attribute to increased profitability.

Our manufacturing expansion costs and timeline are largely contingent upon the level of funds raised in this offering, however our current lease at our manufacturing/warehousing facility is scheduled to end on March 31, 2012. As illustrated in our USE OF FUNDS charts, if we receive full funding we plan to move to a 18,000 – 24,000 sq. ft. facility at an annual cost of about $187,000. If partially funded through this offering, we plan to move into a 12,000 – 18,000 sq. ft. facility at an annual cost of about $119,000. If partial funding from this offering is not adequate to afford moving to a larger facility, we have considered outsourcing the production of our granular products and possibly our liquid products, as well. However, some companies that provide outsourcing services of fertilizer production have minimum production requirements, and there is no assurance that we will be able to meet their requirements. If outsourcing the production is not an option for us, then we will secure additional warehouse space in an affordable facility as near as possible and feasible to our existing manufacturing facility.

Strengthening R&D

Over the first 4 years of the business we have limited the amount of funds allocated to research and development because there were limited funds available to commit. Instead, our focus has been on building a market for our existing products and then understanding the opportunities for additional products that will fill in gaps in our product offering.

Additional research and development is required to keep pace with competitors or take advantage of opportunities we believe exist in the lawn and garden category. We have identified several opportunities to broaden our product offering and we plan to continue development of these new products as funding becomes available. As our business expands we will commit greater dollars to R&D to meet this demand.

Products under consideration	Devel. Stage	R&D Cost	PJ Launch Date
1. Indoor Plant Fertilizer	Investigation	$30,000	Fall 2012
2. Insect Repellants	Investigation	$25,000	Spring 2013
3. Liquid Turf Fertilizers	Investigation	$40,000	Spring 2013
4. Liquid Bio-Fungicides	Investigation	$20,000	Spring 2012
5. Comm/Ag/Farm Fertilizers	Investigation	$45,000	Spring 2013

Strengthening our relationships with key customers and diversifying our customer base.

We intend to strengthen our relationships with key customers while further expanding our customer base. We plan to continue providing high-quality and cost-competitive products to our existing customers and to use our existing customer network and strong industry reputation to expand our product sales up and down the east coast and to points in the mid-west. We also plan, subject to available financing, to improve our sales networks by establishing master retail partners in regional hub markets to allow us to sell our products directly to the end users. We intend to continue to use customer feedback to improve the quality of our products and services and to strengthen our base of regional customers as we grow into a national company.

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Seasonality

Our operating results and cash flows historically have been subject to seasonal variations. Because a high percentage of our sales are from lawn care fertilizers our revenues increase proportionately during the fall, late winter and spring months. Conversely, our sales cycle dips during the summer months and early winter months. As we expand our sales into other parts of the country and online via our ecommerce website, our sales cycles will broaden and we will experience fewer peaks and valleys. However, this expansion process will take time to develop and until this occurs, we will continue to experience revenues in a cyclical fashion.

Operations

We produce, distribute and sell contemporary, professional grade, organic, natural and environmentally responsible products for the continual care of the urban landscape through its wholly-owned subsidiary, Organic Plant Health, LLC (OPH), a North Carolina Limited Liability Corporation located in Charlotte, North Carolina. These products improve soil health and plant health, control for fungus, diseases and insect infestation in all landscapes and properties.

We operate two facilities:  1) An 11,000 square foot production facility on Monroe Road in Charlotte, NC where production of the proprietary granular and liquid products occurs. 2) A retail store located in downtown Matthews servicing residential Do-It-Yourselfers and commercial landscapers.  We also distribute products through master distributors, which mirror the Matthews store, and through independent retailers such as Ace Hardware locations and garden centers throughout the region. These products are formulated and blended from raw materials brought in from around the country.  Our innovative products and education oriented, customer-first business practices appeal to green-minded consumers and businesses along with homeowners with do-it-yourself tendencies, two of the fastest growing segments in the residential consumer market.  The Company currently services over 4,500 residential customers located throughout the region, and over 100 commercial landscapers.

Products

Historically, our business has been primarily focused on our annual turf care fertilizers and soil conditioners. We produce 24 exclusive products in a range of sizes, 9 of which are used exclusively on turf grasses. We believe that acceptance of our turf care products will lead to additional purchases of our other 15 fertilizers, soil conditioners or controls for insect and disease.  We believe we offer retailers a comprehensive product line principally in the medium to upper price range in most all categories.  Based on our sales and client base, we believe our products represent good value, and that the style and quality of our fertilizers and soil conditioners compare favorably with well known products in the lawn and garden industry.

The following table lists our product categories and their respective contribution to our sales for the twelve months ended December 31, 2010.

ProductCategory	Main Target Market	Revenue ($)	Revenue (%)
Soil Health	Residential / Commercial / Agri-Business	$231,486.07	22.54%
Turf Fertility	Residential / Commercial / Agri-Business	$492,448.21	47.95%
Garden & Ornamental	Residential / Commercial	$70,244.35	6.84%
Garden Tools & Seeding Supplies	Residential / Commercial	$133,919.33	13.04%
Pest Control	Residential / Commercial	$98,897.05	9.63%

Summary of the products:

Soil Health:

Urban Soil Life Maxx™

Jackhammer Maxx™

Soil Energy™

Turf Fertility:

OPH Pre-Emergent™ 16-0-8

OPH Pre-Emergent™ 0-0-7

Summer Care™

Bio-Balance pH™

Germinate™

Top Growth™

Hibernate™

Winter Care™

Organic Seeding Mulch™

Garden & Ornamental:

Billy’s Organic Planting Mix™

Garden & Flower Blend™

Urban Bloom & Evergreen™

Urban Tree Care™

Sunburst™

Vita-Root™

Good Day Roses™

Good Night Roses™

Good Health Roses™

Pest Control:

Eco-Cedar™

Good Health Landscape™

Good Health Roses™

Turf & Garden Warrior™

Various 3rd Party Pest Controls

Garden Tools & Seeding Supplies:

Gloves, Rakes, Hoses, etc.

Spreaders, Pump Sprayers, etc.

Grass Seed, Moisture Retention Mulch, etc.

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Manufacturing

We currently operated approximately 11,000 sq. ft. of manufacturing space and are operating at approximately 35% - 50% capacity depending upon the season.  This manufacturing facility is located adjacent to our corporate office in Charlotte, NC. We consider the machinery and equipment at such location generally to be relatively up to date and well-maintained. The manufacturing equipment at this location includes a 65 foot custom blending machine with 5 primary bulk hoppers and 3 micro-component hoppers. This machine also uses a sophisticated computer system that can retain up to 99 customized granular formulas. Additionally, the machine uses a tumbling blending mixer and bagging unit, along with a bagging conveyor system with a heat sealer. We utilize fork-lift mounted loading hoppers to move raw materials into the primary hoppers.

Our manufacturing strategy includes:

•	Increased efficiency to reduce manufacturing costs
•	Installation of upgrades and new components to increase production efficiency
•	More frequent and cost-effective production runs,
•	Identification and recycling of product waste, and
•	Improvement of our relationships with suppliers by establishing primary suppliers.

Customers and Suppliers

We believe we have established long-term, stable business relationships with over 4,500 residential customers located throughout the region, and over 100 commercial landscapers. Our products are sold in Retail Fertilizer Stores, Hardware Stores, Garden Centers and Nurseries.

In fiscal 2010, our top 5 customers purchased product from us as follows:

Major customers

Name	12 months ended December 31, 2010 (’000s)	Percentage of Overall Sales (%)
Customer A	$99,158	9.66%
Customer B	$51,427	5.01%
Customer C	$43,826	4.27%
Customer D	$38,896	4.22%
Customer E	$21,888	3.79%

In fiscal 2010, our top 5 suppliers sold products to us as follows:

Suppliers of Raw Materials

Name	Amount (USD) 12 months ended December 31, 2010	Location	Percentage of Overall Purchases (%)
Supplier A	$117,395	Charlotte	33.79%
Supplier B	$55,643	Charlotte	16.01%
Supplier C	$29,797	Charlotte	8.58%
Supplier D	$27,449	Charlotte	7.90%
Supplier E	$11,623	Charlotte	3.34%

During the nine months ended September 30, 2011, the Company had no customers whose purchases represented 10% or more of the Company’s total revenues during the period. During the nine months ended September 30, 2011, the Company had several major suppliers that provide a variety of raw materials to the company. These vendors, in no particular order, are Purdue Agri-Recycle, Solu-Cal USA, Growth Products, Regal Fertilizer Company, and Arctech.

Quality Control

Consistent with our continuing commitment to quality, we impose various quality control standards at different stages of our production process. Our Production Manger inspects every truckload of raw materials upon arrival to ensure it meets with our internal quality standards and is suitable to be blended as a component for our finished goods. He also visually inspects the materials during the production process to ensure the quality of the finished goods and to confirm the absence of foreign materials. Every pallet of finished goods is visually inspected to ensure that it meets our internal quality standards and that it is ready for delivery to one of our retail partners. We strictly comply with all safety regulations established by local, state and federal authorities.

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Marketing and Sales

Organic Plant Health's marketing strategy is designed to increase market share and sales of OPH branded products along the Eastern and Mid-Western United States by promoting our innovative, competitively superior, organic-based and natural landscape care products at competitive prices.  Our marketing plans include an emphasis on our education-first approach to customer service.

We plan to achieve this through the use of traditional, as well as new media venues, where information and education are a primary factor in the consumer buying process.  In addition we plan to stimulate grass roots efforts to create new strategic alliances with municipalities, community organizations, regional and national foundations, universities and industry trade/buying groups.

We further plan to forge relationships with like-minded companies and leverage the combined marketing efforts and public relations initiatives to bring about and reinforce positive change in the minds of every-day consumers resulting in an increase in consumer confidence, brand integrity and purchases.

Our creative strategy intends to continue to feature 5th generation farmer and Organic Expert, Billy Styles as the visionary behind the expansion of Organic Plant Health, a leader in innovative organic and natural fertilizers, soil conditioners and pest control products for the green minded do-it-yourselfer. Our focus has been and our plans are to continue to be one of education first. We plan to continue to insert a straight-talk dialogue into the consciousness of the public wrapped in Billy Styles' unique ability to convey our message of consistent adherence to our annual program schedules, proper maintenance practices and the homeowner's personal responsibility for the success and pride of their landscape.

Our plans to secure additions to our sales force is a primary goal for the company upon receiving significant funding through this offering. The company’s plans for increasing revenue are directly related to our ability to discover and successfully hire desired sales professionals. It will be their responsibility, under the guidance of management, to create relationships with additional independent retail partners, garden centers, mass retailers, and distribution partners to increase the sales points of OPH branded products in other markets. We plan to methodically hire the right sales people and support staff that will allow the company to continue to expand from one market to the next.

The OPH website (www.organicplanthealth.com) has launched the E-commerce web store since Q2 2011.  We are not forecasting significant sales from the website in 2011, however we plan to begin marketing the website beginning in Q4-2011 or Q1-2012, and could realize e-commerce sales moving into the gardening season in Q2 2012.  The website is a constant work in progress as we add content in all areas, including but not limited to audio and video content, articles, photo galleries and diagnostic tools

Warehousing, Inventory and Supply Chain Management

We distribute fertilizers and soil conditioners to retailers and wholesalers from our manufacturing facility in Charlotte, NC. We ship finished products directly from our manufacturing facilities to third-party retailers and wholesalers.

There is no backlog of unshipped orders for all of our products as of September 30, 2011. We are currently able to produce all of the fertilizer and soil conditioners needed to supply our customers from our facility in Charlotte. However, as we begin expanding our sales force, we believe the demand will quickly outpace capacity for production at this facility. As a result, we are planning to move to a larger production facility in order to meet anticipated demand for 2012-2015.

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Intellectual Property

As of September 30, 2011, we have the following intellectual property rights:

Trade Secrets, Trademarks and Domain Names:

Management has been advised by counsel to safeguard the proprietary formulas used in producing our products by utilizing Trade Secret and Trademark intellectual property rights. The company does not own patents on the proprietary formulas from which our products are made, nor do we own patents on the processes by which our formulas are produced. Counsel has further advised us that applying for patent protection on our formulas would require us to disclose the exact recipes of the products, and the company is not interested in pursuing that at this time, as we believe the Trade Secret option provides better protection. However, we do have the following product names trademarked

Urban Soil Life Maxx™

Jackhammer Maxx™

Soil Energy™

OPH Pre-Emergent™ 16-0-8

OPH Pre-Emergent™ 0-0-7

Summer Care™

Bio-Balance pH™

Germinate™

Top Growth™

Hibernate™

Winter Care™

Organic Seeding Mulch™

Billy’s Organic Planting Mix™

Garden & Flower Blend™

Urban Bloom & Evergreen™

Urban Tree Care™

Sunburst™

Vita-Root™

Good Day Roses™

Good Night Roses™

Good Health Roses™

Eco-Cedar™

Good Health Landscape™

Good Health Roses™

Turf & Garden Warrior™

We have registered the following domain names:

Domain Name	Owner	Registration Date	Expiration Date
Organicplanthealth.com	OPH		March 2013
Organicplanthealth.net	OPH		March 2013
Backyardstyles.com	OPH		October 2013
Stylesinyourbackyard.com	OPH		October 2013
Grogreennow.com	OPH		February 2012
Grogreennow.net	OPH		February 2012
Grogreennow.org	OPH		February 2012
Organiclandscapeshow.com	OPH		September 2013
Theorganiclandscapeshow.com	OPH		September 2013
Organicplanthealthcare.com	OPH		December 2013
Organicplanthealthcare.net	OPH		December 2013
Organiclandscapecare.com	OPH		December 2013
Organiclandscapecare.net	OPH		December 2013
Organicprotocols.com	OPH		December 2011
Silentgardener.com	OPH		June 2012
Silentgardener.net	OPH		June 2012
Thesilentgardener.net	OPH		June 2012
Sodsaver.com	OPH		March 2012
Sodsaver.net	OPH		March 2012
Supersodsaver.com	OPH		March 2012
Supersodsaver.net	OPH		March 2012
Theorganicdepot.net	OPH		September 2012

Employees

We have a human resource performance review system that allows personnel reviews to be carried out annually or semi-annually, depending on the length of employees’ service for the Company.

We have not experienced any significant labor disputes and consider our relationship with our employees to be good.

Government Regulations

Our end-use products are regulated by federal, state, and local governments, as well as various agencies thereof, including the United States Department of Agriculture, State Departments of Agriculture, State Departments of Environmental and Natural Resources and the Environmental Protection Agency.

In addition to the regulations governing the sale of our end products, our current facility and any future facilities are also subject to certain regulation. Specific permit and approval requirements are set by the state and state agencies, and in some cases, local jurisdictions including but not limited to cities, towns, and counties. Any changes to our plant or procedures would likely increase the need for additional permits and the cost of operations related to acquiring permits and any additional licenses required.

Certain products produced by the company may require approval and registration by the US Environmental Protection Agency, (EPA). These products are most always in the insecticide, fungicide, or herbicide categories. However some of the insecticidal or fungicidal products we produce are exempt from regulation by the EPA. For example, our products Eco-Cedar™, a cedar oil based insect repellant, and our product Good Health Landscape™, a sesame oil based insecticide and fungicide, are both exempt from regulation by the EPA under the 25b rule of the US Insecticide, Fungicide and Rodenticide Act, related to regulation exempt components.

Certain environmental regulations also affect the operation of our current manufacturing facility and will also affect operations at any future facilities. Because we blend raw materials at our manufacturing facility, we are required to register the location with the Environmental Protection Agency (EPA), and we are also required to maintain an approved water quality permit with the state in which the plant is located, (in our case, it’s North Carolina). To be in full compliance, we maintain and hold all required permits and certificates required by federal, state and local government regulations, where applicable. Changes in the types of products we blend together could require greater oversight by some or all of the agencies listed above. For example, if we decided to blend a restricted use chemical product (such as the herbicide: Prodiamine, for weed control), this would require that we acquire additional permits for blending restricted use pesticides, and we would likely experience increased restrictions related to our water quality permit. Any changes such as this would result in increased regulation and cost of operations.

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Approvals, Licenses and Certificates

Organic Plant Health is listed as an authorized fertilizer dealer in NC, SC, GA, FL, NY, and PA. Due to the high cost of registering products in the individual states, the company only registers products in states when a sales opportunity is identified and developed.

As the company develops new products or improves existing products, and then further, identifies new markets and opportunities for these products, we will register such products with the appropriate State and Federal Agencies. Since the cost of registration is expensive, we will only register our products in markets or states in which we believe there is an opportunity to achieve successful distribution and sell-though of our products. Generally speaking, the cost of registration is about $250 per year, per product, for initial registration. In addition, most all states require a Fertilizer license (approximately $100 - $200 per state), and most states charge a monthly tonnage fee related to the quantity of product sold in that state. In all we can expect to pay approximately $4,500 - $6,000 per state, per year to keep our products registered and legal for sale.

Certain products produced by the company may require approval and registration by the US Environmental Protection Agency, (EPA). These products are most always in the insecticide, fungicide, or herbicide categories. However some of the insecticidal or fungicidal products we produce are exempt from regulation by the EPA. For example, our products Eco-Cedar™, a cedar oil based insect repellant, and our product Good Health Landscape™, a sesame oil based insecticide and fungicide, are both exempt from regulation by the EPA under the 25b rule of the US Insecticide, Fungicide and Rodenticide Act, related to regulation exempt components.

As registration relates to e-commerce, we will only market our products in areas or states where our products are already registered. As our expansion occurs, and as working capital becomes available, we will increase the rate at which we register our products. We have identified several service companies that will assist us with the registration process. Eventually the company plans to have all of its products registered in every viable market across the country. However, there is no assurance that the company will register each if its products in every state, and if the company does register each product in every state, there is no assurance that this will result in successful and profitable sales in that state.

Properties

Our operating facilities consist of 1) an 11,000 square foot production and office facility on Monroe Road in Charlotte, NC where production of the proprietary granular and liquid products occurs; 2) a 3,000 square foot retail store, with an additional 3,000 square feet of warehouse and office space is located in downtown Matthews, NC servicing residential Do-It-Yourselfers and commercial landscapers.

We believe that our existing facilities are well maintained and in good operating condition.

Insurance

We maintain various insurance policies to safeguard against risks and unexpected events. We provide unemployment insurance, work related injury insurance and medical insurance in accordance with state and federal regulations (see Government Regulations). We also maintain insurance for our plants, machinery, equipment, inventories and motor vehicles. However, we do not maintain product liability insurance for our products.

Legal Proceedings

We are not currently a party to any material legal or administrative proceedings. We are not aware of any material legal or administrative proceedings threatened against us. From time to time, we are subject to various legal or administrative proceedings arising in the ordinary course of our business.

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COMPANY HISTORY

Organic Plant Health Inc. (the “Company”) was incorporated in the State of Nevada on September 5, 2007 and subsequently changed its name to QX Bio-Tech Group, Inc. on October 17, 2007. The Company further changed its name to Acumedspa Holdings, Inc. on July 30, 2009, and to Organic Plant Health Inc. on December 15, 2010.

On July 1, 2009, the Company entered into a Plan of Exchange between the Company, Acumedspa Group LLC (“AcuMed”), a Florida corporation, and Consumer Care of America LLC (“CCA”), a Florida corporation, pursuant to which the Company acquired 100% of the capital stock of AcuMed and 100% of the capital stock of CCA in exchange for an issuance by the Company of 6,200,000 new shares of Common Stock of the Company to the Shareholders of AcuMed and CCA. The Plan of Exchange was approved by the Board of Directors and the Majority Shareholders of the Company on July 1, 2009.

AcuMed and CCA were subsequently vended out after the stock exchange transaction (the “Transaction”) between the Company and OPH was completed, The Transaction between the Company and OPH was completed has been accounted for as a reverse acquisition and recapitalization of the Company and resulted in the change of control in the Company. Pursuant to an Agreement (the “Agreement”), dated December 11, 2010, between and among the Company and Mr. Brian Sperber, an prior director and prior majority shareholder of the Company (“Mr. Sperber”), Mr. Sperber acquired 100% interest in the common shares of AcuMed, as well as assumed any and all liabilities of AcuMed in exchange for the payment of good and valuable consideration of not less than One Hundred dollars ($100), and acquired 100% interest in the common shares of CCA, as well as assumed any and all liabilities of Consumer Care Of America LLC in exchange for the payment of good and valuable consideration of not less than One Hundred dollars ($100). As a result of the transactions consummated at the closing, the purchase gave Mr. Sperber a 'controlling interest' in Acumedspa LLC and Consumer Care Of America LLC, and Acumedspa LLC and Consumer Care Of America LLC were no longer wholly-owned subsidiaries of the Company. The Agreement was approved by the Board of Directors of the Company on December 11, 2010.

On December 10, 2010, the Company entered into a Plan of Exchange agreement (the “Plan of Exchange”) with the members of Organic Plant Health, LLC, (referred to herein as “OPH”), a North Carolina Limited Liability Company and Mr. Sperber.

Pursuant to the terms of the Plan of Exchange, the Company acquired 100% of the membership interests of OPH in exchange for a transfer of 3,985,000 shares of the Company’s Convertible Preferred Stock to OPH Members, which gave OPH Members a controlling interest in the Company, representing approximately 76.47% of the then issued and outstanding shares on a dilutive basis. OPH and the Company were hereby reorganized, such that the Company acquired 100% of the ownership of OPH, and OPH became a wholly-owned subsidiary of the Company.

The stock exchange transaction has been accounted for as a reverse acquisition and recapitalization of the Company whereby OPH is deemed to be the accounting acquirer (legal acquiree) and the Company to be the accounting acquiree (legal acquirer).  The accompanying consolidated financial statements are in substance those of OPH, with the assets and liabilities, and revenues and expenses, of the Company being included effective from the date of stock exchange transaction.  The Company is deemed to be a continuation of the business of OPH.

OPH was originally founded in Charlotte, NC in 2007 by Billy Styles and Alan Talbert. The business produces and distributes organic based fertilizers and soil conditioners for use in the continual care of residential and commercial landscapes.

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MANAGEMENT

Directors, Executive Officers and Significant Employees

The following table sets forth the name, age and position of each of our directors and executive officers.

Name Age Position

William G. Styles 55

President and CEO for the Company; Director, Chairman of the Board (1 year Term)

J. Alan Talbert 47

Vice President and COO for the Company; Director, Vice-Chairman of the Board (1 year Term)

Paul K. DiFraia 62

Vice President and CFO for the Company; Director (1 year Term)

 The following is a brief description of the principal occupation and recent business experience of each of our directors and executive officers:

Billy Styles: President & CEO

Billy Styles has held the position of President and CEO of Organic Plant Health since April of 2007, the month the company came into existence. Prior to that, Mr. Styles was President of Shrub Doctor, LLC, a North Carolina LLC, operating in the field of Tree & Shrub fertilization and plant health management. Mr. Styles has been Chairman of the Board of Directors since the company became a public company in December of 2010. He is serving a 1-year term.

Billy Styles holds a variety of professional certifications: Certified Master Gardener, Certified Clean Stream Administrator, Certified Turf Grass Professional and a Certified Plantsman.

Alan Talbert: Vice President & COO

Alan Talbert has held the position of Vice President of Organic Plant Health since April of 2007, the month the company came into existence. Prior to that, Mr. Talbert was the owner and CEO of Talbert Marketing, Inc., a North Carolina corporation, operating in the field of Marketing, Communications and Business Strategy since 1992. Mr. Talbert has been Vice-Chairman of the Board of Directors since the company became a public company in December of 2010. He is serving a 1-year term.

Paul DiFraia: Vice President & CFO

Paul DiFraia has held the position of Vice President of Organic Plant Health since July of 2009. Prior to that, Mr. DiFraia had been self-employed as a manufacturing and operations consultant since 2005. Prior to 2005 Mr. DiFraia held positions of Vice President of Operations for Resound, Inc., a Hi-tech manufacturer of hearing devices, and President of Lifescan, Inc., a Johnson & Johnson company, operating in the field of Medical Equipment Manufacturing. Mr. DiFraia joined Organic Plant Health as a minority investor in July of 2009 to provide expertise for the company’s manufacturing and distribution. Mr. DiFraia has been a Director for the company since the company became a public company in December of 2010. He is serving a 1-year term.

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Compensation of Directors

The Board of Directors may compensate directors for their services as such. The Board of Directors may also provide for the payment of all travel and out-of-pocket expenses in connection with Directors’ attendance at Board meetings. Each board member serves for a one-year term until elections are held at each annual meeting.

Beginning October 1, 2011 The Board of Directors shall be paid either $1,500 per month, or an equivalent in company common stock computed at the share price of $0.025 per share, for their participation as Board members and participation in committees as needed. The choice of cash or stock equivalent will be determined, jointly, by the Chairman of the Board and the individual board member.

Directors are elected at the Company’s annual meeting of Stockholders and serve for one year until the next annual Stockholders’ meeting or until their successors are elected and qualified. Officers are elected by the Board of Directors and their terms of office are, except to the extent governed by employment contract, at the discretion of the Board. The Company may reimburse all Directors for their expenses in connection with their activities as directors of the Company.

Family Relationships

There are no family relationships amongst our management and directors.

Involvement in Certain Legal Proceedings

To the best of our knowledge, during the past five years, none of the following occurred with respect to a present or former director or executive officer of the Company: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of any competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the Commission or the commodities futures trading commission to have violated a Federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Director Independence

We are not subject to listing requirements of any national securities exchange or national securities association and, as a result, we are not at this time required to have our board comprised of a majority of “independent directors.”

Compliance with Section 16 (a) of the Exchange Act

Not applicable.

Code of Ethics

The Company has adopted a Code of Ethics that applies to its principal executive officer, principal financial officer or controller or persons performing similar functions. Such Code of Ethics is filed as Exhibit 14.1 hereto.

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EXECUTIVE OFFICER COMPENSATION

The following Summary Compensation Table shows the compensation awarded to or earned by our Chief Executive Officer and other two most highly compensated executive officers for fiscal 2010 and 2009. Also shown is the compensation awarded to or earned by our former President due to the fact that he held such position during a portion of fiscal 2009. The persons listed in the following Summary Compensation Table are referred to herein as the “Named Executive Officers.”

SUMMARY COMPENSATION TABLE
Name and principal position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards (1) ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation Earnings ($) (h)[1]	All Other Compensation ($) (i)	Total ($) (j)
Gregory Antoine Former President	2010	0	0	0	0	0	0	0	0
	2009	0	0	0	0	0	0	0	0
William G Styles, President, CEO Director	2010	90,000 [1]	0	0	0	0	0	0	90,000
	2009	90,000[2]	0	0	0	0	0	0	90,000
J. Alan Talbert Vice President COO, Director	2010	75,000 [3]	0	0	0	0	0	0	75,000
	2009	75,000 [4]	0	0	0	0	0	0	75,000
Paul DiFraia Vice President CFO, Director	2010	37,500 [5]	0	0	0	0	0	0	37,500
	2009	37,500	0	0	0	0	0	0	37,500

[1] The $32,900 was accrued but not paid to Mr. Styles during the years represented hereto.

[2] The $30,000 was accrued but not paid to Mr. Styles during the years represented hereto.

[3] The $23,200 was accrued but not paid to Mr. Talbert during the years represented hereto.

[4] The $18,200 was accrued but not paid to Mr. Talbert during the years represented hereto.

[5] The $35,500 was accrued but not paid to Mr. DiFraia during the years represented hereto.

The officers of the company are currently considered “at-will” employees. The company has no compensation agreements with the officers, however simple compensation arrangements have been made and summarized as follows:

William G. Styles is currently under an arrangement to receive $90,000.00 in annual compensation as President and CEO of the company. No other compensation arrangements have been made with Mr. Styles at this time.

J. Alan Talbert is currently under an arrangement to receive $75,000.00 in annual compensation as Vice President and COO of the company. No other compensation arrangements have been made with Mr. Talbert at this time.

Paul DiFraia was under a compensation arrangement to receive $37,500.00 in 2010. No other compensation arrangements have been made with Mr. DiFraia at this time. Mr. DiFraia is currently retained as a consultant, and acting CFO for the company. He has waived further compensation at this time.

The officers of the company, in their efforts to provide as much working capital as possible to fund the company’s operations, occasionally defer payment of all or part of their salaries to an undetermined later date defined as some point in the future when the company is in better financial position to afford the payments.

Outstanding Equity Awards At Fiscal Year-End Table

None.

Option Exercises And Stock Vested Table

None.

Pension Benefits Table

None.

Nonqualified Deferred Compensation Table

None.

All Other Compensation Table

None.

Perquisites Table

None.

Potential Payments Upon Termination Or Change In Control Table

None.

Long-Term Incentive Plan Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance to occur over a period longer than one fiscal year, whether such performance is measured by reference to our financial performance, our stock price, or any other measure.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In July 2009, the Company’s shareholders made several loans in total amount of $275,000 to the Company to fund its operations. The summary of the loans made by each officer and director was discussed as follows:

On July 1 2009, we entered into a convertible promissory note with Billy Styles, our President, Chief Executive Officer and Director, in a principal amount of $165,000. The Note is due in July 2012, with interest at the floating interest rate of Prime plus 2.5%. The interest rate will be adjusted each calendar quarter of January 1, April 1, July 1 and October 1. Effective December 31, 2010, pursuant to the oral agreement between the Company and Mr. Styles, the principal of $165,000 was converted into 3,300,000 shares of the Company’s Common Stock at a rate of $.05 per share. A copy of the Note with Bill Styles was attached hereto as Exhibit 10.7.

On July 1 2009, we entered into a convertible promissory note with J. Alan Talbert, our Vice President, Chief Operating Officer and Director, in a principal amount of $27,500. The Note is due in July 2012, with interest at the floating interest rate of Prime plus 2.5%. The interest rate will be adjusted each calendar quarter of January 1, April 1, July 1 and October 1. As of December 31, 2009, the principal was reduced to $20,000. Effective December 31, 2010, pursuant to the oral agreement between the Company and Mr. Talbert, the remaining principal of $20,000 was converted into 400,000 shares of the Company’s Common Stock at a rate of $.05 per share. A copy of the Note with J. Alan Talbert was attached hereto as Exhibit 10.8.

On July 1 2009, we entered into a convertible promissory note with Matthew Styles, son of Billy Styles, in a principal amount of $27,500. The Note is due in July 2012, with interest at the floating interest rate of Prime plus 2.5%. The interest rate will be adjusted each calendar quarter of January 1, April 1, July 1 and October 1. As of December 31, 2009, the principal was reduced to $26,800. Effective December 31, 2010, pursuant to the oral agreement between the Company and Mr. Styles, the principal of $26,000 was converted into 520,000 shares of the Company’s Common Stock at a rate of $.05 per share. The remaining principal of $800 will be paid in full when due. The Company recorded interest expense of $34 during the nine months ended September 30, 2011. A copy of the Note with Matthew Styles was attached hereto as Exhibit 10.9.

On July 1 2009, we entered into a convertible promissory note with David Blankenberg in a principal amount of $55,000. The Note is due in July 2012, with interest at the floating interest rate of Prime plus 2.5%. The interest rate will be adjusted each calendar quarter of January 1, April 1, July 1 and October 1. The Company recorded interest expenses of $797 and $2,357 during the three and nine months ended September 30, 2011, respectively. A copy of the Note with David Blankenberg was attached hereto as Exhibit 10.10.

In addition, the Company had outstanding balances of $60,884 due to the Company’s President as of September 30, 2011. The funds borrowed from the Company’s President was to fund the Company’s operations, and not evidenced by any promissory note, which was an oral agreement between the President and the Company and due on demand. Accordingly, the Company recorded interest expenses of $1,612 and $5,053 during the three and nine months ended September 30, 2011, respectively. A written description of the loan from our President was attached hereto as Exhibit 10.11.

On January 1, 2011, the Company entered into a convertible promissory note (the Note) with Greentree Financial Group Inc. (“Greentree”) in a principal amount of $100,000, which bears an interest rate of 6% per annum and is due on January 1, 2013. Pursuant to the Note, Greentree has an option to convert all or any portion of the accrued interest and unpaid principal balance of the Note into the common stock of the Company or its successors, at Ten Cents ($.10) per share, no sooner than December 31, 2011.

The Note is discounted in full amount due to the issuance of 1,000,000 shares of Common Stock as sweetener to the Note, and a beneficial conversion feature. The fair value of the 1,000,000 shares was $68,245 determined by an arm’s length payable settlement with a non-affiliate since there was nominal trading volume of our common stock in the market, and recorded as discount to note payable, which will be amortized over 2 years starting from January 1, 2011. The remaining discount of $31,755 represented the intrinsic value of the beneficial conversion option, which will be amortized over 2 years starting from January 1, 2011. We recorded interest expense from the Note of $14,000 and $42,000 for the three and nine months ended September 30, 2011, respectively.

The carry value of the Note was $37,500 as of September 30, 2011. The 1,000,000 shares of Common Stock were issued on May 13, 2011.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of the common stock as of August 30, 2011, by (i) each person who is known by the Company to own beneficially more than 5% of any classes of outstanding Stock, (ii) each director of the Company, (iii) each officer and (iv) all directors and executive officers of the Company as a group.

The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 and 13d-5 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. We believe that each individual or entity named has sole investment and voting power with respect to the securities indicated as beneficially owned by them, subject to community property laws, where applicable, except where otherwise noted.

Name of Beneficial Owner	Number of Shares of Common Stock	Percent of Class (1)
William G. Styles President, CEO & Director P. O. Box 2070 Indian Trail, NC 28079	22,419,200	36.62%
J J. Alan Talbert Vice President, COO & Director P. O. Box 2070 Indian Trail, NC 28079	3,589,720	5.86%

Paul K. DiFraia Vice President, CFO & Director 6812, Summerhill Ridge Drive Charlotte, NC 28226	7,971,910	13.02%
J David Blankenberg 1754 Rock Hill Church Road Matthews, NC 28104	6,379,440	10.42%
Lisa DeRosa 19419 Beaufain Street Cornelius, NC 28031	4,575,000	7.47%
J Matthew Styles (2) P. O. Box 2070 Indian Trail, NC 28079	3,709,720	6.06%
Greentree Financial Group, Inc. 7951 SW 6th Street, Suite 216 Plantation, FL 33324	5,261,375	8.59%
All officers and directors as a group (3 persons)	33,980,830	55.51%

(1)	Based on 61,215,081 issued and outstanding shares of common stock.

(2) Matthew Styles is the son of William G. Styles, President of the Company

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DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the SEC indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to shares of common stock offered in this offering. This prospectus does not contain all of the information set forth in the registration statement. For further information with respect to us and the shares of our common stock, we refer you to the registration statement and to the attached exhibits. With respect to each such document filed as an exhibit to the registration statement, we refer you to the exhibit for a more complete description of the matters involved.

You may inspect our registration statement and the attached exhibits and schedules without charge at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain copies of all or any part of our registration statement from the SEC upon payment of prescribed fees. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330.

Our SEC filings, including the registration statement and the exhibits filed with the registration statement, are also available from the SEC’s website at www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.

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ORGANIC PLANT HEALTH INC. AND SUBSIDIARY UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2011

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ORGANIC PLANT HEALTH INC. AND SUBSIDIARY

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2011

Index to Unaudited Consolidated Financial Statements

Pages

Unaudited Consolidated Balance Sheets	65

Unaudited Consolidated Statements of Operations	66

Unaudited Consolidated Statement of Stockholders’/Members’ Equity (Deficit)	67

Unaudited Consolidated Statements of Cash Flows	68

Notes to Unaudited Consolidated Financial Statements	69-74

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ORGANIC PLANT HEALTH, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS
AS OF SEPTEMBER 30, 2011 AND DECEMBER 31, 2010
(UNAUDITED)

	9/30/2011	12/31/2010
ASSETS
Current Assets
Cash and cash equivalents	$56,349	$6,625
Accounts receivable, net	98,738	8,213
Inventory	116,872	126,192
Total Current Assets	271,959	141,030

Property and equipment, net	114,528	136,580

Other Assets
Security deposits	6,700	6,700
Total Other Assets	6,700	6,700

TOTAL ASSETS	$393,187	$284,310

LIABILITIES AND STOCKHOLDERS'/MEMBERS' DEFICIT
LIABILITIES
Current Liabilities
Accounts payable	$230,919	$364,583
Notes payable - current portion	9,174	27,463
Notes payable - related parties	116,684	83,384
Accrued expenses	40,439	15,254
Accrued interest	26,537	17,103
Common stock to be issued	6,750	—
Total Current Liabilities	430,503	507,787

Long-Term Liabilities
Notes payable	154,277	98,252
Notes payable - related parties	—	55,800
Total Long-Term Liabilities	154,277	154,052

TOTAL LIABILITIES	584,780	661,839

STOCKHOLDERS'/MEMBERS' DEFICIT
Common stock, par value $0.001; 150,000,000 shares authorized; 61,215,081 and 12,112,214 shares issued and outstanding as of September 30, 2011 and December 31, 2010, respectively	61,215	12,112
Preferred stock, par value $0.001; 5,000,000 shares authorized; 0 and 4,000,000 shares issued and outstanding as of September 30, 2011 and December 31, 2010, respectively	—	4,000
Paid-in capital	773,512	369,888
Deferred compensation	(18,750)	—
Accumulated deficit	(1,007,570)	(763,529)
Total Stockholders'/Members' Deficit	(191,593)	(377,529)

TOTAL LIABILITIES AND STOCKHOLDERS'/MEMBERS' DEFICIT	$393,187	$284,310

The accompanying notes are an integral part of these consolidated financial statements

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ORGANIC PLANT HEALTH, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2011 AND 2010
(UNAUDITED)

	For the three months ended		For the nine months ended
	9/30/2011	9/30/2010	9/30/2011	9/30/2010
REVENUES
Sales	$278,706	$292,340	$741,799	$828,984
Cost of Goods Sold	(76,856)	(103,973)	(239,629)	(265,511)
GROSS PROFIT	201,850	188,367	502,170	563,473

OPERATING EXPENSES
Professional fees	59,883	12,909	104,204	25,647
Rent	30,895	31,480	91,799	92,530
Bank and finance charges	4,082	6,017	13,208	6,923
Depreciation	7,527	8,150	22,580	24,451
Advertising and promotion	23,541	5,006	75,723	65,556
Automobile	3,242	1,250	11,939	3,887
Contract labor	24,137	27,628	83,610	40,886
Credit card processing fees	3,881	2,074	10,218	10,114
Website maintenance	225	225	3,452	8,675
Insurance	6,871	10,395	21,922	28,203
Travel, meals and entertainment	2,105	5,864	11,054	17,974
Wages and taxes	51,449	60,144	149,894	236,705
Commissions	314	4,384	6,516	13,169
Supplies	3,111	3,288	9,858	14,439
Telephone and utilities	7,290	9,167	23,260	27,725
Product development	12,500	—	18,500	—
Bad debt	—	122	3,122	122
General and administrative	15,301	7,169	38,170	20,366
TOTAL OPERATING EXPENSES	256,355	195,273	699,031	637,372

LOSS FROM OPERATIONS	(54,505)	(6,906)	(196,860)	(73,899)

OTHER INCOME (EXPENSE)
Other income (expenses)	(4,800)	1,289	8,151	4,215
Interest expense	(17,515)	(7,084)	(55,331)	(21,660)
TOTAL OTHER INCOME (EXPENSE)	(22,315)	(5,796)	(47,180)	(17,445)

LOSS BEFORE PROVISION FOR INCOME TAXES	(76,820)	(12,702)	(244,041)	(91,344)

PROVISION FOR INCOME TAXES	—	—	—	—

NET LOSS	$(76,820)	$(12,702)	$(244,041)	$(91,344)

NET LOSS PER SHARE: BASIC AND DILUTED	**	**	$(0.01)	$(0.02)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: BASIC AND DILUTED	60,824,782	7,892,214	40,913,374	4,607,399

** Less than $.01

The accompanying notes are an integral part of these consolidated financial statements

(64)

ORGANIC PLANT HEALTH, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENT OF STOCKHOLDERS'/MEMBERS' DEFICIT
AS OF SEPTEMBER 30, 2011
(UNAUDITED)

									Retained
	Common stock		Preferred stock		Paid-in	Members'	Deferred	Subscription	Earnings
	Shares	Amount	Shares	Amount	Capital	Equity	Compensation	Receivalbe	(Deficit)	Total

Balance, December 31, 2009	—	$—	—	$—	$—	$125,000			$(427,472)	$(302,472)

Recapitalization of company in reverse merger	2,992,214	2,992	4,000,000	4,000	118,008	(125,000)			—	—

Shares issued for services	4,900,000	4,900	—	—	45,100	—			—	50,000

Shares issued to convert debt	4,220,000	4,220	—	—	206,780	—			—	211,000

Net loss for the year ended December 31, 2010		—	—	—	—	—			(336,057)	(336,057)

Balance, December 31, 2010	12,112,214	$12,112	4,000,000	$4,000	$369,888	$—			$(763,529)	$(377,529)

Shares issued due to private placement	4,075,000	4,075	—	—	70,925	—			—	75,000

Shares issued to settle accounts payable	1,000,000	1,000	—	—	67,245	—			—	68,245

Shares issued as loan sweetener	1,000,000	1,000	—	—	67,245	—			—	68,245

Intrinsic value of conversion option	—	—	—	—	31,755					31,755

Shares issued for services rendered	1,000,000	1,000	—	—	74,000	—	(18,750)		—	56,250

Conversion of preferred shares	39,999,990	40,000	(4,000,000)	(4,000)	(36,000)	—			—	—

Shares issued due to private placement	727,578	728	—	—	64,754	—			—	65,482

Shares issued due to private placement	1,300,000	1,300			63,700					65,000

Net loss for the period ended September 30, 2011		—	—	—	—	—			(244,041)	(244,041)

Balance, September 30, 2011	61,214,782	$61,215	—	$—	$773,512	$—	$(18,750)	$—	$(1,007,570)	$(191,593)

The accompanying notes are an integral part of these consolidated financial statements

(67)

ORGANIC PLANT HEALTH, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2011 AND 2010
(UNAUDITED)

	For the nine months ended
	9/30/2011	9/30/2010
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss for the period	$(244,041)	$(91,678)
Adjustments to reconcile net loss to net cash used by operating activities:
Bad debt expense	3,122	122
Depreciation	22,580	24,451
Amortization of discount to note payable	37,500	—
Common stock issued for services rendered	56,250	—
Common stock to be issued	6,750	—
Changes in assets and liabilities:
Accounts receivable	(93,647)	(19,048)
Inventory	9,320	(57,970)
Accounts payable	(65,419)	123,566
Accrued expenses	25,185	22,912
Accrued interest	9,434	10,335
Net cash (used in) provided by operating activities	(232,966)	12,690

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(528)	(7,960)
Net cash (used in) investing activities	(528)	(7,960)

CASH FLOWS FROM FINANCING ACTIVITIES:
(Payments to) proceeds from notes payable - related parties	(22,500)	20,000
Proceeds from notes payable	142,500	—
Payments to notes payable	(42,264)	(25,817)
Proceeds from stock issuance	205,482	—
Net cash provided by (used in) financing activities	283,218	(5,817)

Net increase (decrease) in cash and cash equivalents	49,724	(1,087)

Cash and Cash Equivalents, Beginning of Period	6,625	29,257

Cash and Cash Equivalents, End of Period	$56,349	$28,170

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$7,965	$7,686
Cash paid for income taxes	$—	$—

SUPPLEMENTAL NON-CASH INVESTING AND FINANCING INFORMATION:
Common stock issued to settle accounts payable	$68,245	$—
Common stock issued for services rendered	$56,250	$—

The accompanying notes are an integral part of these consolidated financial statements

(65)

ORGANIC PLANT HEALTH INC. AND SUBSIDIARY

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2011

NOTE - 1 BASIS OF PRESENTATION

The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. The accompanying unaudited consolidated financial statements reflect all adjustments (consisting of normal recurring accruals) that are, in the opinion of management, considered necessary for a fair presentation of the results for the interim periods presented. Interim results are not necessarily indicative of results for a full year.

The unaudited consolidated financial statements and related disclosures have been prepared with the presumption that users of the interim financial information have read or have access to the Company’s annual audited consolidated financial statements and the related notes for the years ended December 31, 2010 and 2009.

NOTE - 2 ORGANIZATION AND BUSINESS BACKGROUND

Organic Plant Health, LLC, (referred to herein as “OPH”), a North Carolina Limited Liability Company, was originally founded in Charlotte, NC in 2007 by Billy Styles and Alan Talbert. The business produces and distributes organic based fertilizers and soil conditioners for use in the continual care of residential and commercial landscapes.

On December 10, 2010, OPH entered into a Plan of Exchange agreement (the “Plan of Exchange”) between and among the members of OPH (“OPH Members”) and Acumedspa Holdings, Inc., (herein referred to as the Company), a publically traded Nevada corporation, and its majority shareholder, Mr. Brian Sperber.

Pursuant to the terms of the Plan of Exchange, Acumedspa Holdings, Inc. acquired 100% of the membership interests of OPH in exchange for a transfer of 3,985,000 shares of the Company’s Convertible Preferred Stock to OPH Members, which gave OPH Members a controlling interest in Acumedspa Holdings, Inc., representing approximately 76.47% of the then issued and outstanding shares on a dilutive basis. OPH and Acumedspa Holdings, Inc. were hereby reorganized, such that the Company acquired 100% of the ownership of OPH, and OPH became a wholly-owned subsidiary of the Company.

The stock exchange transaction has been accounted for as a reverse acquisition and recapitalization of the Company whereby OPH is deemed to be the accounting acquirer (legal acquiree) and the Company to be the accounting acquiree (legal acquirer).  The accompanying consolidated financial statements are in substance those of OPH, with the assets and liabilities, and revenues and expenses, of the Company being included effective from the date of stock exchange transaction.  The Company is deemed to be a continuation of the business of OPH.  Accordingly, the accompanying consolidated financial statements include the following:

(1)         The balance sheet consists of the net assets of the accounting acquirer at historical cost and the net assets of the accounting acquiree at historical cost;

(2)         The financial position, results of operations, and cash flows of the accounting acquirer for all periods presented as if the recapitalization had occurred at the beginning of the earliest period presented and the operations of the accounting acquiree from the date of stock exchange transaction.

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ORGANIC PLANT HEALTH INC. AND SUBSIDIARY

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2011

NOTE - 2 ORGANIZATION AND BUSINESS BACKGROUND (CONT’D)

On December 11, 2010, the Company vended out the two subsidiaries, ACUMEDSPA LLC, a Tennessee Limited Liability Company, and CONSUMER CARE OF AMERICA LLC, a Florida Limited Liability Company, pursuant to an Agreement entered between and among OPH and Chinita LLC, a Nevada Limited Liability Company (“Buyer”). Accordingly, the Buyer acquired 100% interest in ACUMEDSPA LLC and 100% interest in CONSUMER CARE OF AMERICA LLC, as well as any and all assets and liabilities in both subsidiaries in exchange for the total payments of not less than Two Hundred dollars ($200). As a result of the transactions consummated at the closing, the purchase gave the Buyer a 'controlling interest' in both subsidiaries; therefore, ACUMEDSPA LLC and CONSUMER CARE OF AMERICA LLC were no longer wholly-owned subsidiaries of the Company.

Organic Plant Health, Inc. and OPH are hereinafter referred to as (the “Company”).

NOTE - 3 RECENTLY ISSUED ACCOUNTING STANDARDS

The Company has reviewed all recently issued, but not yet effective, accounting pronouncements and does not believe the future adoption of any such pronouncements may be expected to cause a material impact on its consolidated financial condition or the consolidated results of its operations.

In May 2011, FASB issued Accounting Standards Update No. 2011-04, “Fair Value Measurements (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs” (“ASU 2011-04”).  ASU 2011-04 changes the wording used to describe many of the requirements in U.S. GAAP for measuring fair value and for disclosing information about fair value measurements to ensure consistency between U.S. GAAP and IFRS. ASU 2011-04 also expands the disclosures for fair value measurements that are estimated using significant unobservable (Level 3) inputs. This new guidance is to be applied prospectively.  The Company anticipates that the adoption of this standard will not materially expand its financial statement note disclosures.

NOTE - 4 ACCOUNTS RECEIVABLE

Accounts receivable was comprised of the following amounts at the respective dates:

	As of
	9/30/2011	12/31/2010

Gross trade accounts receivable from customers	$104,049	$10,545
Allowance for doubtful customer accounts	(5,311)	(2,332)
	$98,738	$8,213

Bad debt expenses of $3,122 were recognized during the nine months ended September 30, 2011 in the accompanying consolidated income statements.

NOTE - 5 INVENTORIES

Inventories were comprised of the following amounts at the respective dates:

	As of
	9/30/2011	12/31/2010

Raw materials	$92,521	$41,408
Work in process	0	14,996
Finished goods	24,351	69,788
	116,872	126,192
Provision for obsolete inventories	0	0
	$116,872	$126,192

NOTE - 6 FIXED ASSETS

Property, plant and equipment were comprised of the following amounts at the respective dates:

	As of
	9/30/2011	12/31/2010
Cost:
Machinery and equipment	$178,534	$178,309
Furniture and fixtures	25,623	25,623
Software	13,252	12,949
	217,409	216,881
Less: Accumulated depreciation	(102,881)	(80,301)
Net	$114,528	$136,580

NOTE - 7 NOTES PAYABLE

The Company had outstanding balances on its notes payable of the following amounts at the respective dates:

	As of
	9/30/2011	12/31/2010
Bank of Granite, 8.5% interest rates, due on November 26, 2011 (1)	9,174	27,463
Bank of NC, 6.5% interest rate, due on June 30, 2013 (2)	74,277	98,252
Greentree Financial Group, 6% interest rate, due on January 1, 2013, net of discount (3)	37,500	-
US Green Pros, LLC 5% interest rate, due on January 1, 2013 (4)	42,500	-
	$163,451	$125,715

(67)

ORGANIC PLANT HEALTH INC. AND SUBSIDIARY

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2011

NOTE - 7 NOTES PAYABLE (CONT’D)

(1) The Company has a line of credit with Bank of Granite at an interest rate of 8.5% per annum. The balance on this credit line was $9,174 as of September 30, 2011. Accordingly, the Company recorded interest expenses of $383 and $1,111 during the three and nine months ended September 30, 2011, respectively.

(2) The Company has a long-term loan payable to Bank of North Carolina at an interest rate of 6.5% per annum and due on June 30, 2013. The balance of this bank loan was $74,277 as of September 30, 2011. Accordingly, the Company recorded interest expenses of $1,127 and $3,687 during the three and nine months ended September 30, 2011, respectively.

(3) On January 1, 2011, the Company entered into a convertible promissory note (the Note) in a principal amount of $100,000 payable to Greentree Financial Group (“Greentree”), which bears an interest rate of 6% per annum and is due on January 1, 2013. Pursuant to the Note, Greentree has an option to convert all or any portion of the accrued interest and unpaid principal balance of the Note into the Common Stock of the Company or its successors, at Ten Cents ($.10) per share, no sooner than December 31, 2011. The conversion price associated with the Note was determined based on the facts that the Company had nominal trading volume for its stock, and had negative shareholder equity at the time of issuance.

The Note is discounted in full amount due to the issuance of 1,000,000 shares of Common Stock as sweetener to the Note, and a beneficial conversion feature. The fair value of the 1,000,000 shares was $68,245 determined by an arm’s length payable settlement with a non-affiliate since there was nominal trading volume of our common stock in the market, and recorded as discount to note payable, which will be amortized over 2 years starting from January 1, 2011. The remaining discount of $31,755 represented the intrinsic value of the beneficial conversion option, which will be amortized over 2 years starting from January 1, 2011. We recorded interest expense from the Note of $14,000 and $42,000 for the three and nine months ended September 30, 2011, respectively.

The carry value of the Note was $37,500 as of September 30, 2011. The 1,000,000 shares of Common Stock were issued on May 13, 2011.

(4) The Company has a long-term loan payable to US Green Pros, LLC at an interest rate of 5% per annum and due on January 1, 2013. The balance of this loan was $42,500 as of September 30, 2011, of which $40,000 was received during the second quarter of 2011. Accordingly, the Company recorded interest expenses of $535 and $1,090 during the three and nine months ended September 30, 2011, respectively.

NOTE - 8 NOTES PAYABLE – RELATED PARTIES

In July 2009, the Company’s shareholders made several loans in total amount of $275,000 to the Company to fund its operations. The shareholder loans were evidenced by promissory notes due in July 2012, with interest at the floating interest rate of Prime plus 2.5%. The interest rate will be adjusted each calendar quarter of January 1, April 1, July 1 and October 1. The principal balance of the shareholder loans was $55,800 as of September 30, 2011. Accordingly, the Company recorded interest expenses of $808 and $2,391 during the three and nine months ended September 30, 2011, respectively.

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ORGANIC PLANT HEALTH INC. AND SUBSIDIARY

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2011

NOTE - 8 NOTES PAYABLE – RELATED PARTIES (CONT’D)

In addition, the Company had outstanding balances of $60,884 due to the Company’s President as of September 30, 2011. The funds borrowed from the Company’s President were to fund the Company’s operations. The loan agreement was not evidenced by any promissory note, but rather a verbal agreement between the President and the Company, and due on demand. Accordingly, the Company recorded interest expenses of $1,612 and $5,053 during the three and nine months ended September 30, 2011, respectively.

NOTE - 9 CAPITAL TRANSACTIONS

On March 14, 2011, the Board of Directors and Majority Shareholders of the Company authorized the effectuation of a 1-for-4 reverse split of the Company’s Preferred Stock (the “Preferred Stock Reverse Split”). Accordingly, the Preferred Stock Reverse Split combined the Company’s authorized and outstanding Preferred Stock on the basis of 4 authorized and outstanding shares being changed to 1 authorized and outstanding share. All options, warrants, and any other similar instruments convertible into, or exchangeable or exercisable for, shares of preferred stock were proportionally adjusted. As a result, the Company’s number of authorized shares of preferred stock decreased to 5,000,000 shares, of which 3,999,999 shares of preferred stock issued and outstanding.

The Preferred Stock Reverse Split became effective upon the Company filing a Certificate of Change with the Secretary of State of the State of Nevada on April 21, 2011. The consolidated statement of stockholders’ equity has been restated per FASB 128 paragraph 134, as if the Preferred Stock Reverse Split took effect at the beginning of the periods presented.

On February 28, 2011, the Board of Directors of the Company approved the issuance of 4,075,000 shares of the Company’s Common Stock in exchange for cash payment of $75,000 made by an investor. The transaction was independently negotiated between the Company and the investor. The Company evaluated the transaction based on the fact that the Company had nominal trading volume for its stock, and had negative shareholder equity at the time of issuance. The proceeds from this issuance mitigated the Company’s cash pressure in short term.

On March 31, 2011, the Board of Directors of the Company approved the issuance of 1,000,000 shares of the Company’s Common Stock to settle accounts payable of $68,245 to a non-related party. The transaction was independently negotiated between the Company and the creditor. The Company evaluated the transaction based on the fact that the Company had nominal trading volume for its stock, and had negative shareholder equity at the time of issuance. The settlement of the accounts payable through the issuance of common stock preserved the limited cash available currently in the Company.

On April 22, 2011, the Board of Directors of the Company approved the conversion of 3,999,999 shares of the Company’s Preferred Stock into 39,999,990 shares of the Company’s Common Stock at a ratio of 1:10, which was designated by the Amendment to Articles of Incorporation of the Company.

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ORGANIC PLANT HEALTH INC. AND SUBSIDIARY

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2011

NOTE - 9 CAPITAL TRANSACTIONS (CONT’D)

On May 13, 2011, the Company issued 1,000,000 shares of Common Stock of the Company to the Note holder pursuant to the Convertible Promissory Note, dated January 1, 2011 (see Note 7). The Note is discounted in full amount due to the issuance of 1,000,000 shares of Common Stock as sweetener to the Note, and a beneficial conversion feature. The fair value of the 1,000,000 shares was $68,245 determined by an arm’s length payable settlement with a non-affiliate since there was nominal trading volume of our common stock in the market, and recorded as discount to note payable, which will be amortized over 2 years starting from January 1, 2011. The remaining discount of $31,755 represented the intrinsic value of the beneficial conversion option, which will be amortized over 2 years starting from January 1, 2011. We recorded interest expense from the Note of $14,000 and $42,000 for the three and nine months ended September 30, 2011, respectively. The transaction was independently negotiated between the Company and the note holder. The Company evaluated the transaction based on the fact that the Company had nominal trading volume for its stock, and had negative shareholder equity at the time of issuance. The proceeds from this Convertible Promissory Note mitigated the Company’s cash pressure in short term.

On June 27, 2011, the Board of Directors of the Company approved the issuance of 727,578 shares of the Company’s Common Stock at a price of $.09 per share, in exchange for cash payment of total $65,482.. The transaction was independently negotiated between the Company and the investors. The Company evaluated the transaction based on the fact that the Company had nominal trading volume for its stock, and had negative shareholder equity at the time of issuance. The proceeds from this issuance mitigated the Company’s cash pressure in short term.

In July of 2011, the Board of Directors of the Company approved the issuance of 1,300,000 shares of the Company’s Common Stock at a price of $.05 per share, in exchange for cash payment of total $65,000. The transaction was independently negotiated between the Company and the investors. The Company evaluated the transaction based on the fact that the Company had nominal trading volume for its stock, and had negative shareholder equity at the time of issuance. The proceeds from this issuance mitigated the Company’s cash pressure in short term.

Our current management and beneficial owners beneficially own, approximately 65% of our outstanding Common Stock and will have full control over the affairs of the Company. The beneficial owners will be able to continue to elect over a majority of our directors and to determine the outcome of the corporate actions requiring shareholder approval, regardless of how additional security holders of the Company may vote. The investors will have no ability to influence corporate actions.

NOTE - 10 STOCK BASED COMPENSATION

In May of 2011, the Company entered into a consulting service agreement with a Consultant for business advisory services in exchange for 1,000,000 shares of Common Stock of the Company. The agreement had a term of 6 months effective from May 15, 2011 ending November 15, 2011. The fair value of this stock issuance was determined by the fair value of the Company’s Common Stock on the grant date, at a price of approximately $.075 per share.  Accordingly, the Company calculated the stock based compensation of $75,000 at its fair value and booked pro rata within the relative service periods. For the nine months ended September 30, 2011, the Company recognized $56,250 to the consolidated statements of operations. The unrecognized compensation was recorded as deferred compensation amounting to $18,750 as of September 30, 2010. The transaction was independently negotiated between the Company and the Consultant. The Company evaluated the transaction based on the fact that the Company had nominal trading volume for its stock, and had negative shareholder equity at the time of issuance. The stock based compensation preserved the limited cash available currently in the Company.

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ORGANIC PLANT HEALTH INC. AND SUBSIDIARY

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2011

NOTE - 10 STOCK BASED COMPENSATION (CONT’D)

On September 1, 2011, the Company entered into an agreement with a Security Attorney for legal advisory services in exchange for cash payment of $6,000 and the issuance of 75,000 shares of Common Stock of the Company. The shares were valued at $.09 per share based on the facts that the Company had nominal trading volume for its stock, and had negative shareholder equity at the time entering the agreement. Accordingly, the Company calculated the stock based compensation of $6,750 during the period. The shares have not been issued as of the date of this quarterly report. The transaction was independently negotiated between the Company and the Consultant. The Company evaluated the transaction based on the fact that the Company had nominal trading volume for its stock, and had negative shareholder equity at the time of issuance. The stock based compensation preserved the limited cash available currently in the Company.

NOTE - 11 COMMITMENT AND CONTINGENCIES

The Company leases its retail stores and manufacturing facilities under non-cancelable operating lease agreements.  The Company has no long-term lease agreements as the current expansion plans call for the Company to move to larger manufacturing and warehousing facilities in Q4 2011 to Q1 2012.

Year ended December 31	Lease payment
2011	$116,850
2012	$0
2013	$0
2014	$0
2015	$0
Total	$116,850

For the three and nine months ended September 30, 2011, the Company had rental expenses of $30,895 and $91,799, respectively. For the three and nine months ended September 30, 2010, the Company had rental expenses of $31,480 and $ $92,529, respectively.

NOTE - 12 LOSS PER SHARE

Basic net loss per share is computed using the weighted average number of common shares outstanding during the three and nine months ended September 30, 2011, respectively.  There was no dilutive earning per share as of September 30, 2011 due to net losses during the periods.

The following table sets forth the computation of basic net loss per share for the periods indicated:

	Three months ended		Nine months ended
	9/30/2011	9/30/2010	9/30/2011	9/30/2010

Numerator:
- Net loss	$(76,820)	$(12,702)	$(244,041)	$(91,344)
Denominator:
- Weighted average common shares outstanding	60,824,782	7,892,214	40,913,374	4,607,399

Basic net loss per share	**	**	$(0.01)	$(0.02)

** Less than $.01

NOTE - 13 CONCENTRATION AND RISK

During the nine months ended September 30, 2011, the Company had no customers whose purchases represented 10% or more of the Company’s total revenues during the period. During the nine months ended September 30, 2011, the Company had four vendors from whom company purchases exceeded 10% of the Company’s total purchases. The first vendor represented 31% of the company’s total purchases during the period, the second vendor represented 17% of the company’s total purchases during the period, the third vendor represented 16% of the company’s total purchases during the period, and the fourth vendor represented 16% of the company’s total purchases during the period.

NOTE - 14 GOING CONCERN

These consolidated financial statements have been prepared assuming that Company will continue as a going concern, which contemplates the realization of assets and the discharge of liabilities in the normal course of business for the foreseeable future.

As of September 30, 2011, the Company had an accumulated deficit of $1,007,570. Management has taken certain action and continues to implement changes designed to improve the Company’s financial results and operating cash flows. The actions involve certain cost-saving initiatives and growing strategies, including (a) reductions in raw materials costs, as well as packaging costs; and (b) expansion of the business model into new markets. Management believes that these actions will enable the Company to improve future profitability and cash flow in its continuing operations through December 31, 2012. As a result, the financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of the Company’s ability to continue as a going concern.

Management expects to use funds raised through a planned registration statement with the SEC to build out its infrastructure and make key hires in sales and sales management that will increase revenues significantly and return the company to profitability in the short term.

(71)

ORGANIC PLANT HEALTH INC. AND SUBSIDIARY AUDITED CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2009 (WITH REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM THEREON)

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(73)

Silberstein Ungar, PLLC CPAs and Business Advisors

Phone (248) 203-0080

Fax (248) 281-0940

30600 Telegraph Road, Suite 2175

Bingham Farms, MI 48025-4586

www.sucpas.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Organic Plant Health, Inc.

We have audited the consolidated balance sheets of Organic Plant Health, Inc. and Subsidiary as of December 31, 2010 and 2009, and the related consolidated statements of operations, stockholders’/members’ equity (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Organic Plant Health, Inc. as of December 31, 2010 and 2009, and the results of its consolidated operations and its cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The Company has suffered a loss in 2010 and in 2009, has negative working capital, and generated a negative internal cash flow from operations in 2010 and 2009 that raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are described in Note 15. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Silberstein Ungar, PLLC

Silberstein Ungar, PLLC

Bingham Farms, Michigan

November 29, 2011

(74)

ORGANIC PLANT HEALTH, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2010 AND 2009

	2010	2009
ASSETS
Current Assets
Cash and cash equivalents	6,625	29,257
Accounts receivable, net	8,213	30,195
Inventory	126,192	222,694
Total Current Assets	141,030	282,146

Property and equipment, net	136,580	168,772

Other Assets
Security deposits	6,700	6,700
Total Other Assets	6,700	6,700

TOTAL ASSETS	$284,310	$457,618

LIABILITIES AND STOCKHOLDERS'/MEMBERS' DEFICIT
LIABILITIES
Current Liabilities
Accounts payable	$364,583	$260,358
Accrued expenses	15,254	0
Accrued interest - related parties	17,103	3,323
Notes payable - current portion	27,463	45,422
Notes payable - related parties	83,384	68,384
Total Current Liabilities	507,787	377,487

Long-Term Liabilities
Notes payable	98,252	115,803
Notes payable - related parties	55,800	266,800
Total Long-Term Liabilities	154,052	382,603

TOTAL LIABILITIES	661,839	760,090

STOCKHOLDERS'/MEMBERS' DEFICIT
Common stock, par value $0.001; 150,000,000 shares authorized;12,112,214 and 2,992,214 issued and outstanding - 2010 and 2009, respectively	12,112	2,992
Preferred stock, par value $0.001; 5,000,000 shares authorized; 4,000,000 shares issued and outstanding - 2010 and 2009	4,000	4,000
Paid-in capital	369,888	118,008
Accumulated deficit	(763,529)	(427,472)
Total Stockholders'/Members' Deficit	(377,529)	(302,472)

TOTAL LIABILITIES AND STOCKHOLDERS'/MEMBERS' DEFICIT	$284,310	$457,618

(75)

ORGANIC PLANT HEALTH, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2009

	2010	2009
REVENUES
Sales	$1,026,995	$1,062,163
Cost of Goods Sold	(465,970)	(601,963)
GROSS PROFIT	561,025	460,200

OPERATING EXPENSES
Professional fees	79,278	10,360
Rent	123,248	114,214
Bank and finance charges	18,664	14,805
Depreciation	32,603	32,278
Advertising and promotion	65,814	94,273
Automobile	14,620	14,363
Contract labor	62,711	31,421
Credit card processing fees	17,101	0
Website maintenance	9,153	19,287
Insurance	36,480	31,757
Travel, meals and entertainment	20,624	14,180
Wages and taxes	290,248	434,196
Commissions	16,891	4,225
Charitable contributions	0	7,500
Supplies	15,860	34,292
Telephone and utilities	34,493	17,218
Bad debt	122	8,252
General and administrative	24,301	33,980
TOTAL OPERATING EXPENSES	862,211	916,601

LOSS FROM OPERATIONS	(301,186)	(456,401)

OTHER INCOME (EXPENSE)
Other income	25	436
Interest expense	(34,896)	(26,472)
TOTAL OTHER INCOME (EXPENSE)	(34,871)	(26,036)

LOSS BEFORE PROVISION FOR INCOME TAXES	(336,057)	(482,437)

PROVISION FOR INCOME TAXES	0	0

NET LOSS	$(336,057)	$(482,437)

NET LOSS PER SHARE: BASIC AND DILUTED	$(0.06)	$(0.16)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: BASIC AND DILUTED	5,442,214	2,992,214

(76)

ORGANIC PLANT HEALTH, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENT OF STOCKHOLDERS'/MEMBERS' DEFICIT
AS OF DECEMBER 31, 2010 AND 2009

							Retained
	Common stock		Preferred stock		Paid-in	Members'	Earnings
	Shares	Amount	Shares	Amount	Capital	Equity	(Deficit)	Total

Balance, January 1, 2009	0	$—	0	$—	$—	$125,000	$54,965	$179,965

Recapitalization of company in reverse merger	2,992,214	2,992	4,000,000	4,000	118,008	(125,000)	—	—

Net loss for the year ended December 31, 2009		—		—	—	—	(482,437)	(482,437)

Balance, December 31, 2009	2,992,214	2,992	4,000,000	4,000	118,008	0	(427,472)	(302,472)

Shares issued for services	4,900,000	4,900	—	—	45,100	—	—	50,000

Shares issued to convert debt	4,220,000	4,220	—	—	206,780	—	—	211,000

Net loss for the year ended December 31, 2010		—	—	—	—	—	(336,057)	(336,057)

Balance, December 31, 2010	12,112,214	$12,112	4,000,000	$4,000	$369,888	$—	$(763,529)	$(377,529)

(77)

ORGANIC PLANT HEALTH, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2009

	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss for the period	$(336,057)	$(482,437)
Adjustments to reconcile net loss to net cash used by operating activities:
Bad debt expense	122	8,252
Depreciation	32,603	32,278
Common stock issued for services	50,000	0
Changes in assets and liabilities:
Accounts receivable	21,860	(18,091)
Inventory	96,502	42,070
Prepaid expenses	0	8,900
Accounts payable	104,226	159,357
Accrued expenses	15,254	(3,857)
Accrued interest - related parties	13,780	3,323
Net Cash Used by Operating Activities	(1,710)	(250,205)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(411)	(13,261)
Return of security deposit	0	5,000
Net Cash Used By Investing Activities	(411)	(8,261)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from notes payable - related parties	20,000	275,000
Payments on notes payable - related parties	(5,000)	(15,700)
Proceeds from notes payable	0	45,000
Payments on notes payable	(35,511)	(58,016)
Net Cash Provided By (Used by) Financing Activities	(20,511)	246,284

Net Decrease in Cash and Cash Equivalents	(22,632)	(12,182)

Cash and Cash Equivalents, Beginning of Period	29,257	41,439

Cash and Cash Equivalents, End of Period	$6,625	$29,257

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$21,116	$23,149
Cash paid for income taxes	$0	$0

SUPPLEMENTAL NON-CASH INVESTING AND FINANCING INFORMATION:
Common stock issued in exchange for debt	$211,000	$0
Conversion of members' equity to common stock and paid-in capital in connection with reverse merger	$125,000	$0

(78)

ORGANIC PLANT HEALTH INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2009

NOTE - 1 ORGANIZATION AND BUSINESS BACKGROUND

Organic Plant Health, LLC, (referred to herein as “OPH”), a North Carolina Limited Liability Company, was originally founded in Charlotte, NC in 2007 by Billy Styles and Alan Talbert. The business produces and distributes organic based fertilizers and soil conditioners for use in the continual care of residential and commercial landscapes.

On December 10, 2010, OPH entered into a Plan of Exchange agreement (the “Plan of Exchange”) between and among the members of OPH (“OPH Members”) and Acumedspa Holdings, Inc., (herein referred to as the Company), a publically traded Nevada corporation, and its majority shareholder, Mr. Brian Sperber. Acumedspa Holdings was originally incorporated in the state of New York in 1995.

Pursuant to the terms of the Plan of Exchange, Acumedspa Holdings, Inc. acquired 100% of the membership interests of OPH in exchange for a transfer of 3,985,000 shares of the Company’s Convertible Preferred Stock to OPH Members, which gave OPH Members a controlling interest in Acumedspa Holdings, Inc., representing approximately 76.47% of the then issued and outstanding shares on a dilutive basis. OPH and Acumedspa Holdings, Inc. were hereby reorganized, such that the Company acquired 100% of the ownership of OPH, and OPH became a wholly-owned subsidiary of the Company.

The stock exchange transaction has been accounted for as a reverse acquisition and recapitalization of the Company whereby OPH is deemed to be the accounting acquirer (legal acquiree) and the Company to be the accounting acquiree (legal acquirer).  The accompanying consolidated financial statements are in substance those of OPH, with the assets and liabilities, and revenues and expenses, of the Company being included effective from the date of stock exchange transaction.  The Company is deemed to be a continuation of the business of OPH.  Accordingly, the accompanying consolidated financial statements include the following:

(1)         The balance sheet consists of the net assets of the accounting acquirer at historical cost and the net assets of the accounting acquiree at historical cost;

(2)         The financial position, results of operations, and cash flows of the accounting acquirer for all periods presented as if the recapitalization had occurred at the beginning of the earliest period presented and the operations of the accounting acquiree from the date of stock exchange transaction.

On December 11, 2010, the Company vended out the two subsidiaries, ACUMEDSPA LLC, a Tennessee Limited Liability Company, and CONSUMER CARE OF AMERICA LLC, a Florida Limited Liability Company, pursuant to an Agreement entered between and among OPH and Chinita LLC, a Nevada Limited Liability Company (“Buyer”). Accordingly, the Buyer acquired 100% interest in ACUMEDSPA LLC and 100% interest in CONSUMER CARE OF AMERICA LLC, as well as any and all assets and liabilities in both subsidiaries in exchange for the total payments of not less than Two Hundred dollars ($200). As a result of the transactions consummated at the closing, the purchase gave the Buyer a 'controlling interest' in both subsidiaries; therefore, ACUMEDSPA LLC and CONSUMER CARE OF AMERICA LLC were no longer wholly-owned subsidiaries of the Company.

Organic Plant Health, Inc. and OPH are hereinafter referred to as (the “Company”).

(79)

ORGANIC PLANT HEALTH INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2009

NOTE - 2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP) under the accrual basis of accounting.

Use of estimates

In preparing consolidated financial statements in conformity with accounting principles generally accepted in the United States of America, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the consolidated financial statements, as well as the reported amounts of revenues and expenses during the reporting periods. These accounts and estimates include, but are not limited to, the valuation of accounts receivables, inventories, income taxes and the estimation on useful lives of property, plant and equipment. Actual results could differ from these estimates.

Basis of consolidation

The consolidated financial statements include the financial statements of the Company and its subsidiary.

All significant inter-company balances and transactions within the Company and subsidiary have been eliminated upon consolidation.

Cash and Cash Equivalents

The Company considers all short-term investments with a maturity of three months or less when purchased to be cash and equivalents for purposes of the statement of cash flows.

Accounts Receivable

Accounts receivable are recorded at the invoiced amount and do not bear interest. The Company extends unsecured credit to its customers in the ordinary course of business but mitigates the associated risks by performing credit checks and actively pursuing past due accounts. An allowance for doubtful accounts is established and determined based on managements’ assessment of known requirements, aging of receivables, payment history, the customer’s current credit worthiness and the economic environment. As of December 31, 2010 and 2009, the Company had allowances for uncollectible accounts of $2,332 and $7,640, respectively.

Inventory

Inventories consist of finished goods and are valued at lower of cost or market value, cost being determined on the first-in, first-out method.  The Company periodically reviews historical sales activity to determine excess, slow moving items and potentially obsolete items and also evaluates the impact of any anticipated changes in future demand.  The Company provides inventory allowances based on excess and obsolete inventories determined principally by customer demand.   As of December 31, 2010 and 2009, the Company did not record an allowance for obsolete inventories, nor had there been any write-offs during the years ended December 31, 2010 and 2009, respectively.

(80)

ORGANIC PLANT HEALTH INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2009

NOTE - 2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Fixed assets, net

Fixed assets are stated at cost less accumulated depreciation and accumulated impairment losses, if any. Depreciation is calculated on the straight-line basis over the following expected useful lives from the date on which they become fully operational and after taking into account their estimated residual values:

	Depreciable life	Residual value
Machinery and Equipment	5 years	5%
Furniture and fixture	7 years	5%
Software	3 years	5%

Expenditure for maintenance and repairs is expensed as incurred.

Fair Value for Financial Assets and Financial Liabilities

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in U.S. GAAP, and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

The carrying amounts of the Company’s financial assets and liabilities, such as cash and accounts payable approximate their fair values because of the short maturity of these instruments.

The Company does not have any assets or liabilities measured at fair value on a recurring or a non-recurring basis, consequently, the Company did not have any fair value adjustments for assets and liabilities measured at fair value at December 31, 2010 nor gains or losses are reported in the statement of operations that are attributable to the change in unrealized gains or losses relating to those assets and liabilities still held at the reporting date for the for the years ended December 31, 2010 and 2009, respectively.

(81)

ORGANIC PLANT HEALTH INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2009

NOTE - 2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Revenue recognition

In accordance with guidance by paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition, the Company recognizes revenue when persuasive evidence of an arrangement exists, transfer of title has occurred or services have been rendered, the selling price is fixed or determinable and collectability is reasonably assured.   OPH provides a warranty, but only in as much as the products conform to their descriptions and that they are reasonably fit for the purpose stated on the label, when used properly under normal conditions.

(a) Sale of products

The Company recognizes revenue from the sale of products upon delivery to the customers and the transfer of title and risk of loss. The Company did not record any product returns for the years ended December 31, 2010 and 2009, respectively.

(b) License income

The Company recognizes revenue from the sale of license agreements, and optional license agreements, to approved distribution partners that desire to represent the Company in developing sales and marketing agreements with potential wholesale customers. The license fee paid by the approved distribution partners is nonrefundable, one-time charge and independent from the sale of products or services. The Company recognizes licensing revenue when the license term begins.

Cost of Goods Sold

Cost of goods sold consists primarily of costs of raw materials and direct labor, and other costs directly attributable to the production of products. Write-down of inventories to lower of cost or market is also recorded in cost of goods sold.

Stock-Based Compensation

The Company accounts for stock-based compensation using the fair value method following the guidance set forth in section 718-10 of the FASB Accounting Standards Codification for disclosure about Stock-Based Compensation. This section requires a public entity to measure the cost of services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which a consultant is required to provide service in exchange for the award within the requisite service period (usually the vesting period). No compensation cost is recognized for equity instruments for which consultants do not render the requisite service. During the year ended December 31, 2010, the Company recorded $50,000 in compensation expense based on the fair value of services rendered in exchange for common shares issued to the consultants. These approximated the fair value of the shares at the dates of issuances.

(82)

ORGANIC PLANT HEALTH INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2009

NOTE - 2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Taxes

The Company adopts the ASC Topic 740, “Income Taxes” regarding accounting for uncertainty in income taxes, which prescribes the recognition threshold, and measurement attributes for financial statement recognition and measurement of tax positions taken or expected to be taken on a tax return. In addition, the guidance requires the determination of whether the benefits of tax positions will be more likely than not sustained upon audit based upon the technical merits of the tax position. For tax positions that are determined to be more likely than not sustained upon audit, a company recognizes the largest amount of benefit that is greater than 50% likely of being realized upon ultimate settlement in the financial statements. For tax positions that are not determined to be more likely than not sustained upon audit, a company does not recognize any portion of the benefit in the financial statements. The guidance provides for de-recognition, classification, penalties and interest, accounting in interim periods and disclosure.

For the years ended December 31, 2010 and 2009, the Company did not have any interest and penalties associated with tax positions. As of December 31, 2010 and 2009, the Company did not have any significant unrecognized uncertain tax positions.

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to be applied to taxable income in the years in which those temporary differences are expected to reverse. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statement of income in the period that includes the enactment date. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future deductibility is uncertain.

Loss Per Share

Net loss per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification. Basic net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. Diluted net loss per share is computed by dividing net loss by the weighted average number of shares of common stock and potentially outstanding shares of common stock during each period.

Related parties

Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Companies are also considered to be related if they are subject to common control or common significant influence. A material related party transaction has been identified in Note 7 and Note 8 in the financial statements.

Subsequent Events

The Company evaluated for subsequent events through the issuance date of the Company’s financial statements.

(83)

ORGANIC PLANT HEALTH INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2009

NOTE - 2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recently issued accounting standards

The Company has reviewed all recently issued, but not yet effective, accounting pronouncements and does not believe the future adoption of any such pronouncements may be expected to cause a material impact on its consolidated financial condition or the consolidated results of its operations.

Credit Quality of Financing Receivables and the Allowance for Credit Losses

In July 2010, the Financial Accounting Standards Board (“FASB”) amended the requirements for Disclosures about the Credit Quality of Financing Receivables and the Allowance for Credit Losses. As a result of these amendments, an entity is required to disaggregate by portfolio segment or class certain existing disclosures and provide certain new disclosures about its financing receivables and related allowance for credit losses. The new disclosures as of the end of the reporting period are effective for the fiscal year ending December 31, 2010, while the disclosures about activity that occurs during a reporting period are effective for the first fiscal quarter of 2011. The adoption of this guidance will not impact the Company’s consolidated results of operations or financial position.

Fair Value Measurements and Disclosures

In January 2010, the FASB issued authoritative guidance regarding fair value measures and disclosures. The guidance requires disclosure of significant transfers between level 1 and level 2 fair value measurements along with the reason for the transfer. An entity must also separately report purchases, sales, issuances and settlements within the level 3 fair value roll forward. The guidance further provides clarification of the level of disaggregation to be used within the fair value measurement disclosures for each class of assets and liabilities and clarified the disclosures required for the valuation techniques and inputs used to measure level 2 or level 3 fair value measurements. This new authoritative guidance is effective for the Company in fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years. The adoption of this guidance will not impact the Company’s consolidated results of operations or financial position.

NOTE - 3 ACCOUNTS RECEIVABLE

Accounts receivable is comprised of the following amounts at the respective dates:

	As of December 31,
	2010	2009

Gross trade accounts receivable from customers	$10,545	$37,835
Allowance for doubtful customer accounts	(2,332)	(7,640)
	$8,213	$30,195

Bad debt expense of $122 and $8,252 were recognized during the years ended December 31, 2010 and 2009, respectively, in the accompanying consolidated income statements.

(84)

ORGANIC PLANT HEALTH INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2009

NOTE - 4 INVENTORIES

Inventories are comprised of the following amounts at the respective dates:

	As of December 31,
	2010	2009

Raw materials	$41,408	$112,083
Work in process	14,996	924
Finished goods	69,788	109,687
	126,192	222,694
Provision for obsolete inventories	0	0
	$126,192	$222,694

NOTE - 5 FIXED ASSETS

Property, plant and equipment are comprised of the following amounts at the respective dates:

	As of December 31,
	2010	2009
Cost:
Machinery and equipment	$178,309	$177,898
Furniture and fixtures	25,623	25,623
Software	12,949	12,949
	216,881	216,470
Less: Accumulated depreciation	(80,301)	(47,698)
Net	$136,580	$168,772

NOTE - 6 NOTES PAYABLE

The Company has a line of credit with Bank of Granite at an annual rate of 8.5%. The current portion on this credit line was $27,463 and $45,422 as of December 31, 2010 and 2009, respectively. Accordingly, the Company recorded interest expenses of $2,510 and $8,957 during the years ended December 31, 2010 and 2009, respectively.

The Company has a long-term loan payable to Bank of North Carolina at an annual rate of 6.5% and due on June 30, 2013. The balance of this bank loan was $98,252 and $115,803 as of December 31, 2010 and 2009, respectively. Accordingly, the Company recorded interest expenses of $11,543 and $9,041 during the years ended December 31, 2010 and 2009, respectively.

NOTE - 7 NOTES PAYABLE – RELATED PARTIES

In July 2009, the Company’s shareholders made several loans in total amount of $275,000 to the Company to fund its operations. The shareholder loans were evidenced by promissory notes due in July 2012, with interest at the floating interest rate of Prime plus 2.5%. The interest rate will be adjusted each calendar quarter of January 1, April 1, July 1 and October 1. Accordingly, the Company recorded interest expenses of $0.00 and $0.00 in connection with the shareholder loans during the years ended December 31, 2010 and 2009, respectively, as shareholders waived interest payments they were entitled to receive.

The principal balance of the shareholder loans was $266,800 as of December 31, 2009 due to cash payments of $8,200 made during the year of 2009.

The principal balance of the shareholder loans was $55,800 as of December 31, 2010 due to the settlement of $211,000 in shareholder loans through the issuance of 4,220,000 shares of the Company’s common stock. This debt was converted at a discounted rate of $.05 per common share.

In addition to the shareholder loans in Note 7, the Company had outstanding balances of $83,384 and $68,384 due to the Company’s President as of December 31, 2010 and 2009, respectively. The funds borrowed from the Company’s President was for the company to fund its operations, and not evidenced by any promissory note, which was an oral agreement between the President and the Company and due on demand. No interest was accrued due to the immateriality.

(85)

ORGANIC PLANT HEALTH INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2009

NOTE - 8 CAPITAL TRANSACTIONS

On December 10, 2010, the Board of Directors and Majority Shareholders of the Company authorized the effectuation of a 1-for-50 reverse split of the Company’s Common Stock (the “Common Stock Reverse Split”). Accordingly, the Common Stock Reverse Split combined the Company’s outstanding Common Stock on the basis of 50 outstanding shares being changed to 1 outstanding share. All options, warrants, and any other similar instruments convertible into, or exchangeable or exercisable for, shares of common stock were proportionally adjusted. The Company’s number of authorized shares of Common Stock remained unchanged.

The Common Stock Reverse Split became effective on January 27, 2011 pursuant to the FINRA announcement. The consolidated statement of stockholders’ equity and the loss per share numbers in the consolidated financial statements have been restated per FASB 128 paragraph 134, as if the Common Stock Reverse Split took effect at the beginning of the periods presented.

On December 31, 2010, the Board of Directors of the Company approved the issuance of 4,220,000 shares of the Company’s Common Stock to settle $211,000 in shareholder loans. This debt was converted at a discounted rate of $.05 per common share, which represents the fair value of the conversion feature relative to the fair value of the debt instrument due to the following facts:

1.      The market price of the Company’s common stock varied between $0.045 and $0.07 during the 5 consecutive days before the conversion date, December 31, 2010;

2.      The Company had nominal trading volume for its common stock, and had negative shareholder equity at the time of issuance.

Therefore, the Company believed the debt had substantive conversion feature, but the conversion feature are note beneficial. No gain or loss is recognized pursuant to ASC 470-20-40.

After the completion of the Offering, our current management and beneficial owners will beneficially own approximately 75.7% of our then outstanding Common Stock and will have full control over the affairs of the Company. The beneficial owners will be able to continue to elect over a majority of our directors and to determine the outcome of the corporate actions requiring shareholder approval, regardless of how additional security holders of the Company may vote. The investors will have no ability to influence corporate actions.

(86)

ORGANIC PLANT HEALTH INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2009

NOTE - 9 STOCK BASED COMPENSATION

On July 1, 2010, the Company entered into a consulting service agreement with a Consultant in exchange for 4,900,000 shares of common stock of the Company. The fair value of the common stock issued was determined using the fair value of the Company’s common stock on the grant date at approximately $.01 per share. Accordingly, the Company calculated stock based compensation of $50,000, which was recognized in full for the year ended December 31, 2010 due to the completion of services rendered.

NOTE - 10 COMMITMENT AND CONTINGENCIES

The Company leases its retail stores and manufacturing facilities under non-cancelable operating lease agreements.  The Company has no long-term lease agreements as the current expansion plans call for the Company to move to larger manufacturing and warehousing facilities in Q4 2011 to Q1 2012.

Year ended December 31	Lease payment
2011	$116,850
2012	$0
2013	$0
2014	$0
2015	$0
Total	$116,850

For the years ended December 31, 2010 and 2009, rental expenses were $123,248 and $114,214, respectively.

NOTE - 11 LOSS PER SHARE

Basic net loss per share is computed using the weighted average number of the ordinary shares outstanding during the year.  There were no dilutive common stock equivalents as of December 31, 2010 and 2009, respectively, due to net losses during the years.

The following table sets forth the computation of basic net loss per share for the years indicated:

	For year ended December 31,
	2010	2009
Numerator:
- Net loss	$(336,057)	$(482,437)
Denominator:
- Weighted average common shares outstanding	5,442,214	2,992,214

Basic net loss per share	$(0.06)	$(0.16)

(87)

ORGANIC PLANT HEALTH INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2009

NOTE - 12 CONCENTRATION AND RISK

In 2009 the Company had one customer whose purchases exceeded 10% of the Company’s total revenues. This customer represented 11.5% of the Company’s total revenues. In 2009 the Company had one vendor from whom company purchases exceeded 10% of the Company’s total purchases. This vendor represented 29.6% of the company’s total purchases.

In 2010 the Company had one customer whose purchases exceeded 10% of the Company’s total revenues. This customer represented 10.1% of the Company’s total revenues. In 2010 the Company had one vendor from whom company purchases exceeded 10% of the Company’s total purchases. This vendor represented 23.8% of the company’s total purchases.

NOTE - 13 GOING CONCERN

These consolidated financial statements have been prepared assuming that Company will continue as a going concern, which contemplates the realization of assets and the discharge of liabilities in the normal course of business for the foreseeable future.

As of December 31, 2010, the Company had an accumulated deficit of $763,529. Management has taken certain action and continues to implement changes designed to improve the Company’s financial results and operating cash flows. The actions involve certain cost-saving initiatives and growing strategies, including (a) reductions in raw materials costs, as well as packaging costs; and (b) expansion of the business model into new markets. Management believes that these actions will enable the Company to improve future profitability and cash flow in its continuing operations through December 31, 2011. As a result, the financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of the Company’s ability to continue as a going concern.

Management is confident that funds raised through a planned registration statement with the SEC will allow the company to build out its infrastructure and make key hires in sales and sales management that will increase revenues significantly and return the company to profitability in the short term.

NOTE - 14 SUBSEQUENT EVENTS

On March 14, 2011, the Board of Directors and Majority Shareholders of the Company authorized the effectuation of a 1-for-4 reverse split of the Company’s Preferred Stock (the “Preferred Stock Reverse Split”). Accordingly, the Preferred Stock Reverse Split combined the Company’s authorized and outstanding Preferred Stock on the basis of 4 authorized and outstanding shares being changed to 1 authorized and outstanding share. All options, warrants, and any other similar instruments convertible into, or exchangeable or exercisable for, shares of preferred stock were proportionally adjusted. As a result, the Company’s number of authorized shares of preferred stock decreased to 5,000,000 shares, of which 3,999,999 shares of preferred stock issued and outstanding.

The Preferred Stock Reverse Split became effective upon the Company filing a Certificate of Change with the Secretary of State of the State of Nevada on April 21, 2011. The consolidated statement of stockholders’ equity has been restated per FASB 128 paragraph 134, as if the Preferred Stock Reverse Split took effect at the beginning of the periods presented.

(88)

The information in this prospectus is not complete and may be changed. The Selling Stockholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted by the law of such state or jurisdiction. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

SUBJECT TO COMPLETION, DATED DECEMBER ___, 2011

ORGANIC PLANT HEALTH, INC.

10,456,375 SHARES OF COMMON STOCK

This Prospectus relates to 10,456,375 shares of common stock (the “Selling Stockholders’ Common Stock”) of Organic Plant Health, Inc., which are being offered for sale by four selling stockholders, Greentree Financial Group Inc., Ms. Lisa DeRosa, Mr. Frank Toral and Guardian Financial Services Group (the “Selling Stockholder”). Each of the Selling Stockholder may sell their shares from time to time at the prevailing market price or in negotiated transactions upon the effectiveness of this prospectus. Each of the Selling Stockholders may be deemed to be an "underwriter"; as such term is defined in the Securities Act of 1933.

We will not receive any of the proceeds from sales of the Selling Stockholders’ Common Stock. The Selling Stockholders’ Common Stock may be offered from time to time by the Selling Stockholders, their pledges, donees, transferees, assignees and/or successors-in-interest, after the effective date of this Prospectus in negotiated transactions or otherwise, and thereafter at market prices prevailing at the time of sale or at negotiated prices. The Selling Stockholder will not be selling until the initial public offering is completed.

No underwriting arrangements have been entered into by the Selling Stockholder. The distribution of the Selling Stockholders’ Securities by the Selling Stockholders, their pledges, their donees, transferees, assignees and/or successors-in-interest may be effected in one or more transactions that may take place on the over-the-counter market or exchange, including ordinary broker’s transactions, privately-negotiated transactions or through sales to one or more dealers for resale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Stockholders, their pledges, donees, transferees, assignees and/or successors-in-interest, in connection with sales of the Selling Stockholders’ Securities.

[Alternate Page for Selling Stockholder Prospectus]

THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK.SEE “RISK FACTORS.”

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is December ____, 2011

[Alternate Page for Selling Stockholder Prospectus]

SHARES REGISTERED FOR RESALE

This prospectus covers the following securities registered for resale:

·	10,456,375 shares of Common Stock; See “Description of Securities”

PLAN OF DISTRIBUTION

The Selling Security Holders are offering to sell 10,456,375 shares of our common stock. The Selling Shareholders shall sell their shares at market prices or negotiated prices.  We will not receive any proceeds from the sale of the shares by the Selling Security Holders. We are not aware of any underwriting arrangements that have been entered into by the Selling Security Holders. The distribution of the securities by the Selling Security Holders may be effected in one or more transactions that may take place in the over-the-counter market, including broker's transactions or privately negotiated transactions.

Any of the Selling Security Holders, acting alone or in concert with one another, may be considered underwriters under the Securities Act of 1933, if they are directly or indirectly conducting an illegal distribution of the securities on our behalf.  For instance, an illegal distribution may occur if any of the Selling Security Holders provide us with cash proceeds from their sales of the securities.  If any of the Selling Security Holders determined to be underwriters, they may be liable for securities violations in connection with any material misrepresentations or omissions made in this prospectus.

In addition, the Selling Security Holders and any brokers through whom sales of the securities are made may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, and the commissions or discounts and other compensation paid to such persons may be regarded as underwriters' compensation.

 [Alternate Page for Selling Stockholder Prospectus]

The Selling Security Holders may pledge all or a portion of the securities owned as collateral for margin accounts or in loan transactions, and the securities may be resold pursuant to the terms of such pledges, accounts or loan transactions. Upon default by such Selling Security Holders, the pledgee in such loan transaction would have the same rights of sale as the Selling Security Holders under this prospectus so long as the Company files a post-effective amendment to name and identify the new selling security holder. The Selling Security Holders also may enter into exchange trading of listed option transactions that require the delivery of the securities listed under this prospectus.  The Selling Security Holders may also transfer securities owned in other ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer without consideration, and upon any such transfer the transferee would have the same rights of sale as such Selling Security Holders under this prospectus so long as the Company files a post-effective amendment to name and identify the new selling security holder. If a post-effective amendment is not filed with the Securities and Exchange Commission by the Company, 'pledgees' and 'transferees' of a Selling Security Holder would not have rights to resell under this prospectus.

In addition to, and without limiting, the foregoing, each of the Selling Security Holders and any other person participating in a distribution will be affected by the applicable provisions of the Securities and Exchange Act of 1934, including, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the securities by the Selling Security Holders or any such other person.  Specifically, Regulation M prohibits an issuer, the Selling Security Holders or affiliated purchaser other than in an excepted security or activity, to bid for, purchase, or attempt to induce any person to bid for or purchase, a covered security during the applicable restrictive period. The restrictive period for our securities being registered begins on the later of five business days prior to the determination of the offering price or such time that a person becomes a distribution participant, and ends upon such person’s completion of participation in the distribution.  Distribution is defined under Regulation M as meaning an offering of securities, whether or not subject to registration under the Securities Act of 1933 that is distinguished from ordinary trading transactions by the magnitude of the offering and the presence of special selling efforts and selling methods.  Distribution participant is defined under Regulation M as meaning an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or is participating in a distribution.

There can be no assurances that the Selling Security Holders will sell any or all of the securities. In order to comply with state securities laws, if applicable, the securities will be sold in jurisdictions only through registered or licensed brokers or dealers. In various states, the securities may not be sold unless these securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with. Under applicable rules and regulations of the Securities and Exchange Act of 1934, as amended, any person engaged in a distribution of the securities may not simultaneously engage in market-making activities in these securities for a period of one or five business days prior to the commencement of such distribution.

All of the foregoing may affect the marketability of the securities. Pursuant to the various agreements we have with the Selling Security Holders, we will pay all the fees and expenses incident to the registration of the securities, other than the Selling Security Holders' pro rata share of underwriting discounts and commissions, if any, which are to be paid by the Selling Security Holders.

[Alternate Page for Selling Stockholder Prospectus]

USE OF PROCEEDS

We will not receive any proceeds upon the sale of any of the Selling Stockholders’ Securities registered on behalf of the Selling Stockholder. Each of the Selling Stockholders will receive all of the net proceeds from the sale of shares by that stockholder. We are responsible for the fees, costs and expenses of this offering.

SELLING SECURITY HOLDERS

The following table presents information regarding the selling security holders. Unless otherwise stated below, to our knowledge no selling security holder nor any affiliate of such shareholder has held any position or office with, been employed by or otherwise has had any material relationship with us or our affiliates during the three years prior to the date of this prospectus. None of the selling security holders are members of the National Association of Securities Dealers, Inc. The selling security holders may be deemed to be “underwriters” within the meaning of the Securities Act of 1933. The number and percentage of shares beneficially owned before and after the sales is determined in accordance with Rule 13d-3 and 13d-5 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. We believe that each individual or entity named has sole investment and voting power with respect to the securities indicated as beneficially owned by them, subject to community property laws, where applicable, except where otherwise noted. The total number of common shares sold under this prospectus may be adjusted to reflect adjustments due to stock dividends, stock distributions, splits, combinations or recapitalizations.

For purposes of calculating the percentage of shares owned after the offering, we assumed the sale of all common shares offered under this prospectus. However, the selling security holders are under no obligation to sell all or any portion of the common shares offered for sale under this prospectus. Accordingly, no estimate can be given as to the amount or percentage of our common shares that will ultimately be held by the selling security holders upon termination of sales pursuant to this prospectus. The percentage of outstanding shares is based on 61,215,081 shares of common stock outstanding as of December 19, 2011.

Name of Selling Stockholder	Relationship to Management	Shares of Common Stock Owned prior to Offering	Percent of Common Stock Owned prior to Offering (1)	Shares of Common Stock to be Sold	Shares of Common Stock Owned After Offering	Percentage of Shares Owned Upon Completion (1)
Greentree Financial Group Inc. (2)	Consultant	5,261,375	8.59%	4,681,375	580,000	0.95%
Lisa DeRosa	None	4,575,000	7.47%	4,575,000	0	0%
Frank Toral	None	200,000	0.33%	200,000	0	0%
Guardian Financial Services Group (3)	Consultant	1,000,000	1.63%	1,000,000	0	0%

  Applicable percentage of ownership is based on 61,215,081 shares as of December 16, 2011 (there are no securities exercisable or convertible into shares of common stock). Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to securities.  Note that affiliates are subject to Rule 144 and Insider trading regulations – percentage computation is for form purposes only.

  Robert C. Cottone and Michael Bongiovanni are the owners of Greentree Financial Group, Inc. (“Greentree”).  Mr. Cottone and Mr. Bongiovanni share equal voting power over the investments of Greentree.  Greentree received 4,900,000 shares of our common stock for consulting services as described in our services agreement attached hereto as Exhibit 10.1. Additionally, Greentree received 156,375 shares for miscellaneous accounting services pursuant to an oral agreement. Greentree also owned 205,000 shares of our common stock, which was purchased via open stock market.

  Robert Bragg is the Chief Executive Officer, Chairman of the Board, and an owner of Guardian Financial Services Group (“Guardian”). Guardian received 1,000,000 shares of our common stock for business advisory services pursuant to a services agreement entered in May of 2011. The agreement had a term of 6 months effective from May 15, 2011 ending November 15, 2011, a copy of which attached hereto as Exhibit 10.2.

[Alternate Page for Selling Stockholder Prospectus]

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. The Company will pay all expenses in connection with this offering.

Commission Registration Fee	$475
Printing and Engraving Expenses	$1,000
Accounting Fees and Expenses	$25,000
Legal Fees and Expenses	$20,000
Miscellaneous	$15,525
TOTAL	$62,000

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our articles of incorporation and Bylaws provide that we will indemnify an officer, director, or former officer or director, to the full extent permitted by law. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act of 1933 is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Following are all issuances of securities by the registrant during the past three years, which were not registered under the Securities Act of 1933, as amended (the "Securities Act"). All of the following shares of our common stock issued by us were issued to accredited investors pursuant to the exemption from the registration requirement of Section 5 of the Securities Act, pursuant to Section 4(2) of the Securities Act and Rule 506 promulgated there under. In each of these issuances the recipient represented that he was acquiring the shares for investment purposes only, and not with a view towards distribution or resale except in compliance with applicable securities laws. No general solicitation or advertising was used in connection with any transaction, and the certificate evidencing the securities that were issued contained a legend restricting their transferability absent registration under the Securities Act or the availability of an applicable exemption there from. Unless specifically set forth below, no underwriter participated in the transaction and no commissions were paid in connection with the transactions.

On September 18, 2009, 6,200,000 shares of Common Stock were issued in connection with a Plan of Exchange with AcuMedSpa Group LLC. - and Consumer Care of America LLC, Florida Limited Liability Companies, of which 5,800,000 shares of Common Stock were voluntarily surrendered by the shareholder in exchange for total 4,000,000 shares of Preferred Stock.

On September 18, 2009 and July 28, 2010, 700,000 shares and 400,000 shares of Common Stock were issued to settle a convertible loan in principal amount of $100,000, dated May 15, 2008.

Effective December 31, 2010, Shareholders Billy Styles, Matthew Styles and Alan Talbert, collectively, converted $211,000.00 of promissory notes owed to them by the Company, (these notes were given in exchange for loans to the Company made by the shareholders in July of 2009). The notes were converted to common shares of the Company at a rate of $.05 per share, for a total of 4,220,000 shares.

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On July 1, 2010, the Company entered into a consulting service agreement with a Consultant in exchange for 4,900,000 shares of common stock of the Company. The fair value of the common stock issued was determined using the fair value of the Company’s common stock on the grant date at approximately $.01 per share. Accordingly, the Company calculated stock based compensation of $50,000, which was recognized in full for the year ended December 31, 2010 due to the completion of services rendered.

On February 28, 2011, the Board of Directors of the Company approved the issuance of 4,075,000 shares of the Company’s Common Stock in exchange for cash payment of $75,000 made by an investor.

On March 31, 2011, the Board of Directors of the Company approved the issuance of 1,000,000 shares of the Company’s Common Stock to settle accounts payable of $68,245 to a non-related party.

On May 13, 2011, the Company issued 1,000,000 shares of common stock of the Company as sweetener to Greentree pursuant to a Convertible Promissory Note (the Note), dated January 1, 2011. The Note in a principal amount of $100,000 bears an interest rate of 6% per annum and is due on January 1, 2013. Pursuant to the Note, Greentree has an option to convert all or any portion of the accrued interest and unpaid principal balance of the Note into the common stock of the Company or its successors, at Ten Cents ($.10) per share, no sooner than December 31, 2011. The Company relied on exemptions provided by Section 4(2) of the Securities Act of 1933, as amended. The Company made this offering based on the following facts: (1) the issuance was an isolated private transaction which did not involve a public offering; (2) there was only one offeree, (3) the offeree has agreed to the imposition of a restrictive legend on the face of the stock certificate representing its shares, to the effect that it will not resell the stock unless its shares are registered or an exemption from registration is available; (4) the offeree was a sophisticated investor familiar with us and stock-based transactions; (5) there were no subsequent or contemporaneous public offerings of the stock; (6) the stock was not broken down into smaller denominations; and (7) the negotiations for the sale of the stock took place directly between the offeree and our management.

In May of 2011, the Company entered into a consulting service agreement with a Consultant for business advisory services in exchange for 1,000,000 shares of Common Stock of the Company. The agreement had a term of 6 months effective from May 15, 2011 ending November 15, 2011. The fair value of this stock issuance was determined by the fair value of the Company’s Common Stock on the grant date, at a price of approximately $.075 per share. The share value was arrived at based on the facts that the Company had limited trading volume for its stock, and had negative shareholder equity at the time of issuance. Accordingly, the Company calculated the stock based compensation of $75,000 at its fair value and booked pro rata within the relative service periods. The Company relied on exemptions provided by Section 4(2) of the Securities Act of 1933, as amended. The Company made this offering based on the following facts: (1) the issuance was an isolated private transaction which did not involve a public offering; (2) there was only one offeree, (3) the offeree has agreed to the imposition of a restrictive legend on the face of the stock certificate representing its shares, to the effect that it will not resell the stock unless its shares are registered or an exemption from registration is available; (4) the offeree was a sophisticated investor familiar with us and stock-based transactions; (5) there were no subsequent or contemporaneous public offerings of the stock; (6) the stock was not broken down into smaller denominations; and (7) the negotiations for the sale of the stock took place directly between the offeree and our management.

During the second quarter of 2011, the Board of Directors of the Company sold a total of 727,578 shares of the Company’s Common Stock in exchange for cash payments of $65,482 made by investors. We will use the proceeds from this offering for working capital purposes.  We relied on exemptions provided by Section 4(2) of the Securities Act of 1933, as amended. We made this offering based on the following facts: (1) the issuance was an isolated private transaction which did not involve a public offering; (2) there were 18 offerees, (3) the offerees have agreed to the imposition of a restrictive legend on the face of the stock certificate representing the shares indicating the stock cannot be resold unless registered or an exemption from registration is available; (4) the offerees were sophisticated investors familiar with our company and stock-based transactions; (5) there were no subsequent or contemporaneous public offerings of the stock; (6) the stock was not broken down into smaller denominations; and (7) the negotiations for the sale of the stock took place directly between the offerees and our management.

In July of 2011, the Board of Directors of the Company sold a total of 1,300,000 shares of the Company’s Common Stock in exchange for cash payments of $65,000 made by investors. We will use the proceeds from this offering for working capital purposes. We relied on exemptions provided by Section 4(2) of the Securities Act of 1933, as amended. We made this offering based on the following facts: (1) the issuance was an isolated private transaction which did not involve a public offering; (2) there were 4 offerees, (3) the offerees have agreed to the imposition of a restrictive legend on the face of the stock certificate representing the shares indicating the stock cannot be resold unless registered or an exemption from registration is available; (4) the offerees were sophisticated investors familiar with our company and stock-based transactions; (5) there were no subsequent or contemporaneous public offerings of the stock; (6) the stock was not broken down into smaller denominations; and (7) the negotiations for the sale of the stock took place directly between the offerees and our management.

On September 1, 2011, the Company entered into an agreement with Frank J. Hariton for acting as counsel in connection with this registration statement in exchange for cash payment of $6,000 and the issuance of 75,000 shares of Common Stock of the Company. The shares were valued at $.09 per share based on the facts that the Company had nominal trading volume for its stock, and had negative shareholder equity at the time entering the agreement. Such issuance was exempt under section 4(2) of the Securities Act of 1933, as amended, as not involving any public offering. We will assume a legal expense of $0.10 per share for this issuance as representing our recent prices for private sales of our restricted securities. The shares are going to be issued during the fourth quarter of 2011.

(90)

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibits

3.1 Articles of Incorporation *

3.2 Amendments to the Articles of Incorporation *

3.3 Bylaws *

5.1 Opinion regarding Legality

10.1 Consulting Agreement with Greentree Financial Group, Inc. *

10.2 Consulting Agreement with Guardian Financial Services Group *

10.3 Lease Agreement for the address at Monroe Road in Charlotte, NC *

10.4 Lease Agreement for the address at Matthews, NC *

10.5 Plan of Exchange *

10.6 Plan of Exchange *

10.7 Convertible Promissory Note with Billy G. Styles, dated July 1, 2009 *

10.8 Convertible Promissory Note with J. Alan Talbert, dated July 1, 2009 *

10.9 Convertible Promissory Note with Matthew Styles, dated July 1, 2009 *

10.10 Convertible Promissory Note with David Blankenberg, dated July 1, 2009 *

10.11 Description of Personal Loan from William G. Styles to Organic Plant Health, LLC.– not represented by Promissory Note *

14.1 Code of Ethics *

23.1 Consent of Registered Certified Public Accountants

23.2 Consent of Legal Counsel (included in Exhibit 5.1 hereto)

* Filed previously

ITEM 17. UNDERTAKINGS

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any propectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C (§230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(91)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned on December 19, 2011.

ORGANIC PLANT HEALTH, INC.

By:	/s/ William Styles
Name: William Styles Title: President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ William Styles	December 19, 2011
Name: William Styles Title: President, Chief Executive Officer and Director

By:	/s/ Paul K. DiFraia	December 19, 2011
Name: Paul K. DiFraia Title: Vice President, Chief Financial Officer ( Principal Accounting Officer ) and Director

By:	/s/ J. Alan Talbert	December 19, 2011
Name: J. Alan Talbert Title: Vice President, Chief Operating Officer and Director

(92)

Index to Exhibits

3.1 Articles of Incorporation *

3.2 Amendments to the Articles of Incorporation *

3.3 Bylaws *

5.1 Opinion regarding Legality

10.1 Consulting Agreement with Greentree Financial Group, Inc. *

10.2 Consulting Agreement with Guardian Financial Services Group *

10.3 Lease Agreement for the address at Monroe Road in Charlotte, NC *

10.4 Lease Agreement for the address at Matthews, NC *

10.5 Plan of Exchange *

10.6 Plan of Exchange *

10.7 Convertible Promissory Note with Billy G. Styles, dated July 1, 2009 *

10.8 Convertible Promissory Note with J. Alan Talbert, dated July 1, 2009 *

10.9 Convertible Promissory Note with Matthew Styles, dated July 1, 2009 *

10.10 Convertible Promissory Note with David Blankenberg, dated July 1, 2009 *

10.11 Description of Personal Loan from William G. Styles to Organic Plant Health, LLC.– not represented by Promissory Note *

14.1 Code of Ethics *

23.1 Consent of Registered Certified Public Accountants

23.2 Consent of Legal Counsel (included in Exhibit 5.1 hereto)